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                                   EXHIBIT 99.2

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                                SUPPLEMENT TO THE
                          INDEPENDENT ENGINEER'S REPORT

                        MIRANT AMERICAS GENERATION, INC.
                                   FACILITIES

                                     [LOGO]

                 SUPPLEMENT TO THE INDEPENDENT ENGINEER'S REPORT

                   MIRANT AMERICAS GENERATION, INC. FACILITIES
                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

MIRANT MID-ATLANTIC FACILITIES...............................................S-1
   Description of the Chalk Point Facility...................................S-1
   Description of the Dickerson Facility.....................................S-4
   Description of the Morgantown Facility....................................S-6
   Description of the Potomac River Facility.................................S-9
   Description of the Other Mirant Mid-Atlantic Facilities..................S-11
   Operating and Maintenance................................................S-13
   Operating History........................................................S-13
   Environmental Assessments................................................S-14

MIRANT CALIFORNIA FACILITIES................................................S-25
   Description of the Contra Costa Facility.................................S-25
   Description of the Pittsburg Facility....................................S-27
   Description of the Potrero Facility......................................S-30
   Operation and Maintenance................................................S-32
   Operating History........................................................S-36
   Environmental Assessment.................................................S-37

MIRANT NEW YORK FACILITIES..................................................S-42
   Description of the Bowline Facility......................................S-42
   Description of the Lovett Facility.......................................S-45
   Descriptions of the NY CT Facilities.....................................S-48
   Descriptions of the Hydroelectric Facilities.............................S-48
   Operating History........................................................S-48
   Environmental Assessment.................................................S-49

MIRANT NEW ENGLAND FACILITIES...............................................S-55
   Description of the Canal Facility........................................S-55
   Description of the Kendall Facility......................................S-57
   Operation and Maintenance................................................S-59
   Operating History........................................................S-59
   Environmental Assessments................................................S-61

MIRANT TEXAS FACILITY.......................................................S-67
   Description of the Bosque Facility.......................................S-67
   Operation and Maintenance................................................S-68
   Operating History........................................................S-69
   Environmental Assessment.................................................S-69

STATE LINE FACILITY.........................................................S-71
   Description of the State Line Facility...................................S-71
   Operation and Maintenance................................................S-73
   Operating History........................................................S-73
   Environmental Assessment.................................................S-74

MIRANT WISCONSIN FACILITY...................................................S-78
   Description of the Neenah Facility.......................................S-78
   Operating History........................................................S-79
   Environmental Assessment.................................................S-80

                       Copyright (C) 2001 R. W. Beck, Inc.
                               All Rights Reserved


                                       S-i
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                           [LETTERHEAD OF R.W. BECK]

                                                                  April 26, 2001

Mirant Americas Generation, Inc.
1155 Perimeter Center West
Atlanta, Georgia 30338

Subject: Supplement to the Independent Engineer's Report on the Mirant Americas Generation, Inc. Facilities

            Presented herein is the Supplement to the Independent Engineer's Report (the "Supplement") of our review and analyses of 73 generating units owned by subsidiaries and affiliates of Mirant Americas Generation, Inc. ("Mirant Generation") and located in the states of Maryland, Virginia, California, New York, Massachusetts, Texas, Indiana, and Wisconsin, as described in more detail in the Report and herein (the "Mirant Generation Facilities"). All capitalized terms used herein but not defined have the same meanings given to them in the Report.

                         MIRANT MID-ATLANTIC FACILITIES

Description of the Chalk Point Facility

      Mechanical Equipment and Systems

            Steam Generators

            The Chalk Point Units 1 and 2 steam generators consist of identical Babcock & Wilcox ("B&W") once through, double reheat, supercritical, balanced draft, indoor units with two Ljungstrom regenerative secondary air preheaters operating in parallel with a tubular primary air preheater. The units were originally designed as positive draft units, but were converted to balanced draft operation in the early 1980s. Each steam generator has a maximum continuous capacity of 2,500,000 lb/hr of steam when operating at 3,575 psig and 1,000(degree)F superheater outlet temperature and final reheat temperatures of 1,050(degree)F and 1,000(degree)F. The steam generators are designed to fire pulverized coal as the primary fuel and have been retrofitted to fire natural gas as a secondary fuel. In 1994 to 1995, to control NO(X), the 24 wall-mounted coal burners were replaced with Riley Low-NO(X) burners and a SOFA systems was installed. Either natural gas or No. 2 distillate oil may be used for start-up and low load flame stabilization.

            The Chalk Point Units 3 and 4 steam generators consist of identical Combustion Enginereing, Inc. ("CE") controlled circulation, reheat, subcritical, balanced draft, indoor units with two Ljungstrom regenerative air preheaters. Each steam generator has a maximum continuous capacity of 4,600,000 lb/hr of steam when operating at 1,980 psig and 953(degree)F superheater outlet temperature with a final reheat temperature of 952(degree)F. The steam generators are designed to fire No. 6 residual oil as the primary fuel and have been retrofitted to fire natural gas as a secondary fuel. Either natural gas or No. 2 distillate oil may be used for start-up and low load flame stabilization.

            Turbine Generators

            Each Chalk Point Units 1 and 2 steam generator provides steam to a single GE cross-compound, four flow, reheat, condensing steam turbine. Each turbine is rated at 350,000 kilowatts ("kW") at inlet throttle conditions of

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2,289,000 lb/hr of steam flow at 3,500 psig and 1,000(degree)F with
1,050(degree)F/1,000(degree)F reheat inlet temperatures and 1.25 inches of mercury ("inches Hg") backpressure.

            Each of the Chalk Point Units 1 and 2 steam turbines drives a GE hydrogen-cooled generator. As these are cross compound steam turbines, each unit has two generators. Each of the four generators is a 2 pole, 3 phase, 60 cycle, 3,600 revolutions per minute ("rpm"), 20 kV unit rated at 214,000 kVA at 0.85 power factor and 30 psig hydrogen pressure. There are a total of five motor driven exciters, one for each generator and one spare, for the two units.

            Each of the Chalk Point Units 3 and 4 steam turbines also drives a GE hydrogen and water-cooled generator. However, as these are tandem compound steam turbines, each unit has a single generator. Each of the two generators is a 2 pole, 3 phase, 60 cycle, 3,600 rpm, 24 kV unit rated at 732,200 kVA at 0.90 power factor and 60 psig hydrogen pressure. Each unit has its own exciter.

            Combustion Turbines

            The CTs 1 and 2 at the Chalk Point Facility are used for black starting the steam units and for peaking service. Chalk Point CT 1 is an 18 MW Pratt and Whitney FT4A-7 unit. Chalk Point CT 2 is a 30 MW Westinghouse Electric ("Westinghouse") W-251-B2 unit. Both units operate on No. 2 distillate oil and are also used for peaking service.

            Chalk Point CTs 3 through 6 are used for peaking service. Chalk Point CTs 3 and 4 are 85 MW GE PG7111EA units, and Chalk Point CTs 5 and 6 are 107 MW Kraftwerk Union/Siemens V84.2 units. The SMECO unit is an 84 MW GE unit that is owned by SMECO and is leased by Mirant Mid-Atlantic. All five of these units operate on natural gas as the primary fuel and No. 2 distillate oil as a secondary fuel. CT capacities referenced above are summer ratings.

            Fuel System

            Coal for Chalk Point Units 1 and 2 is delivered in unit trains to a rail mounted traveling bucket wheel stacking/reclaiming machine. Normal coal inventory is 30 to 35 days on site. The coal storage bunkers hold approximately a 16-hour supply of coal at full load burn rates. An emergency reclaim system is provided to permit fueling of the plant in the event that the stacker/reclaimer is out of service.

            No. 6 residual oil for Chalk Point Units 3 and 4 is transported to the site via the Piney Point Pipeline. The oil is stored in three storage tanks, with a total capacity of 234,000 barrels of No. 6 residual oil with 0.7 percent sulfur for Chalk Point Unit 4 and 469,000 barrels of No. 6 residual oil with 1.0 percent sulfur for Chalk Point Unit 3. The oil is pumped by three fuel oil booster pumps to the main oil burners for each of the units.

            No. 2 distillate oil is used in the CTs and auxiliary boilers and as start-up and low load flame stabilization fuel in the steam units. The oil is delivered by truck to the Chalk Point Facility where there is a total storage capacity of 1.774 million gallons in two interconnected tanks. In addition, SMECO owns a 1.18 million-gallon storage tank dedicated to providing fuel solely to the SMECO CT.

            Natural gas can be burned in all the steam units and CTs except for Chalk Point CTs 1 and 2. Natural gas is received through a 20-inch diameter, 3.5-mile long, 900 psig spur line from the Cove Point LNG, L.P. pipeline. Washington Gas Light Company owns and operates this spur line.

            Ash Systems

            Boiler bottom ash and slag are collected in three water-filled, refractory-lined ash hoppers located under each furnace. Dewatered bottom ash is loaded into trucks for disposal.

            There are three fly ash handling systems installed on each unit. The system for removing ash from the economizer hoppers utilizes water for transporting the ash to an outdoor dewatering bin. The other two systems are

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dry pneumatic systems which convey ash to storage silos. Ash from each silo is loaded into trucks and hauled to Brandywine for disposal.

            Water Supply

            Raw cooling water for the Chalk Point Unit 1 and 2 condensers and for makeup water to the Chalk Point Unit 3 and 4 cooling towers is obtained from the Patuxent River.

            Make-up water for the steam generators is produced from well water from the six on-site artesian wells using pretreatment and demineralizer systems. Demineralized water is used either directly in the plant or stored in either of the two Chalk Point Units 1 and 2 250,000-gallon storage tanks, or the two Chalk Point Unit 3 and 4 450,000-gallon storage tanks.

            For the CTs, demineralized water is produced by truck-mounted portable demineralizers and stored separately from the remainder of the Chalk Point Facility.

      Electrical and Control Systems

            Chalk Point Units 1 and 2 each use a three-phase, forced oil, forced air-cooled main power transformer. Both Chalk Point Unit 1 and Unit 2 transformers are rated 19.3 kV-234 kV, 400 MVA. Chalk Point Units 3 and 4 each use a three-phase, forced oil, forced air-cooled main power transformer rated 24 kV-234 kV, 650 MVA. One spare 650 MVA main power transformer is shared with the Morgantown Facility.

      Environmental Controls and Equipment

            Air Emissions

            The basic strategies and air pollution control technologies employed at the Chalk Point Facility to control air emissions include: (i) purchasing fuels of the required sulfur content in order to control emissions of SO(2);
(ii) utilizing ESPs on Chalk Point Units 1 and 2 for particulate and opacity control; (iii) burner modifications and tuning, SOFA systems, and gas re-burn capability on Chalk Point Units 1 and 2 to reduce NO(X) emissions; (iv) restoring the SOFA system on Chalk Point Unit 3 to reduce NO(X) emissions and improved burner nozzles and fuel control systems on Chalk Point Units 3 and 4 to reduce both NO(X) emissions and opacity; and (v) using water injection on Chalk Point CTs 5 and 6 to reduce NO(X) emissions when firing No. 2 distillate oil.

            All of the steam units are equipped with continuous emissions monitors ("CEMs") for opacity, SO(2), NO(X), CO(2) as well as flue gas volumetric flow as required by state and federal regulations. CO probes have also been installed on each of the steam units.

            Wastewater/Solid Waste Disposal

            Solid waste at the Chalk Point Facility consists primarily of the coal processing and combustion by-products generated by Chalk Point Units 1 and
2. Bottom ash from Chalk Point Units 1 and 2 is pumped as a water/ash mixture to dewatering bins where the water is decanted off and recycled for use in the bottom ash transporting system. The dewatered bottom ash is loaded into trucks for disposal.

            Fly ash from Chalk Point Units 1 and 2 is collected and transported to ash storage silos, where it is loaded into trucks for transport to Brandywine located approximately 16 miles from the Chalk Point Facility.

            The small amounts of iron pyrites removed from the pulverizers of Chalk Point Units 1 and 2 are stored on site in a lined storage area.

            Low volume wastewaters such as coal pile runoff, demineralizer backwash, boiler blowdown, filter backwash, intake screen backwash, sanitary wastewater, and settling pond discharges, along with storm water run-off are collected and treated in two settling ponds that have concrete bottoms. The ponds are arranged in parallel fashion so that one pond is in service while solids are being cleaned out of the other pond. The pH of the water in the ponds is

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controlled by the addition of caustic, and the ponds discharge to the cooling water canal that empties into the Patuxent River. A packaged sewage treatment plant treats sanitary waste for most of the site. Oil/water separators treat the storm water runoff from the fuel storage and handling areas.

      Off-Site Requirements

            Fuel Supply

            Chalk Point Units 1 and 2 burn bituminous coal that is delivered by rail from mines generally located in the northern Appalachian coal-mining region. Coal is purchased pursuant to four coal contracts that also cover coal supply to the Dickerson and Morgantown Facilities. These contracts are short-term which, with certain extension options, will expire between December 31, 2000 and June 30, 2002. In addition to the contracts, coal may be purchased on the spot market depending on quantity requirements and market conditions.

            The No. 6 residual oil burned in Chalk Point Units 3 and 4 is purchased on the spot market under short-term contracts with no minimum purchase requirements and delivered to the Chalk Point Facility via the Piney Point Pipeline. In addition, Mirant Mid-Atlantic leases space for 1.5 million barrels of storage of No. 6 oil at the Piney Point Terminal. This storage can also provide service to Morgantown Units 1 and 2 as a back-up fuel. This lease expires June 30, 2001, with the option to extend an additional five years by mutual agreement.

            No. 2 distillate fuel oil is purchased pursuant to short-term, renewable contracts with each of three vendors. The oil is delivered to the Chalk Point Facility by truck from the vendors' terminals.

            Natural gas is purchased in the spot market under short-term agreements. Gas transportation to the Chalk Point Facility is through a pipeline.

            Electrical Interconnection

            The Chalk Point Facility's electric output is interconnected to the grid through the Chalk Point Facility's switchyard. The Chalk Point Facility has two 500 kV, six 230 kV, and two 60 kV lines connected to the Chalk Point Facility's switchyard. Chalk Point Units 1 through 4 and Chalk Point CTs 3 through 6 are connected to the Chalk Point 230 kV ring bus. Two 230 kV lines tie into the Chalk Point 500 kV switchyard, which has one tie to Baltimore Gas and Electric and one tie to the 500 kV transmission system owned by the Pennsylvania-New Jersey-Maryland power pool ("PJM").

Description of the Dickerson Facility

      Mechanical Equipment and Systems

            Steam Generators

            The Dickerson Units 1, 2 and 3 steam generators consist of identical CE controlled circulation twin furnace units with Ljungstrom air preheaters and tangentially-fired burners. The boilers were designed to operate at 1,300,000 lb/hr superheater steam flow at 2,486 psig. Each corner of each furnace has four coal burners, four coal pilot oil torches, an oil gun, and an oil pilot torch. The furnace was retrofitted in 1999 with 32 ABB-CE low-NO(X) burners. The boilers are designed to fire pulverized coal as the primary fuel and to fire No. 2 fuel oil for start-up, flame stabilization, and as alternate fuel to replace mill capacity when needed.

            Turbine Generators

            Each Dickerson Units 1, 2 and 3 steam generator provides steam to a single GE cross-compound steam turbine. Each turbine is rated at 175,000 kW at an inlet throttle pressure of 2,400 psig and 1,050(degree)F/1,000(degree)F reheat and 2.0 inches Hg backpressure. Each of the Dickerson Units 1, 2 and 3 steam turbines drive a GE hydrogen-cooled generator rated at 115 MVA at 0.85 power factor and 13.8 kV.

            Combustion Turbines

            CT D1 at the Dickerson Facility is used for black starting the steam units and for peaking service. Dickerson CT D1 is a 13 MW Pratt and Whitney FT4 unit installed in 1967. The unit operates on No. 2 distillate oil and is also used for peaking service. Dickerson CTs H1 and H2 were installed for peaking service in 1992 and 1993. Both units are 139 MW GE 7001F units. Both of these units operate on either natural gas or No. 2 distillate oil. The CT capacities referenced above are summer ratings.

            Fuel System

            Coal for Dickerson Units 1, 2 and 3 is delivered in trains by a rotary car dumper into a double receiving hopper. There are provisions for outdoor on-site coal storage of up to 240,000 tons. Coal yard storage coal is reclaimed by bulldozer and delivered to three reclaim hoppers. No. 2 distillate oil is used in the CTs and as start-up and low load flame stabilization fuel in the steam units. The oil is delivered by truck where there is a total storage capacity of 10.9 million gallons in two aboveground tanks. Natural gas can be burned in all of the CTs units except for Dickerson CT D1. Natural gas is received through a 20-inch diameter, spur line capable of supplying the gas-burning CTs.

            Ash Systems

            Bottom ash from each boiler furnace is collected in two 150-ton hydro-bins. Fly ash from each unit is collected in 10 hoppers. Fly ash is transported from the hoppers to the primary and secondary collectors which dump fly ash into the fly ash storage silo located in the 400-foot stacks. The fly ash is then transported from the silo via a rotary unloading unit. The fly ash is then placed into trucks for hauling to the ash storage site.

            Water Supply

            Raw cooling water for each of the steam units at the Dickerson Facility is obtained from the Potomac River. Water for other uses within the Dickerson Facility is obtained from a potable deep-water well.

            Boiler make-up water is generated from river water using a water pretreatment system and demineralizer. Demineralized water is either used directly in the plant or stored in three demineralized water storage tanks.

      Electrical and Control Systems

            Each generator is connected through an isolated phase bus duct to a separate main generator step-up transformer. Dickerson Units 1, 2 and 3 use a three-phase outdoor oil-filled unit rated 13.5-234 kV, 217 MVA with forced oil/forced air-cooling. One spare main generator step-up transformer of the same rating, manufactured by GE, is on site and available for any of the three units.

      Environmental Controls and Equipment
            Air Emissions

            The basic strategies and air pollution control technologies employed at the Dickerson Facility to control air emissions include: (i) purchasing fuels of the required sulfur content in order to control emissions of SO(2); (ii) utilizing ESPs and wet particulate scrubbers on Dickerson Units 1, 2 and 3;
(iii) upgraded burner tips with modified air distribution system on Dickerson Units 1, 2 and 3 to reduce NO(X) emissions; and (iv) using water injection on Dickerson CTs H1 and H2 to reduce NO(X) emissions when firing No. 2 distillate oil.

            All of the steam units are equipped with CEMs for opacity, SO(2), NO(X), CO(2), as well as flue gas volumetric flow as required by state and federal regulations.

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            Wastewater/Solid Waste Disposal

            Solid waste at the Dickerson Facility consists primarily of the coal processing and combustion by-products generated by Dickerson Units 1, 2 and 3. Bottom ash from each of the three steam units is collected and transported to the bottom ash storage silo where it is loaded into trucks for disposal off-site. Additionally, bottom ash is marketed to several local governments for use on roads in winter.

            Fly ash from each of the three steam units is collected and transported to one of two fly ash storage silos where it is loaded into trucks for transport to Westland. Additionally, fly ash is marketed to Genstar, a local cement company, for mixing into concrete.

            Major water treatment equipment at the Dickerson Facility includes clarifiers, settling ponds, neutralization systems, flow equalization systems, oil/water separators and sanitary waste treatment. With the exception of once-through cooling water and clean stormwater, all water is treated prior to discharge into the Potomac River or C&O Canal. Equalization tanks collect storm runoff, coal pile runoff, plant process water, floor drain runoff, sewage treatment runoff, and demineralizer regeneration effluent for discharge to the industrial wastewater treatment plant. Effluent from the industrial wastewater treatment plant goes to the plant discharge flume and into the Potomac River. Scrubber process flows and scrubber runoff is routed to a drain tank and into a series of cascading settling ponds. After the removal of solids, the water from the settling ponds goes to the plant discharge flume and into the Potomac River.

      Off-Site Requirements

            Fuel Supply

            Dickerson Units 1, 2 and 3 burn bituminous coal delivered from mines generally located in the northern Appalachian coal-mining region. Coal is purchased pursuant to four coal contracts that also cover coal supply to the Chalk Point and Morgantown Facilities. These contracts are short-term which, with certain extension options, will expire between December 31, 2000 and June 30, 2002. In addition to the contracts, coal may be purchased on the spot market depending on quantity requirements and market conditions.

            No. 2 distillate fuel oil is purchased pursuant to one-year contracts with each of three vendors. The oil is delivered to the Dickerson Facility by truck from the vendors' terminals.

            Natural gas is purchased in the spot market under short-term (one to three months) agreements. There are also two longer-term agreements with the Washington Gas Light Company for gas supply and delivery. The first agreement is a non-obligatory contract for the purchase and sale of gas under a set of commercial parameters. The second is an interruptible transportation agreement to the Dickerson Facility expiring January 1, 2002.

            Electrical Interconnection

            The Dickerson Facility's electric output is interconnected to the grid through the Dickerson Facility's switchyard. The Dickerson Facility is connected to Pepco's Doubs Substation via two 230 kV lines.

Description of the Morgantown Facility

      Mechanical Equipment and Systems

            Steam Generators

            The Morgantown Units 1 and 2 steam generators consist of identical CE once through, single reheat, supercritical, balanced draft, indoor units with two Ljungstrom regenerative secondary air heaters. Each steam generator has a maximum continuous capacity of 4,250,000 lb/hr of steam when operating at 3,810 psig and 1,000(degree)F superheater outlet temperature and final reheat temperature of 1,000(degree)F. The steam generators are designed to fire pulverized coal as the primary fuel and also have the capability to co-fire up to 75 percent by heat input of No. 6

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residual oil as a secondary fuel. In 1994 through 1995, low-NO(X) concentric firing system ("LNCFS") Level III and SOFA systems were installed. No. 2 distillate oil is used for start-up and low load flame stabilization.

            Turbine Generators

            Each Morgantown Units 1 and 2 steam generator provides steam to a single tandem-compound, four flow, reheat, condensing steam turbine. The Morgantown Unit 1 ABB steam turbine is rated at 636,021 kW at inlet throttle conditions of 3,500 psig and 1,000(degree)F with 1,000(degree)F reheat inlet temperatures and 1.25 inches Hg backpressure. The Morgantown Unit 2 GE steam turbine is rated at 551,021 kW at inlet throttle conditions of 3,500 psig and 1,000(degree)F with 1,000(degree)F reheat inlet temperatures and 1.25 inches Hg backpressure.

            The Morgantown Unit 1 steam turbine drives a Westinghouse two pole, 3 phase, 60 cycle, 3,600 rpm, 18 kV hydrogen-cooled generator rated at 695,000 kVA at 0.90 power factor and 60 psig hydrogen pressure. The Morgantown Unit 2 steam turbine drives a GE 2 pole, 3 phase, 60 cycle, 3,600 rpm, 24 kV hydrogen and water-cooled generator rated at 695,000 kVA at 0.90 power factor and 60 psig hydrogen pressure.

            Combustion Turbines

            CTs 1 and 2 at the Morgantown Facility are utilized for black starting the steam units and for peaking service. Morgantown CTs 1 and 2 are 16 MW GE Frame 5 units installed in 1970 and 1971 to provide black start capability for Morgantown Units 1 and 2. Both units operate on No. 2 distillate oil which is stored in a 400,000-gallon storage tank.

            In 1973, units Morgantown CTs 3 through 6 were installed for peaking service. These four units are all 54 MW GE Frame 7 units. All of these units operate with No. 2 distillate oil as the primary fuel, which is stored in a 268,000-gallon storage tank, as the primary fuel. All CT capacities referenced above are summer ratings.

            Fuel System

            Coal for Morgantown Units 1 and 2 is delivered in unit trains to a rotary car dumper. Coal is then conveyed to a rail mounted traveling bucket wheel stacking/reclaiming machine. The Morgantown Facility's coal storage bunkers hold approximately a 24-hour supply of coal at full load burn rates. An emergency reclaim system is provided to permit fueling of the Morgantown Facility in the event that the stacker/reclaimer is out of service. Coal inventory is normally maintained at 20 to 30 days.

            No. 6 residual oil for Morgantown Units 1 and 2 is generally transported to the site from Piney Point in southern Maryland via the Piney Point Pipeline. The secondary means of delivering No. 6 oil to the Morgantown Facility is by truck. The oil is stored in storage tanks with a total capacity of 501,000 barrels. Three pumps are utilized to pump the oil from the storage tank to booster pumps which pump the oil at 1,000 psig to the oil burners in each of the steam generators.

            No. 2 distillate oil is used as a primary fuel in the CTs and auxiliary boilers and as start-up and low load flame stabilization fuel in the steam units. The oil is delivered by barge to the Morgantown Facility, where there is a total storage capacity for No. 2 and No. 6 oil of 11.8 million gallons in two interconnected tanks.

            Ash Systems

            Boiler bottom ash and slag are collected by the ash hoppers located under the furnace. A submerged flight conveyor removes the bottom ash from the ash hoppers. The bottom ash is transferred on a common transfer conveyor to an on-site storage location, where it can be loaded onto trucks for disposal.

            The fly ash transport system is a pressurized dry pneumatic system. The fly ash from each unit is transported to silos which are periodically emptied into trucks and the ash hauled to Faulkner for disposal.

            Water Supply

            Raw cooling water for the Morgantown Units 1 and 2 is obtained from the Potomac River. Water for other uses within the Morgantown Facility is obtained from the four on-site artesian wells.

            Make-up water for the steam generators and auxiliary boilers is produced from well water from the four on-site artesian wells using a dual-train demineralizer system. Well water is supplied directly for domestic water services, pump seal water, and is the source for the fire system's water supply.

      Electrical and Control Systems

            The Morgantown Units 1 and 2 generator terminals are each connected through force-cooled isolated phase buswork to the low-voltage terminals of their main transformer. Each of the units use a three-phase, forced oil, forced air-cooled main power transformer manufactured by GE. Both transformers are rated at 650 MVA, with Morgantown Unit 1 at 17.1 kV-234 kV and Morgantown Unit 2 at 22.8 kV-234 kV. One spare main power transformer is shared with the Chalk Point Facility.

      Environmental Controls and Equipment

            Air Emissions

            The basic strategies and air pollution control technologies employed at the Morgantown Facility to control air emissions include: (i) purchasing fuels of the required sulfur content in order to control emissions of SO(2);
(ii) utilizing ESPs on Morgantown Units 1 and 2 for particulate and opacity control; and (iii) utilizing LNCFS Level III burners and SOFA systems on Morgantown Units 1 and 2 to reduce NO(X) emissions.

            The Morgantown Facility's steam units are equipped with CEMs for opacity, SO(2), NO(X), CO(2), as well as flue gas volumetric flow as required by state and federal regulations. CO probes have also been installed on each of the steam units.

            Wastewater/Solid Waste Disposal

            Solid waste at the Morgantown Facility consists primarily of the coal processing and combustion byproducts generated by Morgantown Units 1 and 2. Bottom ash from Morgantown Units 1 and 2 is pumped as a water/ash mixture to dewatering bins where the water is decanted off and recycled for use in the bottom ash transporting system. The dewatered bottom ash is loaded into trucks for disposal.

            Fly ash from Morgantown Units 1 and 2 is collected and transported to ash storage silos, where it is loaded into trucks for transport to Faulkner.

            The small amounts of iron pyrites removed from the pulverizers of Morgantown Units 1 and 2 are stored on site in a lined storage area.

            Major water treatment equipment at the Morgantown Facility includes settling ponds, neutralization systems, oil/water separators and sanitary waste treatment. With the exception of once-through cooling water and clean storm water, all water is treated prior to discharge to the Potomac River or Pasquahanza Creek. Two settling ponds are arranged in series for the collection and treatment of contaminated storm waters and all process discharges from the Morgantown Facility. A caustic injection system is utilized in the secondary pond to control pH. Solids are removed from the ponds through a sedimentation process. Both the settling ponds and a packaged sewage treatment plant discharge into the Morgantown Facility's discharge canal. Also there is a separate settling pond for the water runoff from the lined coal storage area.

      Off-Site Requirements

            Fuel Supply

            Morgantown Units 1 and 2 burn bituminous coal that is delivered by rail from mines generally located in the northern Appalachian coal-mining region. Coal is purchased pursuant to four coal contracts that also cover coal supply to the Dickerson and Chalk Point Facilities. These contracts are short-term which, with certain extension options, will expire between December 31, 2000 and June 30, 2002. In addition to the contracts, coal may be purchased on the spot market depending on quantity requirements and market conditions.

            The No. 6 residual oil burned at the Morgantown Facility is purchased on the spot market and is primarily delivered to the Morgantown Facility via the Piney Point Pipeline. The secondary means of delivering No. 6 residual oil to the Morgantown Facility is via truck. No. 6 oil is purchased under short-term contracts with no minimum purchase requirements. In addition to the Piney Point Pipeline, delivery of No. 6 oil can be accomplished by barge.

            No. 2 distillate fuel oil is purchased with each of three vendors under short-term contracts with no minimum purchase requirements. The oil is delivered to the Morgantown Facility by barge from the vendors' terminals.

            Electrical Interconnection

            The Morgantown Facility's electric output is interconnected to the grid through the Morgantown Facility's switchyard. Morgantown Units 1 and 2 and Morgantown CTs 3 through 6 are connected to the Morgantown 230 kV ring bus. There are six 230 kV transmission lines emanating from the switchyard that tie into the Hawkins Gate, Oak Grove, Talbert and Ryceville Substations. In addition, there are two 69 kV lines emanating from the switchyard that tie into the SMECO system.

Description of the Potomac River Facility

      Mechanical Equipment and Systems

            Steam Generators

            The Potomac River Units 1 and 2 steam generators consist of identical CE natural circulation units with tubular air preheaters and tangentially-fired burners. The boilers have a maximum continuous rating of 800,000 lb/hr of superheated steam flow at 875 psig and 925(degree)F. The boilers are designed to fire pulverized coal as the primary fuel and to fire No. 2 fuel oil for start-up, flame stabilization, and as alternate fuel to replace mill capacity when needed.

            The Potomac River Units 3, 4 and 5 steam generators consist of identical CE controlled circulation units with tubular air preheaters and tangentially-fired burners. The boilers have a maximum continuous rating of 725,000 lb/hr of superheated steam flow at 1,875 psig and 1,050(degree)F. The boilers are designed to fire pulverized coal as the primary fuel and to fire No. 2 fuel oil for start-up, flame stabilization, and as an alternate fuel to replace mill capacity when needed.

            Turbine Generators

            Each Potomac River Units 1 and 2 steam generator provides steam to a single GE straight condensing 1,800 rpm steam turbine. Each turbine is rated at 80,000 kW at an inlet throttle flow of 577,600 lb/hr of steam at 850 psig, 925(degree)F and 1.0 inch Hg backpressure.

            Each of the Potomac River Units 1 and 2 1,800 rpm steam turbines drives a GE hydrogen-cooled generator rated at 94,117 kVA at 0.85 power factor and 13.8 kV.

            Each Potomac River Units 3, 4 and 5 boiler provides steam to a single GE tandem-compound double flow reheat 3,600 rpm steam turbine. Each turbine is rated at 110,000 kW at an inlet throttle flow of 725,000 lb/hr of steam at 1,800 psig, 1,050(degree)F reheat and 1.0 inch Hg backpressure.

            Each of the Potomac River Units 3, 4, and 5 3,600 rpm steam turbines drives a GE hydrogen-cooled generator rated at 150,882 kVA at 0.85 power factor and 13.8 kV.

            Fuel System

            Bituminous coal for Potomac River Units 1, 2, 3, 4 and 5 is delivered by train to a rotary car dumper. Coal from the 140,000-ton storage pile is reclaimed into a double receiving hopper and delivered to the boiler bunkers.

            Two No. 2 fuel oil underground storage tanks ("USTs") of 25,000 gallons each supply the five units with start-up fuel.

            Ash Systems

            The pneumatic ash handling system of the Potomac River Facility is comprised of four subsystems, including a bottom ash system A serving Potomac River Units 1, 2 and 3; a bottom ash system B serving Potomac River Units 4 and 5; a fly ash system A serving Potomac River Units 1, 2 and 3; and a fly ash system B serving Potomac River Units 4 and 5. These subsystems convey ash to two fly ash silos with wet and dry unloading equipment and one bottom ash silo with wet unloading equipment.

            Water Supply

            Raw cooling water for each unit of the Potomac River Facility is obtained from the Potomac River. Water for other uses within the Potomac River Facility is obtained from the City of Alexandria water supply.

            Boiler make-up water for the Potomac River Facility is generated from the City of Alexandria water supply using a demineralizer. Demineralized water is either used directly in the plant or stored in three demineralizer water storage tanks with a total capacity of 150,000 gallons.

      Electrical and Control Systems

            Each generator is connected through an isolated phase bus duct to its main generator step-up transformer. A total of ten main generator step-up transformers, two per unit, are provided at the Potomac River Facility. Potomac River Units 1 and 2 use three-phase outdoor oil-filled units rated 13.8-69 kV, 48/60 MVA with self/forced air-cooling. Potomac River Units 3, 4, and 5 use three-phase outdoor oil-filled units rated 13.8-69 kV, 90 MVA with forced oil/forced air-cooling.

      Environmental Controls and Equipment

            Air Emissions

            The basic strategies and air pollution control technologies employed at the Potomac River Facility to control air emissions include: (i) purchasing fuels of the required sulfur content in order to control emissions of SO(2); and
(ii) utilizing cold-side and hot-side ESPs on all five units.

            All five units at the Potomac River Facility are equipped with CEMs for opacity, SO(2), NO(X), CO(2), as well as flue gas volumetric flow as required by state and federal regulations.

            Wastewater/Solid Waste Disposal

            Solid waste at the Potomac River Facility consists primarily of the coal processing and combustion by-products generated by all five units. Bottom ash from each of the five units is collected and transported to the bottom ash storage silo where it is loaded into trucks for disposal off-site.

            Fly ash from each of the five units is collected and transported to one of two fly ash storage silos where it is loaded into trucks for transport to Brandywine.

            Certain plant drains and storm drains discharge to the Potomac River. Eight sumps collect storm runoff, coal pile runoff, precipitator runoff, and ash handling area runoff for discharge to the clarifier. Clarifier effluent and demineralizer regeneration waste is neutralized in the neutralization tank prior to discharge into the Potomac River. All sanitary waste from the Potomac River Facility is discharged to the City of Alexandria sewage system.

      Off-Site Requirements

            Fuel Supply

            All five units of the Potomac River Facility burn bituminous coal from mines primarily located in the northern Appalachian coal-mining region. Coal is purchased pursuant to two coal contracts. These contracts are short-term which, with certain extension options, will expire on May 31, 2002. In addition to the contracts, coal may be purchased on the spot market depending on quantity requirements and market conditions.

            No. 2 distillate fuel oil is purchased pursuant to one-year contracts with each of three vendors. The oil is delivered to the Potomac River Facility by truck.

            Electrical Interconnection

            The Potomac River Facility's electric output is interconnected to the grid through the Potomac River Facility's switchyard. Potomac River Units 1 through 4 are connected to one of two 69 kV buses. Potomac River Unit 5 is connected to both 69 kV buses. The two 69 kV buses are connected to the two Blue Plains 230 kV buses through four transformers. Additionally, the two 69 kV buses feed 16 69 kV substations.

Description of the Other Mirant Mid-Atlantic Facilities

      The Production Service Center

            The PSC is a 145,000-square foot facility located 9 miles from Washington, D.C. in Upper Marlboro, Maryland. The PSC is within one hour's drive of all of the Mirant Mid-Atlantic Facilities. The PSC was established in 1985 and serves as the headquarters for the Mirant Mid-Atlantic Facilities.

            The PSC facility provides office space for administrative and engineering functions, classrooms and supporting equipment for training, and a large machine shop for repairing power plant equipment. In addition, maintenance staff for all Mirant Mid-Atlantic Facilities are housed at the PSC.

      The Piney Point Pipeline

            Mirant Mid-Atlantic acquired the Piney Point Pipeline which supplies No. 6 residual fuel oil to the Chalk Point and Morgantown Facilities. The Piney Point Pipeline and barge unloading facilities were constructed in 1971 by Steuart Petroleum and the Piney Point Pipeline was purchased by Pepco in 1976. It connects the deepwater barge unloading facilities on the Potomac River in Piney Point, Maryland with the two generating facilities.

            The Piney Point Pipeline consists of 51.5 miles of thermally insulated, buried hot oil pipeline, four pumping stations, and five isolation valve stations. There are two river crossings at which there is double walled piping with nitrogen blanketing in the void space between the inner and outer pipes. Cathodic protection and leak monitoring systems are installed on the piping.

            The four pumping stations are located at the Ryceville Pumping Station and Piney Point Oil Terminal, and at the Chalk Point and Morgantown Facilities. There are four electric driven pumps, one back-up diesel driven pump, and oil heaters at each of the Ryceville Pumping Station and Piney Point Oil Terminal, and single pumps at both the Chalk Point and Morgantown Facilities.

            Storage tanks include two 500,000-barrel tanks for No. 6 residual oil at the Piney Point Oil Terminal, and flushing oil tanks with capacities of 96,000 barrels at the Morgantown Facility, 20,000 barrels at the Chalk Point Facility, and 54,000 barrels at the Ryceville Pumping Station. Flushing oil is No. 2 distillate fuel oil that is used to fill the Piney Point Pipeline when it is not pumping No. 6 residual oil.

            Day-to-day operations of the Piney Point Pipeline are performed by ST Services (formerly Steuart Petroleum) under a contract that expires on May 31, 2001. Mirant Mid-Atlantic has the option to extend the contract for an additional five years.

            The Piney Point Pipeline has been out of service since an April 2000 oil release (see the section of this Supplement entitled "Environmental Assessment -- The Piney Point Pipeline"). Approval of a Spill Prevention Control and Countermeasure ("SPCC") plan in connection with the restoration is required by the U.S. Department of Transportation, the USEPA, and the MDE. While the Piney Point Pipeline is out of service, No. 6 oil is being transported to the Chalk Point and Morgantown Facilities by truck.

      The Ash Storage Facilities

            Mirant Mid-Atlantic acquired the Ash Storage Facilities which receive and store the solid waste materials such as sludges, bottom ash and fly ash produced from the combustion of coal at the generating facilities. These three facilities are the Faulkner, Brandywine and Westland Ash Storage Facilities. Each site has its own NPDES Permit that requires extensive ground and surface water monitoring on a periodic basis through the life of the facility.

            Brandywine

            Brandywine was developed to store the ash byproducts from the Chalk Point Facility and, since 1986, it has been storing ash byproducts from the Potomac River Facility as well. It has been in operation since 1970, and is located on approximately 232 acres of land in the rural town of Brandywine in Prince George's County, Maryland.

            The amount of ash delivered to Brandywine depends on the ash content and amount of coal being fired at the Chalk Point and Potomac River Facilities, and on the amount of ash that can be marketed to third parties. With the additional 20 feet of elevation available above the original Areas A, B, C, and E, Brandywine is projected to have approximately 16 years of active life remaining at expected ash production rates.

            Faulkner

            Faulkner was developed to store the ash byproducts from the Morgantown Facility. It has been in operation since 1970, and is located on approximately 276 acres of land in a rural area on the western edge of the Zekiah Swamp in south-central Charles County, Maryland.

            There are approximately 6.5 million tons of ash in storage at Faulkner, with approximately 198,000 tons being added each year. The amount of ash delivered to Faulkner depends on the ash content and amount of coal being fired at the Morgantown Facility, and on the amount of ash that can be marketed to third parties. At expected ash production rates, Faulkner is projected to have approximately 23 years of active life remaining.

            Westland

            Westland was developed to store the ash byproducts from the Dickerson Facility. It has been in operation since 1978, and is located on approximately 300 acres of land adjacent to the Dickerson Facility, east of the Potomac River in a rural area of western Montgomery County, Maryland.

            There are approximately two million tons of ash in storage at Westland, with approximately 200,000 tons being added each year. The amount of ash delivered to Westland depends on the ash content and amount of coal being fired at the Dickerson Facility, and on the amount of ash that can be marketed to third parties. At expected ash production rates, Westland is projected to have approximately 48 years of active life remaining.

Operating and Maintenance

            One of the assets acquired by Mirant Mid-Atlantic is the PSC. In addition to the physical capabilities contained in the PSC facility such as the machine shop, training areas and offices, the staff of the PSC provides numerous services to the generating facilities. As the headquarters for Mirant Mid-Atlantic's generation unit, the PSC staff developed programs and procedures that have been implemented at all the generating facilities. Thus, while each generating facility is unique, they all share many similar practices.

            The PSC utilizes its own in-house capabilities and staff to provide qualification training in operations and maintenance, as well as safety, environmental and other compliance training. Generation facility technicians are provided with a full range of training and must pass qualification tests before progressing to the next level. Currently, a program is in place wherein approximately 600 of 700 bargaining unit plant technicians have been trained and qualified for both a primary and a secondary job skill, of which one skill must be in operations. Augmenting the classroom training are a number of specialty training shops at the PSC, and the boiler control simulators at the PSC and at the Dickerson Facility. Organizational training such as supervisory development and equal employment opportunity training has not been conducted by the Generation Training and Procedures Department in the past since a corporate Pepco department conducted such training. However, it is anticipated that Mirant Mid-Atlantic will provide this type of training through the PSC in the future.

            The PSC is also responsible for coordinating the development and management of operating, maintenance and administrative procedures for Mirant Mid-Atlantic. Mirant Mid-Atlantic has a comprehensive procedures program administered by the PSC. Virtually all maintenance, operations and administrative functions have had procedures written for them which are currently being entered into a computer database. Other than certain facility specific operating procedures, all procedures must be approved by the PSC. Approximately 75 percent of all procedures are written by the "process owners" who are responsible for the work to be performed.

            The PSC also provides engineering, technical, project management services and skilled craftspeople to the Mirant Mid-Atlantic Facilities, and is responsible for the central maintenance shop located in the PSC facility. The PCS staff of approximately 162 people is divided into a Major Machinery Engineering Division, an Outage Management Services Division, a Performance and Technical Services Division, a Production Services Division and a Clean Air Act Projects group.

Operating History

            Operating data for the past several years of operation of the Mirant Mid-Atlantic Facilities was provided by Mirant Mid-Atlantic and is presented in Table 1.

                                     Table 1
                                Operating History
                         Mirant Mid-Atlantic Facilities

                                                      Chalk Point         Dickerson     Morgantown   Potomac River
                                                      -----------         ---------     ----------   -------------
            Net Capability Rating (MW)(1)
                        1996                               2,423                837         1,412           482
                        1997                               2,423                837         1,412           482
                        1998                               2,423                837         1,412           482
                        1999                               2,423                837         1,412           482
                        2000                               2,423                837         1,412           482
            Net Generation (GWh)
                        1996                             4,583.3            3,360.2       7,216.2       1,665.1
                        1997                             4,814.8            3,433.5       6,941.6       1,869.9
                        1998                             6,314.2            3,834.6       7,853.4       2,196.1
                        1999                             7,858.0            3,549.0       7,435.0       2,704.0
                        2000                             5,198.6            2,761.6       7,568.3       2,018.3
            Annual Net Heat Rate (Btu/kWh)(2)
                        1996                              10,490              9,594         9,611        11,069
                        1997                              10,654              9,678         9,535        11,143
                        1998                              10,561              9,575         9,269        10,979
                        1999                              10,399              9,848         8,996        10,869
                        2000                              10,897             10,089         9,269        11,288
            Net Capacity Factor (%)(2)
                        1996                                48.2               66.0          69.5          45.4
                        1997                                48.3               67.1          67.2          49.3
                        1998                                50.9               76.2          77.1          56.7
                        1999                                55.4               68.2          72.5          67.9
                        2000                                38.2               54.6          73.5          51.2
            Equivalent Availability Factor (%)(2)
                        1996                                83.7               86.2          93.9          88.8
                        1997                                83.7               86.3          83.0          88.5
                        1998                                83.3               90.5          86.9          89.6
                        1999                                86.1               78.7          76.7          91.9
                        2000                                73.3               78.9          87.8          89.7
            Coal Use (Tons x 1000)
                        1996                             1,302.2            1,187.4       2,591.0         711.8
                        1997                             1,323.0            1,207.1       2,489.9         803.6
                        1998                             1,506.7            1,356.7       2,732.5         934.4
                        1999                             1,664.0            1,231.0       2,496.0         975.5
                        2000                             1,177.8            1,014.4       3,891.7         851.6
            Oil Use (Gallons x 1000)
                        1996                            52,107.3            3,211.9       8,561.3            --
                        1997                            54,813.6            1,840.2       8,948.2            --
                        1998                           143,072.0              595.4       6,571.2            --
                        1999                           168,336.0            1,334.0       8,971.0            --
                        2000                            40,854.2              289.5      14,556.0            --
            Gas Use (Mcf x 1000)
                        1996                             3,105.7              955.1            --            --
                        1997                             6,111.0            1,433.1            --            --
                        1998                             5,786.3            1,127.4            --            --
                        1999                            11,758.0            2,066.0            --            --
                        2000                            17,993.2            1,046.2            --            --

            --------------------
            (1)   Summer ratings for CTs.
            (2) Represents weighted average for annual net heat rate, net capacity and equivalent availability factor.

Environmental Assessments

      Environmental Site Assessments

            We have reviewed Phase I ESAs, dated between December 13 and 16, 1999, prepared for each of the generating stations, the Ash Storage Facilities, the PSC, and the Ryceville Pumping Station and Piney Point Oil

Terminal prepared by Pepco's environmental consultant to determine the consistency of their assessment with industry standards. The Phase I ESA reports, consisted of site reconnaissance, interviews, review of facility files, and review of relevant government agency files, including files from the MDE and the VADEQ.

            Additionally, we have reviewed comments from Pepco's environmental consultant regarding their follow-up site visits conducted between March 9 and 10, 2000 to the Mirant Mid-Atlantic Facilities, Ash Storage Facilities, the PSC, and the Ryceville Pumping Station. Pepco's environmental consultant stated that "no environmental conditions other than those noted during the initial site reconnaissance conducted in June 1999, were observed." We have also reviewed an updated report regarding environmental site conditions at the Mirant Mid-Atlantic Facilities dated December 15, 2000 prepared by Pepco's environmental consultant.

            Pepco's environmental consultant did not perform Phase II ESAs that typically identify the nature and extent of potential contamination issues through soil and groundwater investigations. Rather, Pepco's environmental consultant and Pepco relied on existing groundwater and surface water sampling data (as available) for preparation of estimated cost projections to mitigate numerous potential site contamination issues identified at the facilities during Phase I ESAs. We understand these cost projections were based on (1) identifying remediation scenarios and their estimated range of costs; (2) risk profiling of each issue by estimating probability of occurrence of each environmental issue and the likelihood that regulatory action would be required; and (3) developing a model of projected costs based on the previous assumptions. Mirant Mid-Atlantic has also prepared cost projections for the significant environmental remedial issues. The total projected costs for environmental concerns relating to potential site contamination issues are estimated by Mirant Mid-Atlantic to be approximately $12,500,000, which includes a contingency for currently unknown site contamination issues, if any, that may potentially develop in the future. The estimated costs for potential environmental projects have been included as capital expenditures and operation and maintenance expenses in the Projected Operating Results presented in the Report.

            The Chalk Point Facility

            Prior to initial development of the power generating station in the mid-1960s, the historical use of the approximately 1,160-acre subject property was agricultural or undeveloped land. As of the date of the investigation by Pepco's environmental consultant, the majority of the subject property was undeveloped, with other portions consisting of the power plant facilities. Prior to 1970, on-site disposal of fly ash and bottom ash from coal combustion occurred on the property. On-site land disposal areas also contain asbestos containing building materials and construction debris. Pepco's environmental consultant reported a 1998 study identifying that leachate from an unlined coal pile has impacted on-site groundwater with elevated metals, sulfate, and low pH in groundwater. Mirant Mid-Atlantic has identified an allowance for a coal pile liner in the capital expenditure estimates included in the Projected Operating Results.

            The Dickerson Facility

            Prior to initial development of the power generating station in the late 1950s, the historical use of the approximately 1,012-acre subject property was undeveloped land. As of the date of the investigation by Pepco's environmental consultant, the majority of the subject property was undeveloped woodlands and fields, with other portions consisting of the power plant facilities. Prior to 1970, fly and bottom ash from coal combustion was used for fill material in five areas within the property limits, and there are two areas used for land disposal which were identified by Pepco's environmental consultant. Analysis of water extracted from monitoring wells indicates groundwater has been impacted by coal pile leachate with elevated metals, sulfates, dissolved solids and low pH levels. Pepco began monitoring groundwater quality in 1993, and submitted a detailed monitoring plan to the MDE in 1997. Mirant Mid-Atlantic has identified an allowance for a coal pile liner in the capital expenditures included in the Projected Operating Results.

            The Morgantown Facility

            Prior to the development of the power generating facilities in the 1967, the 632-acre subject property had been used for a housing development and for farming. The subject property includes heavily wooded areas, nature trails, farming land, a tenant's house and farm buildings, as well as the power generation building, fuel unloading dock for barge transport, ash handling and coal storage facilities. Groundwater and soil contamination from the historical coal pile handling and storage area have been under remediation since a consent order was issued by the MDE in 1996.

            The Potomac River Facility

            Prior to the development of the power generation facility in 1946, the 28-acre subject property was occupied by the Potomac River Clay Works and the American Chlorophyll Company. Historical documents indicate that an on-site refuse pond was associated with the activities of the American Chlorophyll Company. The report contained information regarding a fill site on the southern edge of the subject property. According to interviews conducted by Pepco's environmental consultant with Pepco personnel, an area outside the fence line may contain fill and demolition or construction debris and coal rejects.

            The Production Service Center

            Prior to construction of the PSC in approximately 1985, the historical use of the approximately 70-acre subject property was undeveloped land and as a gravel-pit mining operation between approximately the 1940s through some portion of the 1970s. As of the date of the investigation by Pepco's environmental consultant, the subject property consisted of the PSC building (including offices, a machine shop, and hazardous waste storage areas), training areas, and undeveloped woodlands. Pepco's environmental consultant concluded that their investigation revealed no recognized environmental conditions at the subject property.

            The Piney Point Pipeline

            The ESA evaluated potential site contamination issues at the Piney Point Pipeline, which consists of the 6.8-acre Ryceville Pumping Station property, the 51.5-mile underground oil pipeline, the Mile Post 15 valve housing station, and the pumping equipment at the Piney Point Oil Terminal property. The Piney Point Pipeline includes a 30.25-mile underground run of 16-inch pipe between the Piney Point Oil Terminal and Ryceville Pumping Station and 11.5-mile and 9.75-mile underground pipe runs from the Ryceville Pumping Station to the Chalk Point and Morgantown Facilities, respectively. Prior to use as a pumping station, the historical use of the 6.8-acre subject property was undeveloped woodlands and fields. As a result of its site reconnaissance, interviews, and review of Pepco records, Pepco's environmental consultant reported no significant history of spills or leaks at the Ryceville Pumping Station, along the pipeline route, at the valve station, or at the area of the Pepco pumping equipment at the Piney Point Oil Terminal. Pepco's environmental consultant concluded that no recognized environmental conditions were observed at the Ryceville Pumping Station. A significant oil spill occurred from the Piney Point Pipeline and was detected on April 7, 2000. On December 20, 2000, Pepco received a Notice of Probable Violation Proposed Civil Penalty and Proposed Compliance Order from the Department of Transportation, Office of Pipeline Safety. Mirant Mid-Atlantic will be responsible for complying with the terms of the final compliance order. Under the terms of the Asset Purchase Agreement, Pepco is obligated to indemnify Mirant and its affiliates for all environmental liability relating to the release of fuel oil from the Piney Point Pipeline.

            The Ash Storage Facilities

            Prior to initial development of Brandywine in the 1960s, the historical use of the property was reportedly a gravel surface mine, agricultural, and undeveloped land. As of the date of the investigation by Pepco's environmental consultant, the subject property consisted of ash fill areas, leachate-collection and stormwater runoff ponds, various support facilities, and undeveloped woodlands. Groundwater monitoring conducted at the property indicates impacts to groundwater (exceeding the USEPA Drinking Water Regulation standards) from certain metals and other general water quality parameters, due to the leachate from older ash fill areas. Pepco's environmental consultant noted that the monitoring results are reported to the MDE.

            Prior to initial development of Faulkner in 1970, the historical use of the property was reportedly agricultural and undeveloped land. As of the date of the investigation by Pepco's environmental consultant, the subject property consisted of ash fill areas, leachate-collection and stormwater runoff ponds, various support facilities, buffer acreage consisting of the Brinsfield Property, and undeveloped woodlands. Groundwater monitoring is conducted at the property to monitor impacts from ash storage. Pepco's environmental consultant reported impacts to surface water and groundwater quality within the boundaries of the subject property, but not outside the boundary. A final consent order was being negotiated for a passive water treatment system and/or slurry wall to protect surface water quality.

            Prior to initial development of Westland in 1978, the historical use of the property was reportedly agricultural and undeveloped land. As of the date of the investigation by Pepco's environmental consultant, the subject property consisted of ash fill areas, leachate-collection and stormwater runoff ponds, various support facilities, and deserted farm structures. Monitoring conducted at the property indicates groundwater has been impacted due to the leachate from older ash fill areas. Elevated levels of sulfate, chloride, dissolved solids and manganese have been recorded in one of the monitoring wells. Pepco's environmental consultant also noted that the stream adjacent to the southwest boundary of the Property is stained from high concentrations of iron precipitates, which would indicate the potential that leachate has impacted the soil and groundwater of the area. Pepco's environmental consultant did not indicate whether water quality results have been reported to the MDE.

      Status of Permits and Approvals

            The status of key permits and approvals for the Mirant Mid-Atlantic Facilities are shown in Table 2.

                                     Table 2
           Status of Key Permits and Approvals Required for Operation
                              Chalk Point Facility

====================================================================================================================================
Permit or Approval                 Responsible Agency         Status                       Comments
------------------------------------------------------------------------------------------------------------------------------------
Federal
------------------------------------------------------------------------------------------------------------------------------------
1.  Hazardous Waste Generator ID   USEPA/MDE                  Issued ID No.                Large quantity generator of hazardous
    Number                                                    050399 700 007 H             wastes. Waste manifest system must be
                                                                                           followed when disposing hazardous waste.
------------------------------------------------------------------------------------------------------------------------------------
2.  SPCC Plan                      USEPA/MDE                  Prepared                     Required for prevention of oil spills
                                                                                           from equipment and storage tanks.
------------------------------------------------------------------------------------------------------------------------------------
3.  Phase II Acid Rain Title IV    USEPA/MDE                  Issued 1/1/00;
    Permit                                                    Expires 12/31/04             Stack CEMs data used to demonstrate
                                                                                           compliance with allowance allocations.
------------------------------------------------------------------------------------------------------------------------------------
State
------------------------------------------------------------------------------------------------------------------------------------
4.  Title V Operating Permit       MDE                        Applied for 12/2/96;         Incorporates all emission sources at
                                                              Deemed complete 1/21/97      plant. Operating under permit shield
                                                                                           since application deemed complete, which
                                                                                           is typical of other facilities.
------------------------------------------------------------------------------------------------------------------------------------
5.  NPDES Permit                   MDE                        Issued 9/1/96;               NPDES permit includes coal pile, ash
                                                              Expires 8/31/01              ponds and stormwater ponds. Application
                                                                                           for renewal must be made six months prior
                                                                                           to expiration.
------------------------------------------------------------------------------------------------------------------------------------
6.  Groundwater Appropriation      Maryland Department of     Issued 8/1/90;
                                   Natural Resources          Expires 8/1/02
                                   ("MDNR")
------------------------------------------------------------------------------------------------------------------------------------
7.  Surface Water Appropriation    MDE                        Issued 2/1/94;               Required for withdrawal of water from
                                                              Expires 2/1/06               river.

------------------------------------------------------------------------------------------------------------------------------------
8.  NO(X) Budget Rule Consent      MDE                        Issued 9/13/99               Allows for rolling over of emissions
                                                                                           allowances Order from 2000 to 2001.
------------------------------------------------------------------------------------------------------------------------------------
9.  Consent Order                  MDE                        Issued 7/9/92                Covers installation of CEMs and
                                                                                           documentation of compliance.
------------------------------------------------------------------------------------------------------------------------------------
10. Consent Agreement              MDE                        Issued 6/21/72               Establishes opacity limit at 20% for
                                                                                           Chalk Point Unit 3.
------------------------------------------------------------------------------------------------------------------------------------
11. NO(X) RACT Consent Agreement   VADEQ                      Issued 7/10/98               Establishes NO(X) emission limits under
                                                                                           RACT for NO(X) non-attainment.
------------------------------------------------------------------------------------------------------------------------------------
12. Faulkner NPDES Permit          MDE                        Issued 2/1/97;               Includes requirements for treatment of
                                                              Expires 1/31/02              runoff and groundwater monitoring and
                                                                                           protection. Application for renewal must
                                                                                           be made six months prior to expiration.
====================================================================================================================================

                                     Table 3

           Status of Key Permits and Approvals Required for Operation
                               Dickerson Facility

====================================================================================================================================
Permit or Approval                     Responsible Agency     Status                       Comments
------------------------------------------------------------------------------------------------------------------------------------
Federal
------------------------------------------------------------------------------------------------------------------------------------
1.  Hazardous Waste Generator ID       USEPA/MDE              Issued ID Nos.               Large quantity generator of hazardous
    Number                                                    MDD 000731596                wastes. Waste manifest system must be
                                                                                           followed when disposing hazardous waste.
------------------------------------------------------------------------------------------------------------------------------------
2.  SPCC Plan                          USEPA/MDE              Approved 10/21/98            Required if oil spills could reach
                                                                                           navigable waters. Approval of SPCC and
                                                                                           Facility Response Plan.
------------------------------------------------------------------------------------------------------------------------------------
State
------------------------------------------------------------------------------------------------------------------------------------
3.  Phase II Acid Rain Permit          MDE                    Issued 1/1/00;               Permit for Phase II of the SO(2)
                                                              Expires 12/31/04             allowance program under Clean Air Act
                                                                                           Title IV.
------------------------------------------------------------------------------------------------------------------------------------
4.  Title V Operating Permit           MDE                    Submitted 12/2/96;           Incorporates all emission sources.
                                                              Deemed complete 1/21/97      Preliminary draft permit issued.
                                                                                           Operating under permit shield since
                                                                                           application deemed complete, which is
                                                                                           typical of other facilities.
------------------------------------------------------------------------------------------------------------------------------------
5.  Opacity Consent Order              MDE                    Issued 4/24/00;              To bring units into compliance with
                                                              Expires 12/1/03              opacity. Outlines the requirements for
                                                                                           testing and potential conversion to wet
                                                                                           ESPs. Compliance deadline 7/1/03.
------------------------------------------------------------------------------------------------------------------------------------
6.  NO(X) Budget Rule Consent Order    MDE                    Issued 9/13/99               Allows for rolling over of emissions from
                                                                                           year 2000 to 2001.
------------------------------------------------------------------------------------------------------------------------------------
7.  NPDES Permit                       MDE                    Issued 8/1/96;               Discharges of once-through cooling water,
                                                              Expires 7/31/01              runoff, sewage treatment effluent,
                                                                                           backwash, treatment plant effluent, metal
                                                                                           cleaning wastes. Discharge to Potomac
                                                                                           River and tributaries. Application for
                                                                                           renewal submitted 1/29/01.
------------------------------------------------------------------------------------------------------------------------------------
8.  Groundwater Appropriation          MDNR                   Issued 2/1/92;               Withdrawal of potable well water.
                                                              Expires 2/1/04
------------------------------------------------------------------------------------------------------------------------------------
9.  Surface Water Appropriation        MDNR                   Issued 1/1/91                Withdrawal of up to 550 million gallons
                                                                                           per day.
------------------------------------------------------------------------------------------------------------------------------------
10. Westland NPDES Permit              MDE                    Issued 7/1/95;               Includes requirements for treatment of
                                                              Expires 6/30/00              runoff and groundwater monitoring and
                                                              Renewal application          protection. It is typical for facilities
                                                              submitted.  Operating        to operate under expired permits provided
                                                              under prior permit.          timely renewal application is made.
====================================================================================================================================

                                     Table 4

           Status of Key Permits and Approvals Required for Operation
                               Morgantown Facility

====================================================================================================================================
Permit or Approval                    Responsible Agency    Status                         Comments
------------------------------------------------------------------------------------------------------------------------------------
Federal
------------------------------------------------------------------------------------------------------------------------------------
1.  Hazardous Waste Generator ID      USEPA/MDE             Issued ID No.                  Large quantity generator of hazardous
    Number                                                  050399 700 007 H               wastes. Waste manifest system must be
                                                                                           followed when disposing hazardous waste.
------------------------------------------------------------------------------------------------------------------------------------
2.  SPCC Plan                         USEPA/MDE             Prepared                       Required for prevention of oil spills
                                                                                           from equipment and storage tanks
------------------------------------------------------------------------------------------------------------------------------------
3.  Phase II Acid Rain Title IV       USEPA/MDE             Effective 1/1/00               Stack CEMs data used to demonstrate
                                                                                           compliance Permit with allowance
                                                                                           allocations
------------------------------------------------------------------------------------------------------------------------------------
State
------------------------------------------------------------------------------------------------------------------------------------
4.  Title V Operating Permit          MDE                   Applied for 12/2/96;           Incorporates all emission sources at
                                                            Deemed complete 1/21/97        plant. Operating under permit shield
                                                                                           since application deemed complete, which
                                                                                           is typical of other facilities.
                                                                                           Preliminary draft permit issued.
------------------------------------------------------------------------------------------------------------------------------------
5.  NPDES Permit                      MDE                   Application for renewal        NPDES permit includes coal pile, ash
                                                            submitted 8/6/99; draft        ponds and stormwater ponds. It is typical
                                                            permit received from the       for facilities to operate under expired
                                                            MDE.  Plant operating under    permits provided timely renewal
                                                            previous permit                application is made.
------------------------------------------------------------------------------------------------------------------------------------
6.  Groundwater Appropriation         MDE                   Issued 6/1/98, 7/1/97,
                                                            12/1/97;
                                                            Expires 9/1/07
------------------------------------------------------------------------------------------------------------------------------------
7.  Surface Water Appropriation       MDE                   Issued 8/1/97;                 Required for withdrawal of water from
                                                            Expires 12/1/09                river.
------------------------------------------------------------------------------------------------------------------------------------
8.  Conditional Approval for Use      MDE                   Issued 3/4/85
    of Waste Oil
------------------------------------------------------------------------------------------------------------------------------------
9.  NO(X) Budget Rule Consent Order   MDE                   Issued 9/13/99                 Allows for rolling over of emissions
                                                                                           allowances from 2000 to 2001.
------------------------------------------------------------------------------------------------------------------------------------
10. NO(X) RACT Consent Agreement      VADEQ                 Issued 7/10/98                 Establishes NO(X) emission limits under
                                                                                           RACT for NO(X) non-attainment.
------------------------------------------------------------------------------------------------------------------------------------
11. Consent Order                     MDE                   Issued 7/9/92                  Covers installation of CEMs and
                                                                                           documentation of compliance.
------------------------------------------------------------------------------------------------------------------------------------
12. Consent Order                     MDE                   Issued 6/10/96                 Requires corrective action for
                                                                                           groundwater contamination at plant.
------------------------------------------------------------------------------------------------------------------------------------
13. Brandywine NPDES Permit           MDE                   Issued 3/1/97;                 Includes requirements for treatment of
                                                            Expires 2/28/02                runoff and groundwater monitoring and
                                                                                           protection. Application for renewal must
                                                                                           be made six months prior to expiration.
====================================================================================================================================

                                     Table 5
           Status of Key Permits and Approvals Required for Operation
                             Potomac River Facility

====================================================================================================================================
Permit or Approval                     Responsible Agency     Status                         Comments
------------------------------------------------------------------------------------------------------------------------------------
Federal
------------------------------------------------------------------------------------------------------------------------------------
1.  Hazardous Waste Generator ID       USEPA/VADEQ            Issued ID No.                  Large quantity generator of hazardous
    Number                                                    VAD 000731588                  wastes. Waste manifest system must be
                                                                                             followed when disposing hazardous
                                                                                             waste.
------------------------------------------------------------------------------------------------------------------------------------
2.  SPCC Plan                          USEPA/VADEQ            Prepared                       Required if oil spills could reach
                                                                                             navigable waters. Approval of SPCC and
                                                                                             Facility Response Plan.
------------------------------------------------------------------------------------------------------------------------------------
3.  NPDES Permit                       USEPA                  Issued 4/20/00;                Discharges of cooling water, ash
                                                              Expires 4/20/05                clarifier, neutralization wastewater,
                                                                                             and misc. drains to the Potomac River.
                                                                                             Application for renewal must be made
                                                                                             six months prior to expiration.
------------------------------------------------------------------------------------------------------------------------------------
4.  Storm Water Multi-Sector           USEPA                  Issued 1/16/98;                For discharges of storm water
    General Permit                                            Expires 10/1/00                associated with industrial activities.
                                                              Renewal application
                                                              submitted. Operating under
                                                              prior permit.
------------------------------------------------------------------------------------------------------------------------------------
State
------------------------------------------------------------------------------------------------------------------------------------
5.  Phase II Acid Rain Permit          VADEQ                  Issued 1/1/98;                 Permit for Phase II of the SO(2)
                                                              Expires 12/31/02               allowance program under Clean Air Act
                                                                                             Title IV.
------------------------------------------------------------------------------------------------------------------------------------
6.  Title V Operating Permit           VADEQ                  Deemed Complete 3/4/98         Incorporates all emission sources.
                                                              Expires 12/31/02               Permit pending. Operating under permit
                                                                                             shield since application deemed
                                                                                             complete, which is typical of other
                                                                                             facilities.
------------------------------------------------------------------------------------------------------------------------------------
7.  NO(X) RACT Consent Agreement       VADEQ                  Issued 7/10/98                 Establishes reasonably available
                                                                                             control technology standards for the
                                                                                             Potomac River Facility.
------------------------------------------------------------------------------------------------------------------------------------
8.  Volatile Organic Compounds         VADEQ                  Issued 5/8/00                  Required control of VOCs by optimizing
                                                              Expires 12/31/02               ("VOC") RACT Permit combustion through
                                                                                             a digital control system.
====================================================================================================================================

      Regulatory Compliance

            The Mirant Mid-Atlantic Facilities are currently subject to various state and federal regulations with respect to NO(X) and SO(2) emissions including RACT requirements, Title IV of the Clean Air Act requirements, and Title I Ozone Transport Commission requirements.

            Title I NO(X) RACT Regulations

            The location of the Mirant Mid-Atlantic Facilities in designated ozone non-attainment areas triggered RACT requirements. A NO(X) averaging plan is used to comply with the requirements. This entails over-controlling at certain units to cover the other generating unit requirements. A consent agreement with the VADEQ dated July 10, 1998 (the "VADEQ RACT Consent Agreement") requires that the RACT averaging plan does not result in any greater emissions than would have occurred with unit-by-unit RACT controls. The VADEQ RACT Consent Agreement addresses the Chalk Point, Potomac River, Dickerson and Morgantown Facilities under a NO(X) averaging plan. The VADEQ RACT Consent Agreement sets NO(X) emission limits intended to address RACT requirements. The VADEQ RACT Consent Agreement also implements NO(X) emission reductions designed to bring northern Virginia and neighboring regions into full attainment with the national ambient air quality standard for ozone. The VADEQ RACT Consent Agreement along with the air quality permits contain specific emission limits and monitoring requirements as well as other conditions that must be complied with during the operation of the plant. The state of Maryland also accepted the VADEQ RACT as representing RACT in accordance with Maryland regulations by a letter dated August 2, 1996.

            Title IV NO(X) Regulations

            Chalk Point Units 1 and 2 are subject to Title IV requirements of the Clean Air Act (these units are Phase I units under the Act) to meet the presumptive NO(X) emission limit of 0.50 lb/MMBtu but, as allowed under Title IV, requested and received from the USEPA interim AELs and the opportunity to demonstrate it could not meet the presumptive limit. Final AEL petitions of 0.73 and 0.76 lb/MMBtu for Chalk Point Units 1 and 2, respectively, were submitted to the USEPA on June 30, 1999 and are under review by the USEPA.

            Dickerson Units 1, 2, and 3 are subject to Title IV of the Clean Air Act (these units are Phase II units under the Act) to meet the presumptive NO(X) emission limit of 0.50 lb/MMBtu, but as allowed under Title IV, filed an AEL demonstration period petition with the USEPA on April 31, 2000, for the opportunity to demonstrate it could not meet the presumptive limit. Interim AELs requested in the petition are 0.60 lb/MMBtu for Dickerson Units 1, 2, and 3. The petition is currently under review by the USEPA.

            Morgantown Units 1 and 2 are subject to Title IV requirements (these units are Phase I units under the Act) to meet the presumptive NO(X) emission limit of 0.45 lb/MMBtu but, as allowed under Title IV of the Clean Air Act, requested and received from the USEPA interim AELs and the opportunity to demonstrate it could not meet the presumptive limit. We were informed by Mirant that final AEL limits of 0.63 and 0.64 lb/MMBtu for Morgantown Units 1 and 2, respectively, were received December 27, 2000.

            The Potomac River Facility is subject to Title IV requirements of the Clean Air Act (these are Phase II units under the Act) to meet the presumptive NO(X) emission limit of 0.40 lb/MMBtu. Under Title IV, the Potomac River Facility submitted an early election compliance plan for NO(X) and was required to achieve 0.45 lb/MMBtu by the year 2000 deadline and, assuming renewal of the Phase II permit in 2002, can defer the requirement to meet the more stringent Phase II limit of 0.40 lb/MMBtu until 2008.

            Title I NO(X) Allowances

            The Title I of the Clean Air Act ozone transport requirements and subsequent regulations pursuant to the Act, including the USEPA NO(X) SIP Call and Section 126 petitions, target NO(X) emissions during the ozone season (May through September). The Maryland generating units will be subject to allowance requirements beginning in 2000. Maryland has adopted regulations allocating allowances to individual units consistent with federal Title I ozone transport requirements.

            The Potomac River Facility is located in a severe non-attainment area for ozone. The Clean Air Act called for Virginia to develop a SIP and reach compliance by November 15, 1999. The VADEQ did not submit a SIP acceptable to the USEPA and the attainment deadline was missed. The VADEQ subsequently submitted a revised SIP that included proposed NO(X) emission limits for the Potomac River Facility and on September 29, 2000, issued a state operating permit to the Potomac River Facility that allocates 1,019 tons of NO(X) allowances which cannot be exceeded without the facility purchasing additional allowances to cover the excess emissions. The compliance date for meeting the limit is May 1, 2003, the beginning of the ozone season. The permit allows the trading of emissions from other generating units as a means to meet the emission limit for the Potomac River Facility. No allowance requirements are in effect until 2003 because Virginia did not sign the September 1994 MOU among Eastern Regional Ozone Transport Commission states.

            The allocation of allowances to the Mirant Mid-Atlantic Facilities through 2020 is presented in Table 6.

                                     Table 6
                                NO(X) Allowances
                         Mirant Mid-Atlantic Facilities
                                   (Tons/Year)

                  Facility             2001-2002           2003-2020(1)
                  --------             ---------           ---------
              Chalk Point                5,159                2,551
              Dickerson                  1,693                1,520
              Morgantown                 5,057                2,596
              Potomac River                N/A                1,019

              --------------
              (1) Represents assumed allowances through the term of the Projected Operating Results. Allowances beyond 2003 may be adjusted with changes in regulations.

            Mirant Mid-Atlantic will be required to obtain NO(X) allowances for actual NO(X) emissions in excess of allocations for the year 2000 and beyond. For NO(X) allowances, the current spot market is approximately $1,000 per ton with prices fluctuating from approximately $500 to $7,500 per ton during 1999 and 2000. The cost of NO(X) allowances may be impacted in 2003 by the ratcheting of allowances associated with the USEPA's ozone reduction program and the associated installations of SCR by many plants. For the purpose of the Projected Operating Results, we have assumed a NO(X) allowance price of $1,000 per ton through 2002, $2,300 in 2003, $2,000 in 2004 and $1,700 in 2005. After 2005, the
NO(X) allowance price has been assumed to increase at the rate of inflation.

            Title IV SO(2) Limitations - SO(2) Allowances

            The Mirant Mid-Atlantic Facilities are subject to Phase II of the federal Acid Rain Program of the Clean Air Act and, beginning in 2000, Mirant Mid-Atlantic must possess SO(2) allowances equal to the actual emissions. Each of the Mirant Mid-Atlantic Facilities was allocated a set of SO(2) allowances for the years 2000 to 2009 and a second set after 2010. The SO(2) allowances assumed through 2020 are presented in Table 7.

                                     Table 7
                            Phase II SO(2) Allowances
                         Mirant Mid-Atlantic Facilities
                                   (Tons/Year)

                  Facility                2000-2009        2010-2020(1)
                  --------                ---------        ---------
              Chalk Point                   37,717           30,498
              Dickerson                     19,352           19,393
              Morgantown                    33,111           33,178
              Potomac River                 13,344           12,049

              --------------
              (1) Represents assumed allowances through the term of the Projected Operating Results. Allowances may be adjusted with changes in regulations.

            Mirant Mid-Atlantic will be required to obtain SO(2) allowances for actual SO(2) emissions in excess of allocations for the year 2000 and beyond. Future cost of allowances will be market dependent and could be higher or lower than the current values for such allowances. For the purpose of the Projected Operating Results, we have assumed the present spot market price of SO(2) allowances of approximately $150 per ton and have assumed that it would increase annually at the rate of inflation.

            Air Emissions

            The air emissions presented in Table 8 have been used in the Projected Operating Results to evaluate the need and associated costs of the NO(X) and SO(2) allowances.

                                     Table 8
                              Emissions and Limits
                         Mirant Mid-Atlantic Facilities
                                   (lb/MMBtu)

        Facility                  Current                  Projected                      Emission Limit
                             SO(2)      NO(X)(1)      SO(2)      NO(X)(1)(13)        SO(2)             NO(X)(1)
                             -----      --------      -----      ------------        -----             --------
     Chalk Point
        Unit 1               1.9          0.55          1.9           0.05             3.5               0.73
        Unit 2               1.9          0.55          1.9           0.05             3.5               0.76
        Unit 3              0.22          0.15         0.22         0.15(14)       0.3%-2%(4)            0.32
        Unit 4              0.22          0.15         0.22         0.15(14)      0.8; 0.3%(6)            0.3
        CTs                  (2)        0.06-1.2        (2)      0.06-0.15(14)    0.3%-0.8%(7)         25-57(8)
     Dickerson
        Unit 1              1.78          0.5          1.78           0.36             2.8                0.6
        Unit 2              2.09          0.5          2.09           0.36             2.8                0.6
        Unit 3               1.9          0.5           1.9           0.36             2.8                0.6
        CTs                  (2)          0.13          (2)           0.13       34(9), 579(10)        42-77(8)
     Morgantown
        Unit 1              2.17          0.49         2.17           0.13      3.5%; 2%; 3%(11)         0.64
        Unit 2              2.12          0.46         2.12           0.13      3.5%; 2%; 3%(11)         0.66
        CTs                             0.62-1.2                    0.62-1.2        0.3%(12)              1.2
     Potomac River
        Unit 1               1.1          0.41          1.1           0.41            1.52               0.77
        Unit 2               1.1          0.37          1.1           0.37            1.52               0.77
        Unit 3               1.1          0.44          1.1           0.17            1.52               0.86
        Unit 4               1.1          0.44          1.1           0.17            1.52               0.86
        Unit 5               1.1          0.44          1.1           0.17            1.52               0.86

--------------
(1)   During ozone season, May through September.
(2)   Negligible.
(3)   Alternative emission Limit.
(4)   2% sulfur No. 6 fuel oil; 0.35 sulfur No. 2 fuel oil.
(5)   No. 6 fuel oil.
(6)   0.8 lb/MMBtu No. 6 fuel oil and 0.3% No. 2 fuel oil.
(7)   Natural gas and No. 2 fuel oil.
(8) Range in parts per million, dry volume basis at 15% oxygen for the various units fired on natural gas and oil.
(9)   Pounds per hour on natural gas.
(10)  Pounds per hour on oil with 3% sulfur content.
(11) Maximum permitted percentage of sulfur in coal, No. 2 and No. 6 fuel oil.
(12)  Maximum permitted percentage of sulfur in No. 2 fuel oil.
(13) Projected NO(X) emissions based on planned retrofits of: (a) low-NO(X) burners at Chalk Point Units 1 and 2 in 2002 at an emission rate of 0.25 lb/MMBtu of NO(X); (b) SCRs at Chalk Point Units 1 and 2 in 2006 and 2008, respectively; (c) secondary overfire air at Dickerson Units 1, 2 and 3 in 2002, 2003 and 2003, respectively; (d) SCRs at Morgantown Units 1 and 2 in 2006 and 2008, respectively; (e) co-firing of oil and coal at Morgantown Units 1 and 2 in 2002 at 0.36 lb/MMBtu of NO(X); and (f) low-NO(X) burners and secondary overfire air at Potomac River Units 3, 4 and 5 in 2007, 2007 and 2008, respectively.
(14)  Based on gas.

            Wastewater Compliance

            Chalk Point Units 1 and 2 are permitted to withdraw a maximum of 1,100 million gallons per day ("mgd") of water from the Patuxent River for once-through condenser cooling. Chalk Point Units 3 and 4 use natural draft cooling towers for condenser cooling. Up to 43 mgd of water is used for makeup of Chalk Point Units 3 and 4 losses due to evaporation and for process water uses throughout the Chalk Point Facility. Process wastewater originates from boiler blowdown, neutralized demineralizer regenerant, coal pile runoff, cooling tower blowdown, ash hopper overflows, plant drains and oil/water separator effluent. These wastewater streams are directed to a settling basin before discharge to the cooling water canal. The NPDES permit for the Chalk Point Facility includes limitations on temperature and total residual oxidants for cooling water and limitations on total suspended solids, oil and grease and pH for discharge from the sediment pond. Sanitary sewage is treated by a small on-site sewage treatment plant and the sludge is hauled off-site for disposal. The wastewater discharge compliance history of the Chalk Point Facility does not indicate any future non-compliance trends.

            An NPDES Permit regulates the Dickerson Facility's wastewater effluents. The Dickerson Facility is permitted to discharge once-through cooling water, runoff, sewage treatment effluent, backwash and other miscellaneous wastewater into the Potomac River and tributaries. The cooling water temperature increase and maximum heat rejection are limited under the terms of the permit along with residual chlorine and pH. The other discharges are limited with respect to suspended solids, oil and grease, biochemical oxygen demand and fecal coliform depending upon the source of the effluent. The wastewater discharge compliance history of the Dickerson Facility does not indicate any future non-compliance trends.

            Morgantown Units 1 and 2 are permitted to withdraw a maximum of 2,400 mgd of water from the Potomac River for once-through condenser cooling and plant process water. Process wastewater originates from boiler blowdown, neutralized demineralizer regenerant, coal pile runoff, ash hopper overflows, plant drains and oil/water separator effluents. These wastewater streams are directed to a primary settling basin for pH adjustment and then to a secondary settling pond before discharge to the cooling water canal. The draft NPDES permit for the Morgantown Facility includes limitations on temperature and total residual oxidants for the cooling water, limitations on copper and iron for chemical cleaning wastes, and limitations on total suspended solids, oil and grease and pH for discharge from the secondary settling pond. Sanitary sewage is treated by a small on-site sewage treatment plant and the sludge is hauled off-site for disposal. The wastewater discharge compliance history of the Morgantown Facility does not indicate any future non-compliance trends.

            An NPDES Permit regulates the Potomac River Facility's wastewater effluents. The permit allows for discharges of cooling water, ash clarifier water, neutralization wastewater and miscellaneous wastewater to the Potomac River. The cooling water maximum heat rejection is limited under the terms of the permit along with residual chlorine. The other discharges are limited with respect to suspended solids, oil and grease, and pH. The wastewater discharge compliance history of the Potomac River Facility does not indicate any future non-compliance trends.

            Future Environmental Requirements

            Certain future requirements relative to the revised PM(2.5) standard, regulation of mercury emissions, regional haze, regional visibility, water intake structure regulations, and potential ratcheting of the SO(2) allowance program beyond the year 2009 may affect the Mirant Mid-Atlantic Facilities in the future by imposing more stringent requirements than those in effect at the present time.

            The USEPA is presently collecting particulate ambient data to classify the attainment status of areas in association with the PM(2.5) standard. Monitoring data is expected to be complete between 2001 and 2004. Allowing time for data analysis, the USEPA will likely designate areas as attainment/non-attainment between 2002 and 2004. State Implementation Plan revisions for PM(2.5) would be due at the earliest 2005. In addition, PM(2.5) is viewed as a regional problem (i.e., particulate non-attainment in one county may be caused by distant sources). Because of the extended compliance schedule, future emission reduction requirements that may be imposed on the Mirant Mid-Atlantic Facilities, if any, cannot now be determined.

            Section 316(b) of the Clean Water Act, provides that cooling water intake structures must "reflect the best technology available for minimizing adverse environmental impact." Although the USEPA issued a final regulation under section 316(b) in 1976, the regulation was challenged in Court and subsequently withdrawn by the USEPA. Since then there has been no regulation governing cooling water intake structures. Because of legal action, the USEPA and certain environmental organizations entered a consent decree in 1995 that provided for the USEPA to issue cooling water intake regulations. Delays by the USEPA resulted in additional legal action and in April of 2000, a court order was issued that established new deadlines for proposal of regulation for existing facilities by July 20, 2001. Until such regulations are issued, the requirements that may be imposed on the Mirant Mid-Atlantic Facilities, if any, cannot now be determined.

            In November of 1999, the USEPA issued NOVs to owners and operators of 32 coal-fired electric generating plants, charging that over many years these plants had been changed or modified in ways that resulted in increased emission of pollutants and that the plants did not obtain new source permits or prevention of significant deterioration permits applicable to new or modified sources. None of the assets included herein have been issued such NOVs. Mirant received a request for information dated January 10, 2001 from the USEPA, pursuant to its authority under the Clean Air Act, requiring Mirant to provide records and information relevant to the operation and maintenance history of the Potomac River, Chalk Point, Dickerson and Morgantown Facilities. Mirant and Mirant Mid-Atlantic are in the process of responding to the request for information. While we cannot predict future USEPA actions, should such notices of violations be issued to any of the assets, the cost to comply could be substantial. While we cannot predict the result of future reviews of the Mirant Mid-Atlantic Facilities, if any, by the USEPA, given: (1) the age of the Mirant Mid-Atlantic Facilities; (2) the renewals and replacements undertaken; and (3) that those planned for the future are intended to allow the Mirant Mid-Atlantic Facilities to operate in a more dependable and reliable manner, we have assumed that the Mirant Mid-Atlantic Facilities are not subject to New Source Review. Should the USEPA determine that any renewals and replacements undertaken at the Mirant Mid-Atlantic Facilities are subject to New Source Review and New Source Performance Standards, the cost to comply could be substantial.

            In April of 2000, the USEPA determined that regulation of fossil fuel combustion wastes as hazardous wastes under Subtitle C of the Resource Conservation and Recovery Act ("RCRA") is not warranted. This determination covers the following wastes: (1) large-volume coal combustion wastes generated at electric utility and independent power producing facilities that are co-managed together with certain other coal combustion wastes; (2) coal combustion wastes generated at non-utilities; (3) coal combustion wastes generated at facilities with fluidized bed combustion technology; (4) petroleum coke combustion wastes; (5) wastes from the combustion of mixtures of coal and other fuels (i.e., co-burning of coal with other fuels where coal is at least 50 percent of the total fuel); (6) wastes from the combustion of oil; and (7) wastes from the combustion of natural gas.

            While these wastes remain exempt from Subtitle C, the USEPA also determined to establish national regulations under Subtitle D for coal combustion wastes that are disposed in landfills or surface impoundments or used to fill surface or underground mines. No schedule for developing the regulations was proposed and the impact on the Mirant Mid-Atlantic Facilities, if any, cannot be determined; however, Mirant Mid-Atlantic has included approximately $34,300,000 in 2000 dollars through 2020 in its capital expenditure budget for upgrades to liners and/or monitoring associated with ash storage.

                          MIRANT CALIFORNIA FACILITIES

Description of the Contra Costa Facility

      Mechanical Equipment and Systems

            Steam Cycle and Heat Rejection Systems and Components

            The Contra Costa Facility Units 6 and 7 consist of two B&W single-drum boilers and two Westinghouse steam turbines. Each unit has two Westinghouse generators and shaft-driven boiler feed pumps driven by a single Westinghouse cross compound, four-flow, reheat condensing stream turbine. Contra Costa Units 6 and 7 both utilize single drum, forced draft, natural recirculation, gas-fired B&W boilers which each include pressurized radiant-type furnace, continuous tube superheater, reheater and economizer. Each unit has a net capacity of 340 MW and both began commercial operation in 1964. Units 1, 2 and 3 were decommissioned in 1994; however, they could run, if required, with capital expenditure and permit reinstatement. Units 4 and 5 have been converted to synchronous condensers and are only used for that purpose. The plant utilizes natural gas as its primary fuel and fuel oil as an alternate boiler fuel. However, it would take some 30 days to prepare the plant to burn fuel oil.

            Contra Costa Units 6 and 7 both utilize single-drum B&W boilers, which each include a pressurized radiant-type furnace, continuous tube superheat, reheater and economizer. The forced-draft boilers deliver 2,160,000 lb/hr of steam at 1,053(degree)F, 2,475 psig at the superheater level and 1,960,000 lb/hr of steam at 1,003(degree)F psig. Both utilize two 179,520 kW generator nameplate capacity steam turbine generators manufactured by Westinghouse. The four-flow, cross-compound, condensing, reheat turbines include shaft-drive boiler feed pumps.

            Fuel System

            The Contra Costa Facility utilizes natural gas as its primary fuel, which is supplied via a transmission pipeline from PG&E's Antioch Gas Terminal. Fuel oil, used as an alternate boiler fuel, has not been used in the generation process in recent years but is still stored on site in the event of a curtailment of natural gas to the plant. Nine above ground storage tanks ("ASTs") are at the site with a combined capacity of 2.2 million barrels of fuel oil. About 20 percent of that capacity remains in storage on site. Additional fuel oil can be delivered to the plant via an underground pipeline connecting the Contra Costa Facility with the Pittsburg Facility or via a marine terminal and 12-inch pipeline located within the Bay Delta. This terminal is not in use and has been in caretaker status since 1984.

            Water Systems

            All Contra Costa Facility units use once-through cooling. The cooling water is supplied from the San Joaquin River. Cooling water is circulated through condenser tubes to condense the steam driving the turbines. It is then discharged back to the water source. The Contra Costa Facility utilizes river water to supply reverse osmosis units that provide make-up water to the boilers for steam generation. If salinity levels in the river increase, the Contra Costa Water District supplies the reverse osmosis units. Potable water is also supplied by this water district.

            Fire Protection System

            At the Contra Costa Facility, a basin supplies main, auxiliary and jockey electric monitor pumps to maintain constant pressure on the fire header. The fire header is also backed up by three diesel fire pumps. The diesel pumps are only used for emergencies or when maintenance is required on the electric pumps.

      Electrical and Control Systems

            Electrical Distribution

            The Contra Costa Units 6 and 7 generating station electrical arrangement includes four generator units connected to a 230 kV bus, with station auxiliary power derived from the parallel generator output. The two generators both connect to a single step-up transformer rated 18/230 kV, 384 MVA with forced oil/air cooling. The 230 kV bus accommodates other Contra Costa generators and is connected to the Bay area transmission system.

            Emergency Power Systems

            The Contra Costa Facility has no black start capability.

            Plant Control Systems

            Contra Costa Units 6 and 7 boiler, burner, management and combustion controls are provided by Bailey Net 90 DCS with turbine controls provided by a Westinghouse Electro Hydraulic System as directed by the Bailey DCS.

      Environmental Controls and Equipment

            Air Emissions

            Emissions control is achieved through operating control schemes incorporating overfire air ports and/or flue gas recirculation ("FGR"). Contra Costa Unit 7 also uses low-NO(X) burners, which were installed in 1997. NO(X) and CO emissions from the Contra Costa Facility are and will be controlled to meet environmental regulatory limits through a combination of recent combustion modifications, operational practices, such as control of excess air levels, and dispatch provisions. Recent combustion modifications in 2000 include retrofit of the Contra Costa Unit 6 boiler with low-NO(X) burners.

            Wastewater/Solid Waste Disposal

            The process cooling water is circulated through the condenser and then discharged back to the San Joaquin River. Sanitary waste is connected to the city/county system. Solid waste is collected by an independent contractor for removal from the site and appropriately disposed of.

      Off-Site Requirements

            Fuel Supply

            MAEM is responsible for the procurement and delivery of natural gas to each of the plant sites, and Mirant Delta pays MAEM its actual fuel supply and trasnsportation costs.

            Electrical Interconnection

            The Contra Costa Facility is connected to a 230 kV switchyard that is a sectionalized, double-bus, single-breaker arrangement with eight transmission line positions, four connecting to Bay area sources and four connecting to Bay area load centers.

Description of the Pittsburg Facility

      Mechanical Equipment and Systems

            Steam Cycle and Heat Rejection Systems and Components

            Pittsburg Units 1 through 4 each consist of a single-drum B&W boiler and a GE steam turbine with net capacities of 150 MW each. Pittsburg Units 1 through 4 began commercial operation in 1954. These units typically run as peakers.

            Pittsburg Units 1 through 4 each consists of a GE tandem compound, triple-flow, condensing, reheat steam turbine. The units utilize B&W radiant, single-drum, forced-draft, natural circulation, gas fired, boilers which include two-stage superheaters and primary and secondary reheaters. The boilers were originally designed to burn natural gas as a primary fuel with fuel oil as back up fuel, but are no longer capable of firing oil without changes to the boiler burners and permits. Each radiant, natural-circulation, single-drum boiler includes a water-cooled furnace, two-stage convection superheater and reheater consisting of a horizontal primary and pendant-type secondary unit, and two Ljungstrom regenerative air preheaters. The boilers each provide 1,134,000 lb/hr of steam at 1,000(degree)F, 1,850 psig at the superheat outlet and 1,020,000 lb/hr of steam at 1,000(degree)F, 456 psig at the reheater outlet. They also utilize GE steam turbines operating at 3,600 rpm. The tandem compound, triple-flow, condensing, reheat steam turbines provide for seven-point, non-automatic extraction. The units each have a nameplate capacity of 156,230 kW for the steam turbine generator.

            Pittsburg Units 5 and 6 both utilize B&W radiant, single-drum boilers. The natural-circulation, forced-draft boilers each include a pressurized furnace, drainable two-stage superheater, drainable continuous reheater and two-section continuous economizer. Both are capable of generating 2,160,000 lb/hr of steam at 1,050(degree)F, 2,475 psig at the superheater outlet and 1,965,900 lb/hr of steam at 1,000(degree)F, 505 psig at the reheater outlet.

            Pittsburg Unit 5, with a net capacity of 325 MW, consists of a Westinghouse cross compound, four-flow, condensing reheat steam turbine with two generators and a shaft-driven boiler feed pump. Pittsburg Unit 6 consists of a GE cross-compound, four-flow, condensing reheat steam turbine generator and a shaft-driven boiler feed pump. Both units utilize B&W radiant, single-drum, forced-draft, natural circulation, gas-fired boilers which include two-stage superheaters, two-stage reheaters and two-section continuous economizers. Pittsburg Units 5 and 6 were placed in service in 1960 and 1961, respectively. The boilers were originally designed to burn natural gas as a primary fuel with fuel oil as back up fuel, however are no longer capable of firing oil without substantial changes to the boiler burners and permits. Each generator has a nameplate capacity of 163,200 kW and includes a shaft-driven boiler feed pump.

            Pittsburg Unit 7 has a net capacity of 682 MW and began commercial operation in 1972. Pittsburg Unit 7 is comprised of a Westinghouse generator driven by a Westinghouse tandem compound, four-flow, condensing, single-reheat steam turbine driving the generator. Pittsburg Unit 7 utilizes a single drum, forced draft, combined-circulation, gas fired, supercritical boiler manufactured by CE which includes primary and secondary superheaters, a reheater, desuperheating spray systems and an economizer. The turbine-generator has a 751,140 kW generator nameplate capacity. The steam turbine is a four-cylinder, tandem-compound, condensing, single-reheat unit operating at 3,600 rpm.

            The Pittsburg Unit 7 combined-circulation, supercritical boiler was manufactured by CE and includes a furnace wall system with circulating pumps, primary and secondary superheaters, a reheater, desuperheating spray systems and economizer. The radian, forced-draft boiler provided 5,360,400 lb/hr of steam at 1,005(degree)F, 3,818 psig at the superheater outlet and 4,510,240 lb/hr of steam at 1,005(degree)F, 725 psig at the reheater outlet.

            Fuel System

            All units at the Pittsburg Facility utilize natural gas, supplied via a transmission pipeline from PG&E's Antioch Gas Terminal, as a primary fuel. The plant continues to store fuel oil at the site in the event of a natural gas shortage or curtailment; however, in recent years it has not been used in the generation process. It would take at least 30 days to prepare the facility to burn fuel oil. Fuel oil is stored in four service tanks and 12 ASTs on site. The tanks, located in two tank farms situated in the northeast and southeast portions of the site, have a storage capacity of 5.7 million barrels of fuel oil. About 20 percent of that capacity is currently stored on site. Delivery of fuels oil is via a marine terminal and 12-inch pipeline located within the Bay Delta or via an underground pipeline connecting the Pittsburgh Facility with Chevron's Richmond Refinery. The terminal has not been used for approximately six years; however, is still considered to be in active status.

            Water Systems

            All of the Pittsburg Facility units except for Pittsburg Unit 7 use once-through cooling. The cooling water is supplied from the Suisun Bay for the Pittsburg Facility. The cooling water is circulated through condenser tubes to condense the steam driving the turbines. It is then discharged back to the water source.

            Pittsburg Unit 7 uses two cooling towers in a closed-circulating water cycle. Water is supplied via a mile-long cooling canal to the condenser. The warm circulating water is discharged back to the canal where it travels to the towers for cooling and then once again is returned to the canal. Make-up water is supplied from Suisun Bay.

            The Pittsburg Facility utilizes river water to supply reverse osmosis units that provide make-up water to the boilers for steam generation. A 12-inch supply line from the Contra Costa Water District also supplies the reverse osmosis units at the Pittsburg Facility when river salinity reaches established limits. This line is primarily used during summer months. The river water intake is located west of the fuel oil dock in the Pittsburg Unit 7 and Pittsburg Unit 7 intake tunnel, providing a single supply line to the reverse osmosis units.

            Potable water is supplied to the Pittsburg Facility by the City of Pittsburg. Water is also supplied to the switchyard through the city water line.

            Fire Protection System

            Water for the Pittsburg Facility fire protection system is supplied via the screen intakes at the headworks located north of the intake screens for Pittsburg Units 1 through 4. A basin supplies main, auxiliary and jockey electric monitor pumps to maintain constant pressure n the fire header. The fire header is also backed up by three diesel fire pumps located on the inlet side of the cooling towers for Pittsburg Unit 7. The diesel pumps are only used for emergencies or when maintenance is required on the Pittsburg Units 1 through 4 pumps.

      Electrical and Control Systems

            Electrical Distribution

            The Pittsburg Facility electrical arrangement includes nine generator units connected to a 115 kV and 230 kV bus, with station auxiliary power derived from each generator output. Both buses are connected to the Bay area transmission system.

            Emergency Power Systems

            The Pittsburg Facility does not have black start capability.

            Plant Control Systems

            Most of Pittsburg Units 1 through 4 boiler controls is Bailey pneumatic controls original to the plant; however, some control loops have been upgraded to electronic single-loop controllers. Turbine controls for these units are the original GE MH systems.

            Pittsburg Unit 5 boiler controls have been upgraded to Bailey Infi 90 DCS with some boiler temperature and generator gas temperature monitoring having been changed to a Foxboro Intelligent Automation System. Turbine control for this unit is provided by a Westinghouse EH System as directed by the Bailey DCS.

            Pittsburg Unit 6 boiler controls have been upgraded to Bailey Infi 90 DCS, and the turbine control is provided by the original GE MH System, as directed by the Bailey DCS. A data acquisition system has also been installed at Pittsburg Unit 6.

            The Pittsburg Unit 7 boiler, burner management and combustion controls are provided by the original Westinghouse Prodac 2000 and 250 computers with the turbine control provided by the original Westinghouse Digital Electric Hydraulic system. A condenser performance monitoring system is also in place on Pittsburg Unit 7.

      Environmental Controls and Equipment

            Air Emissions

            Emissions control is achieved through operating control schemes incorporating overfire air ports and/or FGR. NO(X) and CO emissions from the Pittsburg Facility are and will be controlled to meet environmental regulatory limits through a combination of recent and planned combustion modifications and operational practices. The recent combustion modifications include installation of low-NO(X) burners on Pittsburg Unit 6. A similar low-NO(X) burner installation is scheduled for the first half of 2001 on Pittsburg Unit 5.

            Wastewater/Solid Waste Disposal

            The process cooling water is circulated through the condenser and then discharged back to the Suisun Bay, except for Pittsburg Unit 7. The Pittsburg Unit 7 process cooling water goes through a cooling tower prior to going to the bay. Sanitary waste is connected to the city/county system. Solid waste is collected by an independent contractor for removal from the site and appropriately disposed.

      Off-Site Requirements

            Fuel Supply

            MAEM is responsible for the procurement and delivery of natural gas to each of the plant sites, and Mirant Delta pays MAEM its actual fuel supply and trasnsportation costs.

            Electrical Interconnection

            The Pittsburg Facility is connected to a 115 kV switchyard (Units 1 and 2) and a 230 kV switchyard (Pittsburg Units 3, 4, 5, 6 and 7). The two switchyards are interconnected with a transformer. The 115 kV switchyard is a double-bus single-breaker arrangement with six transmission line positions, all supplying local networks serving different load centers. The 230 kV switchyard is a double-bus, single-breaker arrangement with eight transmission line positions, two connecting to Bay area sources and six connecting to Bay area load centers.

Description of the Potrero Facility

      Mechanical Equipment and Systems

            Steam Generators

            The Potrero Unit 3 boiler is manufactured by Riley Stoker Corporation and incorporates a pressurized furnace, water cooled walls, two forced-draft fans, two Ljungstrom regenerative air preheaters, a superheater, reheater and economizer. The radiant, single drum boiler has a capacity of generating 1,505,163 lb/hr of steam at 1,003(degree)F, 1,850 psig at the superheater outlet and 1,338,776 lb/hr of steam at 1,003(degree)F, 545 psig at the reheater outlet. Potrero Unit 3 was placed in service in 1965. Potrero Unit 3 was set up to fire natural gas and/or No. 6 oil; however, Potrero Unit 3 has not been fired on oil since 1994.

            Turbine Generators

            Potrero Unit 3 utilizes a Westinghouse steam turbine-generator with a generator nameplate capacity of 217,855 kW. The Potrero Unit 3 generator is a 20 kV, two-pole, hydrogen-cooled Westinghouse steam turbine unit rated 256.3 MVA at a power factor of 0.85, 60 psig. The generator is equipped with a brushless excitation system and connects to two step-up transformers, each rated 20/115 kV, 120 MVA, with forced oil-air cooling.

            The steam turbine, operating at 3,600 rpm, is a two-cylinder, tandem compound, double-flow, condensing, reheat unit with a shaft-driven boiler feed pump.

            Combustion Turbines

            Potrero Units 4 through 6 each have a net capacity of 52 MW and incorporate dual FT4 Pratt and Whitney aero-derivative CTs in twin-pac arrangement with Electric Machinery Company generators. In commercial operation since 1976, Units 4 through 6 utilize distillate fuel as a primary fuel.

            Potrero Units 4, 5 and 6 generators are 13.8 kV, two-pole Pratt and Whitney CT generators rated 74.5 MVA at a power factor of 0.9. Each unit's generation nameplate capacity is 67,050 kW. Each generator is equipped with a brushless excitation system and connects through a circuit breaker to an oil-filled step-up transformer rated 13.8/115 kV, 36/48/60 MVA with two stages of forced air cooling.

            Fuel System

            Although fuel oil is available as an alternate boiler fuel for Potrero Unit 3, this unit utilizes natural gas delivered via a transmission pipeline that runs along 23rd Street to the site as its primary fuel. Three separate lines deliver gas to the site from this main transmission line. The maximum capability of the gas delivery system is 3.6 million standard cubic feet per hour.

            Potrero Units 4 through 6 utilize distillate fuel as a primary fuel, delivered to the site via a 12-inch pipeline, by barge to the plant dock, or by truck. The primary method of delivery currently employed is by truck. Distillate fuel for the CTs 4, 5 and 6 is stored in a 125,000-barrel capacity tank on site.

            Although heavy fuel oil is stored on site as an alternate boiler fuel, it has not been used in the generation process in recent years. Fuel oil is delivered to the plant via an oil tanker mooring at a marine terminal located one-half mile north of the plant at Pier 70 and is then off-loaded at the terminal and delivered to the plant via a

20-inch pipeline. Two storage tanks with a combined capacity of 393,000 barrels are located in the northern portion of the plant site.

            Water Systems

            Potrero Unit 3 draws seawater from the San Francisco Bay through intake channels on the east side of the plant for once-through cooling. The cooling water is then circulated through condenser tubes that cool the steam from the steam turbine generator and return it to the Bay on the east side of the plant. The city supplies make-up water to the boilers for steam generation at Potrero Unit 3 and for controlling NO(X) emissions from the CTs at Potrero Units 4 through 6. A demineralizer is located on the plant site; however, it is no longer operational and rental equipment is used to demineralize water at the plant. City water is used for potable water and for the fire system.

            Fire Protection System

            Fire protection is supplied by the city water system. Pressure and flow are boosted with fire protection pumps on site.

      Electrical and Control Systems

            Electrical Distribution

            The Potrero Units 3, 4, 5 and 6 generating station electrical arrangement includes four generators connected to a 115 kV bus, with station auxiliary power derived from each generator output. The 115 kV bus is connected to the Bay area transmission system.

            Plant Control Systems

            Potrero Unit 3, as a result of recent control system upgrades, now has unit annunciator, boiler steam temperature and NO(X) controls implemented in a WDPF Level 7 DCS. The remaining combustion and drum-level controls are handled by the original pneumatic control scheme. The turbine is controlled by the original Westinghouse 300-pound MH Control System and includes automatic generation control capacity.

            Control system for the CTs located at Potrero Units 4 through 6 was upgraded in 1992 to a Woodward 5000 DCS, which provides all annunciation and automatic start-up, paralleling and loading functions. Start, stop and monitoring functions for the units are preformed remotely from the Potrero Unit 3 control room.

            Emergency Power System

            By first starting the Potrero Units 4, 5 and 6 gas turbines, the Potrero Facility has black-start capability.

      Environmental Controls and Equipment

            Air Emissions

            Potrero Unit 3 emissions control is achieved through boiler NO(X) control schemes incorporating FGR and overfire air ports. Potrero Units 4 through 6 control emissions by injecting water into the unit at a water-to-fuel ratio of 0.7:1.0.

            Wastewater/Solid Waste Disposal

            The process cooling water is circulated through the condenser and then discharged back to the San Francisco Bay. Sanitary waste is connected to the city/county system. Solid waste is collected by an independent contractor for removal from the site and appropriately disposed.

      Off-Site Requirements

            Fuel Supply

            MAEM is responsible for the procurement and delivery of distillate fuel and natural gas to the plant site, and Mirant Potrero pays MAEM its actual fuel supply and trasnsportation costs.

            Electrical Interconnection

            The Potrero Facility is connected to a 115 kV PG&E switchyard that is a double-bus, single-breaker arrangement. The plant's switchyard is connected to the transmission grid through five underground cables. Two cables travel northwest and connect and supply power to the Larkin Substation in San Francisco. A third cable runs in the same direction and connects and supplies power to the Mission Substation in San Francisco. Two other cables travel southward connecting to the Martin Substation in Daly City. Each cable also supplies a distribution transformer at the Bayshore Substation, which serves the Bay Area Rapid Transit's needs for traction power. The total capacity of the 115 kV interconnection is 724 MVA.

            Additionally, two 115/12 kV distribution transformer banks are directly connected to and supplied from the Potrero PG&E switchyard. The capacity of this 12 kV system is 130 MVA.

Operation and Maintenance

      The Contra Costa Facility

            The Contra Costa Facility is operated utilizing four 12-hour operating shifts. One full shift is on day shift and is available for shift relief due to vacation or sickness, to perform maintenance or other support activities and to participate in the plant training programs. The structured training program covers the plant systems and is made up of textbooks, on-the-job training, and specific vendor training. Tests are available for operations, maintenance, and instrument and control personnel to improve skills. A training simulator has been available through PG&E and will probably be made available by Mirant California in the future.

            Inspection of main steam and reheat piping and hangars is conducted on a continuing basis as part of the High Energy Piping System Program. Inspections of these systems include the hot and cold positions and determining system condition by using various non-destructive testing techniques. Boiler water wall tubes are sampled annually and ultrasonic testing or similar testing is conducted periodically based on wear patterns as part of the High Energy Piping System Program.

            Plant personnel continuously review the plant performance and condition in order to identify areas of improvement and propose betterment programs to maintain reliability and efficiency. Performance monitoring is conducted by tracking and monitoring data that can be utilized to predict the expected effect of a change in operation. It is used to predict NO(X) and CO relationships for better control of emissions. Computer modeling capability is fully installed in Contra Costa Unit 6. It is also used to enhance heat rate and peak load capability.

            The Contra Costa Unit 6 boiler was last inspected in March and April 1998 when the normal boiler permit and waterwall tube inspections were conducted. The normal permit inspection for Contra Costa Unit 7 was also completed in April 1998. The Contra Costa Unit 6 boiler received its last chemical cleaning in June 1999. The Contra Costa Unit 7 boiler was chemically cleaned in June 1997.

            NO(X) reduction modifications were installed on the Contra Costa Unit 6 boiler in March 1998. Low-NO(X) burners were installed on this boiler in 2000. Low-NO(X) burners were installed in Contra Costa Unit 7 in June 1997. Contract Costa Unit 7 upgrade included installation of overfire air ports, new forced draft fan motors, new FGR fan motors and a new burner management system.

            The Contra Costa Unit 6 steam turbine generator experienced excessive vibration on the intermediate pressure ("IP") generator bearings in May 1995. Hydrogen seal rings were replaced, with special care taken to ensure that the gland bracket angle was established in accordance with vendor requirements.

            In November 1996, the Contra Costa Unit 6 auxiliary transformer shorted out due to operator error with the unit in service. The auxiliary transformer remained out of service for four months, however, Contra Costa Unit 6 remained in service by utilizing the startup transformer.

            In April 1997, the Contra Costa Unit 6 turbine throttle valves stuck during valve testing, necessitating disassembly, cleaning, honing and reinstallation. The unit was out of service approximately two weeks.

            In September 1997, the Contra Costa Unit 6 main transformer was shorted out at full load when a disconnect switch came apart and fell across the transformer. The unit was out of service for about nine months and came back in service for peak period with a transformer purchased from Los Angeles Department of Water and Power.

            In March 1997, the oil system failed on the Contra Costa Unit 5 synchronous condenser, resulting in wiped bearings. Cause of the event was a leaking hydrogen cooler that leaked water onto a lube oil pump motor, causing it to fail. The field was removed and cleaned and the failed hydrogen cooler was replaced along with bearing repairs. The unit was out of service approximately three months.

            Commencing at the end of 2000 and extending into 2001, Contra Costa Unit 6 had low-NO(X) burners installed, boiler tube repairs completed and a new turbine generator seals installed.

            The Contra Costa Facility employs a high energy piping inspection program in which selected portions of piping and components are inspected as part of the boiler inspection and overhaul outages. The program is designed to ensure safe and reliable operation to protect personnel and maintain unit availability. Components that contain steam or water at greater than 200(degree)F, such as longitudinally welded hot reheat lines, feedwater heaters and boiler feed pump recirculation lines are monitored and periodically inspected.

      The Pittsburg Facility

            In December 1995, the main generator exciter was damaged on Pittsburg Unit 7 when the exciter developed a phase-to-phase short. The unit was operated with two mobile exciters taken from Pittsburg Unit 5 until the Pittsburg Unit 7 exciter was rebuilt.

            Excessive vibration was noted in the Pittsburg Unit 6 IP/LP turbine in March 1998. This was caused by a crack in the rotor. Repairs were made and the unit returned to service in about 10 weeks.

            High vibration was noted on the high pressure ("HP")/LP turbine of Pittsburg Unit 5 in November 1997. A damaged section of turbine blade shroud was the cause. The unit was off line for about 10 weeks to make repairs to the shroud. In March 1999, high vibration was again experienced, caused by a crack in the turbine rotor. Due to the lengthy repair period needed to correct this deficiency, the unit was put into full overhaul status and was out of service for 14 weeks.

            Pittsburg Unit 3 experienced a short in the generator "C" phase in December 1997 due to a foreign object stuck in the stator windings. The unit was out of service approximately four weeks following winding repair and rewrapping.

            Boiler chemical cleaning was performed on Pittsburg Unit 7 in March 1998; on Pittsburg Unit 6 in June 2000; and on Pittsburg Unit 5 in March 1998. Pittsburg Unit 1's last chemical cleaning occurred in January 1990, however, Pittsburg Units 2 through 4 cleanings are expected to be completed in 2001.

            In November 1997, Pittsburg Unit 5 experienced high vibration on the HP/LP section of the steam turbine which caused the unit to be taken out of service. A lifted shroud caused the vibration. The shroud was repaired and the unit returned to service approximately 10 weeks later.

            In March 1998, Pittsburg Unit 6 experienced high vibration caused by a crack in the IP/LP rotor. The rotor was removed and sent to Charlotte, North Carolina for repairs by Westinghouse. The crack was ground out and welded. The unit was returned to service approximately 10 weeks later.

            In March 1999, Pittsburg Unit 5 experienced high vibration caused by a crack in the HP/LP rotor. The rotor was sent to Charlotte, North Carolina for repairs. The crack was almost 360(degree). The piece was separated and all poor metal removed and welded back together. With the work scope expanded for repairs, the unit was put into full overhaul. The unit was returned to service approximately 14 weeks later.

            Pittsburg Units 1 through 4 experienced eight condenser tube leak incidents from 1994 to 1998, most of them in Pittsburg Unit 2. Only one of these was a forced outage. The other seven occurrences resulted in forced curtailments. Of the total forced outage and curtailment hours, all but seven were charged to Pittsburg Unit 2. Pittsburg Unit 5 experienced a total of five condenser tube leaks from 1994 to 1998. In this same time frame, 11 feedwater heater leaks were experienced. Pittsburg Unit 6 experienced seven feedwater heater leaks or related problems from 1994 to 1998. A total of six condenser leak incidents occurred during this period. Pittsburg Unit 1 was impacted by numerous boiler tube leaks and inability to easily control boiler water chemistry. This was traced back to the condition of the condenser tubes. The condenser tubes were replaced and the boiler tubes cleaned and repaired as necessary at the end of 2000 and into 2001. Pittsburg Units 2, 3, and 4 will have their respective condenser tubes replaced and their boiler tubes cleaned and repaired as necessary in the first half of 2001.

            In 2000, Pittsburg Units 5 and 6 had low-NO(X) burners installed. Pittsburg Unit 6 also repaired the TG bore, air-preheater seal, and major pumps. Both generators were re-wound and air preheater baskets were replaced on Pittsburg Unit 6. In 1999 and 2000, Pittsburg Unit 7 experienced forced outage hours due to fouling and foreign material getting into the raw water supply. In 2000, the traveling screens were removed and completely rebuilt, the cooling tower was cleaned and the circulating water pumps repaired.

            The Pittsburg Facility employs a high energy piping inspection program in which selected portions of piping and components are inspected as part of the boiler inspection and overhaul outages. The program is designed to ensure safe and reliable operation to protect personnel and maintain unit availability. Components that contain steam or water at greater than 200(degree)F, such as longitudinally-welded hot reheat lines, feedwater heaters and boiler feed pump recirculation lines are monitored and periodically inspected.

      The Potrero Facility

            Potrero Unit 3 is not currently capable of burning dual fuel without approximately 30 days to prepare the fuel oil systems for operation in addition to some capital improvements to permit this capability. As modifications are made to Potrero Unit 3 to reduce NO(X) and improve efficiency, the plant is moving further away from being able to burn fuel oil. The unit could be made dual fuel capable, which would require additional capital expense and additional annual O&M expense. Cost recovery and need for this capability must be discussed with the California ISO to resolve this point.

            The Potrero Unit 3 boiler was overhauled and modified in 1999 to reduce NO(X) emissions. Existing overfire air ports were modified in 1999 to reduce NO(X) emissions. Existing overfire air ports were modified and the burner windbox modified to accommodate new overfire air ports at the corners of the boiler. Boiler heat transfer areas were changed with economizer surface area being increased and the superheater and reheater areas being decreased. The FGR fan was also retipped to provide increased FGR as part of the low-NO(X) effort. The target emission level is 75 ppm as a result of these modifications. Prior to the outage, emissions were 110-115 ppm NO(X) at full load. A NO(X) control system had previously been installed in 1975. Control system optimization and tuning was performed in 1997 to reduce NO(X) operating levels to match NO(X) target reductions

            High temperature reheater pendants and some radiant superheater tube sections were replaced in Potrero Unit 3 in 1986 and 1994, respectively. In 1997 multiple front, back and sidewall waterwall tubes were replaced along with some high temperature reheater pendant tubes.

            The Potrero Unit 3 boiler was chemically cleaned during this outage as it was during the 1990 and 1997 outages. Beginning in 1994, boiler outage intervals for permitting and recertification were changed from 24 to 36 months, reducing the required number of overhauls to obtain State of California operating permits.

            In 1997, Potrero Unit 3 was off-line on seven occasions due to boiler tube leaks. Two boiler tube related problems resulted in about eight hours of curtailment during the year in addition to the approximately 590 hours the unit was off-line due to forced and scheduled boiler tube leak related outages. Most of these leaks were in waterwall tubes. The 1997 overhaul included extensive evaluation of boiler tubes and resulted in replacement of many front, back and side water wall tubes in the high temperature reheater pendant and steam drum to sidewall header tubes. Following this work, 1998 operating records show no forced outages or curtailments due to boiler tube leaks.

            In 2000, Potrero Unit 3 the condenser tubes were cleaned, coated and sleeved where required, boiler tube leaks were fixed, and boiler casing seal was repaired. Material was ordered to replace the condenser tubes in 2001 and repair all badly corroded boiler tubes due to the condenser tube leaks.

            Review of the Potrero Unit 3 turbine generator operating history since 1993 shows few problems adversely affecting plant availability. A 1995 forced outage related to wiped turbine bearings resulted in about 1,080 forced outage hours. This outage occurred while shutting the unit down. Steam seal problems were the apparent cause of this casualty. Except for 1995, a review of forced outages for 1994-1998 shows an average of only 42 hours per year in forced outages attributed to the turbine-generator and turbine valves.

            The turbine-generator has been overhauled at about two year intervals with complete turbine disassembly and inspection occurring roughly every other major outage. Disassembly occurred during 1986, 1990 and 1997 outages.

            The generator was completely disassembled, stator rewedged, field removed and other repairs completed in 1998. It was again opened, inspected and minor repairs accomplished in 1992, 1994, 1996, 1997 and 1999.

            Low-pressure turbine, throttle and reheat valves were inspected and repaired as necessary during the 1999 outage. Some valve maintenance, inspection or modification work is performed at every major outage. In 1997, turbine non-return valves were overhauled in addition to the steam admission valves, which are usually included in the work schedule.

            Potrero Unit 3 feedwater heater 3-4 was replaced in 1998. The main condenser was retubed with 70-30 Cu-Ni in 1990. Feedwater heater 3-5 was rebundled the same year. During the 1997 outage, the condenser was mechanically cleaned. In 1999, inlet end inserts were installed in the condenser tubes. Review of operating records from 1993-1998 shows a total of 15 tube leak incidents in all feedwater heaters. These forced curtailments resulted in a total of 67 equivalent forced outage hours in this five-year period.

            Only two forced outages were attributable to heat exchangers during this period. In 1997, tube-to-tubesheet leaks and the subsequent repairs resulted in 120 equivalent forced outage hours. In 1993, LP feedwater heater tube leaks forced the unit down for about 43 hours.

            Feedwater heater performance is monitored regularly on Potrero Unit
3. In the future, feedwater heater performance will be incorporated into the plant performance monitoring system.

            The Potrero Facility employs a high energy piping inspection program in which selected portions of piping and components are inspected as part of the boiler inspection and overhaul outages. The program is designed to ensure safe and reliable operation to protect personnel and maintain unit availability.

            Potrero Units 4 through 6 are simple-cycle gas turbine-generator units; each rated at 52 MW net. They generally run on peak load days during the peak portion of the year. These units have black start capability, can start in less than 10 minutes and can operate as synchronous condensers. These units utilize distillate fuel. Each generator is driven by two gas turbines located at both ends of the generator and on the same shaft.

            In 1998, all three units were hot section inspected. In addition, Potrero Unit 6 had a "B" engine overhaul. The units had previously received hot section inspections in 1993 and 1994. In 1975, a NO(X) control system was installed in Potrero Unit 3. In 1992, the gas turbine control systems were upgraded to a Woodward 5000 DCS.

This system performs automatic start-up, paralleling and loading as will as annunciation functions. A CEM system was installed on Potrero Unit 3 1993. The system has maintained an average annual availability of 97 percent since it was installed.

            A plant efficiency monitoring system is in place on Potrero Unit 3 which monitors heat rate. The system capability is still being expanded. The intention is to develop the system to monitor deviation from expected performance for major equipment and to generate a weekly heat rate curve.

            In 1992, the Potrero Unit 3 control system was upgraded to incorporate the NO(X) controls, boiler steam temperature and associated annunciators into a WDPF Level 7 DCS. The CO/O2 analyzer was replaced in 1997 along with replacing a Daniels gas flow computer.

Operating History

            Operating data for the past several years of operation of the Mirant California Facilities was provided by Mirant California and is presented in Table 9.

                                     Table 9
                                Operating History
                          Mirant California Facilities

                                                 Contra Costa       Pittsburg         Potrero
                                                 ------------       ---------         -------
            Net Capability Rating (MW)(1)
                        1996                            680           1,932             350
                        1997                            680           1,932             350
                        1998                            680           1,932             350
                        1999                            680           1,932             350
                        2000                            680           1,932             350
            Net Generation (GWh)
                        1996                        1,410.4         2,618.5           916.3
                        1997                        1,350.4         3,694.1           764.6
                        1998                        1,919.7         4,873.9         1,188.7
                        1999                        2,349.4         3,530.1           894.3
                        2000                        2,766.8         6,899.4           907.6
            Annual Net Heat Rate (Btu/kWh)(2)
                        1996                         10,114          11,104          10,502
                        1997                         10,217          10,883          10,921
                        1998                          9,981          10,427          10,384
                        1999                         10,028          10,888          10,590
                        2000                         10,193          10,545          10,837
            Net Capacity Factor (%)(2)
                        1996                           23.9            19.6            48.4
                        1997                           22.7            28.3            35.2
                        1998                           33.8            32.0            59.9
                        1999                           39.7            23.7            43.9
                        2000                           46.7            45.8            48.8
            Equivalent Availability Factor(%)(2)
                        1996                           88.8            78.1            84.5
                        1997                           70.3            81.4            72.6
                        1998                           78.8            65.2            94.9
                        1999                           93.4            86.7            79.7
                        2000                           87.4            80.7            80.8
            Gas Use (Mcf x 1000)
                        1996                       14,264.9        29,114.5         9,328.6
                        1997                       13,796.9        40,201.8         7,349.9
                        1998                       19,161.1        50,821.3        11,603.1
                        1999                       23.559.4        38,380.9         8,751.1
                        2000                       28,201.0        72,752.4         8,537.7

            --------
            (1)   Summer rating.
            (2) Represents weighted average for annual net heat rate, net capacity and equivalent availability factors.

Environmental Assessment

      Environmental Site Assessments

            In connection with the sale of the Mirant California Facilities, PG&E agreed to undertake any remediation (including during decommissioning) that relates to any pre-closing environmental condition or transmission environmental condition required by any governmental authority with jurisdiction over the Mirant California Facilities. If Mirant Delta or Mirant Potrero choose to develop any plant for a use other than for a fossil-fueled power plant or a substantially similar industrial purpose, which development would make the costs of environmental remediation materially higher, PG&E's costs of remediation would be capped at the costs which would have been incurred if there had been no change in use. Long-term remediation activities and future remediation of residual contamination under structures on the plant sites are PG&E's responsibility. PG&E is not, however, responsible for other remediation work unless changes in environmental laws or in the environmental cleanup standards of a governmental authority require additional remediation. Due to the environmental indemnity in the Purchase and Sale Agreements which obligates PG&E to indemnify Mirant Potrero and Mirant Delta for pre-existing environmental conditions, no funds are included in the Projected Operating Results.

         Status of Permits and Approvals

                  The status of key permits and approvals for the Mirant California Facilities is shown in Tables 10 through 12.

                                    Table 10
           Status of Key Permits and Approvals Required for Operation
                              Contra Costa Facility

===================================================================================================================================
Permit or Approval              Responsible Agency         Status                         Comments
-----------------------------------------------------------------------------------------------------------------------------------
State/Local
-----------------------------------------------------------------------------------------------------------------------------------
1. Title V Air Operating        BAAQMD                     Issued 4/1/99                  Permit covers all on-site emission
   Permit                                                  Expires 9/14/03                sources, including Units 6 and 7
                                                                                          (steam) and misc. sources.

                                                                                          Consolidates air emission requirements,
                                                                                          including Rule 9-11, NO(X) controls.
-----------------------------------------------------------------------------------------------------------------------------------
2. NPDES Wastewater             Central Valley Regional    Issued 10/27/95                Defines effluent limitations,
   Discharge Permit             Water Quality Control      Expires 10/1/00                monitoring and reporting requirements.
                                Board ("RWQCB")                                           Renewal application filed 4/3/00 with
                                                                                          subsequent submittals. Plant will operate
                                                                                          under expired permit until renewal is
                                                                                          issued.
-----------------------------------------------------------------------------------------------------------------------------------
3. Hazardous Waste Treatment    California Department of   Issued 4/1/93                  Notification covers boiler wastewater
   Notification                 Toxic Substance Control                                   management, boiler chemical cleaning
                                ("DTSC")                                                  waste, o/w separator, waste storage,
                                                                                          demineralizer and lab waste.
-----------------------------------------------------------------------------------------------------------------------------------
4. California Endangered        California Department of   Issued 12/30/97                Multispecies Habitat Conservation Plan
   Species Act MOU              Fish and Game ("CDFG")                                    prescribes management measures for
                                                                                          listed/ unlisted species potentially
                                                                                          impacted by Pittsburg and Contra Costa
                                                                                          Facilities and habitat
                                                                                          enhancement/monitoring at the Montezuma
                                                                                          Enhancement Site.
===================================================================================================================================

                                    Table 11
           Status of Key Permits and Approvals Required for Operation
                               Pittsburg Facility

===================================================================================================================================
Permit or Approval              Responsible Agency         Status                         Comments
-----------------------------------------------------------------------------------------------------------------------------------
State/Local
-----------------------------------------------------------------------------------------------------------------------------------
1. Title V Air Operating        BAAQMD                     Issued 4/1/99                  Permit covers all on-site emission
   Permit                                                  Expires 9/14/03                sources, including Units 1 through 7
                                                                                          (steam).

                                                                                          Consolidates air emission requirements,
                                                                                          including Rule 9-11, NO(X) controls.
-----------------------------------------------------------------------------------------------------------------------------------
2. NPDES Wastewater Discharge   Central Valley RWQCB       Issued 11/15/95                Defines effluent limitations, monitoring
   Permit                                                  Expires 11/15/00               and reporting requirements. Renewal
                                                                                          application filed. Application deemed
                                                                                          complete by RWQCB 6/21/2000.
-----------------------------------------------------------------------------------------------------------------------------------
3. Hazardous Waste Treatment    Central Valley RWQCB       Issued 9/16/97                 Exemption renewal letter from CRWQCB
   Notification                                            Expires 9/16/02                (effective September 16, 1997) extending
                                                                                          Toxic Pits Clean-Up Act exemption for
                                                                                          five years.
-----------------------------------------------------------------------------------------------------------------------------------
4. California Endangered        CDFG                       Issued 12/30/97                MOU and associated multispecies Habitat
   Species Act MOU                                                                        Conservation Plan prescribes management
                                                                                          measures for listed/ unlisted species
                                                                                          potentially impacted by Pittsburg and
                                                                                          Contra Costa Facilities and habitat
                                                                                          enhancement/monitoring at the Montezuma
                                                                                          Enhancement Site.
===================================================================================================================================

                                    Table 12
           Status of Key Permits and Approvals Required for Operation
                                Potrero Facility

===============================================================================================================================
Permit or Approval                   Responsible Agency         Status                Comments
-------------------------------------------------------------------------------------------------------------------------------
State/Local
-------------------------------------------------------------------------------------------------------------------------------
1. Title V Air Operating             BAAQMD                     Issued 4/1/99         Permit covers all on-site emission
   Permit                                                       Expires 9/14/03       sources, including Unit 3 (steam), Units
                                                                                      4, 5 & 6 (gas turbines) and misc.
                                                                                      sources. Consolidates air emission
                                                                                      requirements, including Rule 9-11, NOX
                                                                                      controls.
-------------------------------------------------------------------------------------------------------------------------------
2. NPDES Wastewater Discharge        San Francisco Bay RWQCB    Issued 5/99           Defines effluent limitations, monitoring
   Permit                                                       Expires 5/04          and reporting requirements.
-------------------------------------------------------------------------------------------------------------------------------
3. Industrial Wastewater             City and County of San     Issued 7/7/99         Defines effluent limitations, monitoring
   Discharge Permit to Sewer         Francisco Department of    Expires 6/6/02        and reporting requirements.
   System                            Public Works
===============================================================================================================================

      Regulatory Compliance

            The Mirant California Facilities are currently subject to various state and federal permits and regulations primarily mandated by the BAAQMD, the California Regional Water Quality Control Board ("CRWQCB"), and the CDFG. Of particular importance is BAAQDM's Regulation 9-11 which addresses the control of NO(X) and CO emissions from the Mirant California Facilities. Title IV of the Clean Air Act, Acid Rain Program is also applicable the Mirant California Facilities.

            BAAQMD Regulations

            In late 1995, the BAAQMD amended Rule 9-11, which regulates the control of NO(X) and CO emissions from Utility Electric Power Generating Boilers ("Rule 9-11"). Rule 9-11 specifies a "system-wide" (which for purposes of this Report and Supplement is all power generation owned and/or operated by Mirant California) emission limitation to be achieved by all steam boilers, each with a rated heat input of greater than or equal to 250 MMBtu/hr, used for electric power generation in the geographic area regulated by the BAAQMD. The system-wide emission limitation imposes a NO(X) average (calculated in accordance with Rule 9-11) emission limitation for all the Mirant California Facilities in addition to individual unit limitations in the unit's Title V Permit. The fact that Mirant California owns multiple units provides flexibility in meeting the system-wide limit.

            Rule 9-11 specifies the system-wide NO(X) emission rate limits shown in Table 13 for gaseous fuels, which are calculated on a clock-hour basis. Rule 9-11 prohibits boilers from being fired with oil unless: (i) natural gas is not available due to a force majeure event or (ii) the unit is performing limited oil testing.

                                    Table 13

                             NO(X) Emissions Limits
                          Mirant California Facilities

                 Effective Date                  System-Wide
                 of Limitation               Emission Rate Limit
                                          lb/MMBtu           ppm(1)
                                          --------           ------
                January 1, 1997            0.188             155
                January 1, 1998            0.160             132
                January 1, 1999            0.115              95
                January 1, 2000            0.105              87
                January 1, 2002            0.057              47
                January 1, 2004            0.037              31
                January 1, 2005            0.018              15

                --------------------
               (1)   Parts per million, dry volume at 3% oxygen.

            Prior to Mirant California's purchase of the generating units, PG&E initiated a detailed study, NO(X) Control Strategy Development for PG&E's BAAQMD Units, prepared by an engineering firm retained by PG&E (the "Engineering Report"), to determine the best approach to achieve compliance. Based on the Engineering Report and ongoing evaluations and modifications at the Mirant California Facilities, Mirant California's current plans are to achieve compliance with the NO(X) emission limits by the installation of various burner modifications and SCR installation on many of the units.

            Title IV SO(2) Limitations - SO(2) Allowances

            The Potrero, Pittsburg and Contra Costa Facilities are Phase II affected plants under the Title IV Acid Rain Program and will therefore need to comply with the SO(2) allowance limitations thereunder beginning in the year 2000.

            PG&E did not sell any SO(2) allowances allocated to the Mirant California Facilities to Mirant California as part of the sale agreement. Any SO(2) allowances required for operation of the Mirant California Facilities will have to be secured by Mirant California from other sources or purchased on the open market. Since the Mirant California Facilities are currently operating exclusively on natural gas and natural gas usage is contemplated in future operations, the need for SO(2) allowances is minimized. Assuming 100 percent operation (8,760 hours per year) of the combined Mirant California Facilities, less than 100 total SO(2) allowances per year would be required based on standard SO(2) emission factors for natural gas-fueled steam boilers.

            If oil fuel were to be utilized in the future, additional SO(2) allowances would have to be secured and allocated to comply with the Title IV Acid Rain regulatory requirements.

            Air Emissions

            The air emissions presented in Table 14 have been used in the Projected Operating Results.

                                    Table 14
                              Emissions and Limits
                          Mirant California Facilities
                                   (lb/MMBtu)

           Facility                      Current                 Projected             Emission Limit
                                  SO(2)         NO(X)(1)     SO(2)     NO(X)(2)      SO(2)     NO(X)(3)
                                  -----         --------     -----     --------      -----     --------
      Contra Costa Unit 6         0.001          0.072       0.001       0.012        NA          175
      Contra Costa Unit 7         0.001           0.06       0.001       0.012        NA          175
      Pittsburg Units 1-4         0.001        0.09-0.135    0.001       0.012        NA          175
      Pittsburg 5                 0.001          0.065       0.001       0.012        NA          175
      Pittsburg 6                 0.001          0.045       0.001       0.012        NA          175
      Pittsburg 7                 0.001           0.05       0.001       0.012        NA          175
      Potrero Unit 3              0.001           0.07       0.001       0.024        NA          175
      Potrero Units 4-6(4)        0.001          0.078       0.001       0.078        NA           65(5)

      --------------------
      (1)   Representative of annual average.
      (2) Assumes SCRs at Pittsburg Units 1, 2, 3 and 4 in 2003 reducing emissions to 0.012 lbs/MMBtu; low-NO(X) burners and an SCR at Pittsburg Unit 5 in 2001 reducing emissions to 0.024 lbs/MMBtu and in 2002 reducing emissions to 0.012 lbs/MMBtu, respectively; SCRs at Pittsburg Units 6 and 7 in 2002 and 2003 reducing emissions to 0.012 lbs/MMBtu; an SCR at Potrero Unit 3 in 2004 reducing emissions to
            0.024 lbs/MMBtu; low-NO(X) burners and an SCR at Contra Costa Unit 6 in 2001 reducing emissions to 0.048 lbs/MMBtu and in 2003 reducing emissions to 0.012 lbs/MMBtu; and an SCR at Contra Costa Unit 7 in 2001 reducing emissions to 0.012 lbs/MMBtu.
      (3)   Parts per million, dry volume at 3% oxygen, clock-hour average.
      (4) Potrero Units 4, 5, 6 gas turbines are limited to 877 operating hours per calendar year.
      (5)   Parts per million, dry volume at 15% oxygen, clock-hour average.

            Wastewater Compliance.

            Effluent limitations for the discharge of each of the Delta Facilities and the Potrero Facility are generally similar between plants and consistent with USEPA's Effluent Guidelines for Steam Electric Power Plants. However, a monthly 96-hour flow-through bioassay is required at the Potrero Facility to demonstrate that the discharge is not toxic to certain test aquatic species. Monitoring at the Delta Facilities and the Potrero Facility is conducted by plant operations on a regular basis and reported monthly to the CRWQCB.

            The Potrero Facility is permitted by the CRWQCB for wastewater discharges to the San Francisco Bay. The Contra Costa and Pittsburg Facilities are permitted by the CRWQCB to discharge their wastewater to the San Joaquin River and to the Suisun Bay, respectively. With the exception of Pittsburg Unit 7, all of the steam generating units utilize once-through cooling water for steam condenser cooling. As a result, specific temperature and flow limits are included in the NPDES permits for the Delta Facilities and the Potrero Facility to assure water quality compliance and to minimize aquatic impacts in the receiving water.

            The cooling water intakes for both the Pittsburg and Contra Costa Facilities are located in a nursery area for striped bass, which is considered a valued fishery resource. Additionally, recent listings of the Delta Smelt and Winter-run Chinook Salmon under the State and Federal Endangered Species Act have focused attention on these species. Since all of these species are or may be present in the intake/discharge water from these two plants, a Resource Management Program is required under the NPDES permits for the Pittsburg and Contra Costa Facilities that includes certain operating restrictions during the "entrainment period" for striped bass, which typically occurs between May and July of each year. The operations protocol that defines these restrictions generally maximizes the power production from Pittsburg Unit 7, attempts to limit the discharge temperature at the Pittsburg and Contra Costa Facilities to 86(degree)F, restricts scheduling of the overhaul of Pittsburg Unit 7 for each year during the entrainment period and minimizes circulation flows under certain conditions. The Mirant California Facilities are presently operating and have operated in the past under the Resource Management Plan. The renewal of the NPDES Permits and the need to obtain a federal Take Permit for impacting endangered species will likely require additional capital expenditures and O&M expenses at the Mirant California Facilities.

            The wastewater compliance history of the Mirant California Facilities does not indicate any future non-compliance trends.

            California Endangered Species Memorandum of Understanding

            On December 30, 1997, CDFG and PG&E entered into an MOU regarding a Multispecies Habitat Conservation Plan which specifies: (i) management measures for listed and unlisted endangered species that could be impacted by the operation and maintenance of the Pittsburg and Contra Costa Facilities and (ii) habitat enhancement/monitoring activities at the Montezuma Enhancement Site. The Montezuma Enhancement Site is a 139-acre site located across the San Joaquin River Basin from the Pittsburg and Contra Costa Facilities.

            Design and construction costs for the Montezuma Enhancement Site were estimated in late 1997 at $500,000 and monitoring over 15 years is estimated at a total cost of $1,000,000. Future maintenance of the site is contingent upon negotiations presently ongoing with the NPDES renewal process and the acquisition of a federal Take Permit for the Delta Facilities.

            Future Environmental Requirements

            Certain future requirements relative to the revised PM(2.5) standard, regulation of mercury emissions, regional haze, regional visibility, water intake structure regulations, and potential ratcheting of the SO(2) allowance program beyond the year 2009 may affect the Mirant California Facilities in the future by imposing more stringent requirements than those in effect at the present time. Since the Mirant California Facilities are fired primarily on natural gas, the impact of these potential future requirements is not expected to be significant.

                           MIRANT NEW YORK FACILITIES

Description of the Bowline Facility

      Mechanical Equipment and Systems

            Steam Generators

            The Bowline Unit 1 steam generator consists of a CE controlled circulation, radiant reheat unit, tangentially fired, with a balanced draft furnace. The steam generator has a maximum continuous capacity of 4,200,000 lb/hr of steam when operating at 2,600 psig and 1,005(degree)F superheater outlet temperature and a final reheat temperature of 1,005(degree)F. The steam generator is designed to fire either No. 6 fuel oil or natural gas, or both fuels in combination. Major equipment associated with the steam generator includes five elevations of burners at each corner of the furnace for a total of 20 burners, two forced draft and two induced draft fans, one gas recirculation fan, four boiler circulation pumps, two regenerative air preheaters and a sootblowing system.

            The Bowline Unit 2 steam generator consists of a B&W natural circulation, radiant reheat unit, front and rear wall fired, with a balanced draft furnace. The steam generator has a maximum continuous capacity of 4,200,000 lb/hr of steam when operating at 2,600 psig and 1,005(degree)F superheater outlet temperature and a final reheat temperature of 1,005(degree)F. The steam generator is designed to fire either No. 6 fuel oil or natural gas, or both fuels in combination. Major equipment associated with the steam generator includes four elevations of burners arranged with eight burners per elevation, of which four burners are on the front wall and four are on the rear wall of the furnace for a total of thirty-two burners, two forced draft and two induced draft fans, one gas recirculation fan, two regenerative air preheaters and a sootblowing system. Due to the condition of steam generator's tubing, the superheater and reheater outlet temperatures for Bowline Unit 2 are currently being held to approximately 980-990(Degree)F to reduce further deterioration. The tubing replacements that would be necessary to allow the temperatures to be restored to their design points of 1005(Degree)F will continue to be evaluated as part of the overall economic operating plan for the unit. We have not included costs for this level of tubing replacements in the Projected Operating Results.

            Turbine Generators

            Each of the Bowline Units 1 and 2 steam generators provides steam to a single GE tandem-compound, four flow, reheat, condensing steam turbine. Each turbine is capable of producing approximately 566-570 MW at inlet throttle conditions of 2,400 psig and 1,000(degree)F with 1,000(degree)F reheat inlet temperature at the maximum guaranteed throttle flow of 3,799,670 lb/hr and 2.0 inches Hg backpressure.

            Each of the Bowline Units 1 and 2 steam turbines drives a GE hydrogen-cooled generator. Each of the generators is a 2 pole, 3 phase, 60 cycle, 3,600 rpm, 20 kV unit rated at 690 MVA at 60 psig hydrogen pressure. Each generator has a direct driven exciter.

            Fuel System

            The fuel oil system at the Bowline Facility includes an unloading pier, a transfer pipeline, a diked tank farm, a pump house, primary and secondary fuel oil pumps and heater, steam and hot water tracing systems, and pressure, temperature and viscosity controls and instrumentation. Fuel oil is delivered via barge at a deepwater port on the Hudson River that can accommodate both tanker and barge deliveries. No. 6 fuel oil at the Bowline Facility is stored in six steel AST surrounded by an earthen berm wall. The total storage capacity of the six tanks is 870,000 barrels, which constitutes approximately 21 days of fuel supply for the Bowline Facility when operating at full load.

            The Bowline Facility is connected to the ORU natural gas distribution system and both of the units at the Bowline Facility have full natural gas-firing capability. A natural gas metering and pressure-reducing plant is located on the site. Natural gas is provided to the Bowline Facility through a single line. Downstream of the Bowline Facility, the 16-inch supply line increases to 24 inches. The Bowline Facility's system is currently capable of supplying enough natural gas to support one unit at 100 percent load with the second unit at 40 percent load. A new high pressure natural gas transmission line capable of supplying adequate natural gas to fire both units at 100 percent load is under development.

            Propane is used for the ignition of the units. The storage system consists of three horizontal propane storage tanks, each of 30,000 gallons capacity, two propane transfer pumps and a waterbath vaporizer.

            Ash Systems

            The ash handling systems for Bowline Units 1 and 2 consist of four-compartment, gravity feed, dry storage ash hoppers with water seal troughs. These ash hoppers are furnished with a manual system to discharge ash into standard drums to facilitate the disposal of ash to an off-site municipal landfill.

            Water Supply

            Circulating water for the condenser and the service water system is drawn from the Hudson River via six circulating water pumps. Full output of four of the six circulating water pumps is required to operate the Bowline Facility at full load, regardless of water temperature, in order to stay within permitted water thermal discharge regulations. The circulating water system discharges to an underwater multi-port diffuser in the Hudson River.

            Municipal water is used as make-up for the condensate system and is treated in a demineralizer. In addition, the Bowline Facility uses electro-dialysis reduction for make-up water treatment.

      Electrical and Control Systems

            Emergency power is provided by a 615 kW diesel generator. In addition, emergency DC motors are supplied by 125 volt and 250 volt DC batteries and chargers. The 125 volt battery also provides DC power for a 120/240 volt AC uninterruptible power source ("UPS") for critical loads.

            The Bowline Facility is equipped with one central control room. Each unit is operated separately using a Westinghouse digital control system for the boiler burner management controls. Turbines are controlled by a Leeds and Northrup Max 1000 system. The primary operator interface is through consoles that incorporate graphical operator interfaces on cathode ray tubes ("CRTs"). The systems are electronic from the transmitters to the final control element transducers.

      Environmental Controls and Equipment

            Air Emissions

            The control of NO(X) emissions at the Bowline Facility is accomplished by the use of overfire air injection ports, FGR, low-NO(X) burners and modified burner management controls. No particulate emission control is required on either unit. Control of SO(2) emissions is accomplished by the control of the sulfur content of the fuel burned.

            Wastewater/Solid Waste Disposal

            A wastewater treatment facility on the Bowline Facility site treats wastewater prior to discharge to the Huson River under a State Pollutant Discharge Elimination System ("SPDES") permit. Sanitary waste is discharged directly to the regional sewer system. The facility also has two wastewater storage tanks on-site.

            Stormwater is collected and discharged under an SPDES permit, which contains specific monitoring and reporting requirements for various discharge points.

      Off-Site Requirements

            Fuel Supply

            Under the terms of a fuel supply agreement with MAEM, MAEM is responsible for procuring and supplying all fuel oil and natural gas required by the units. Natural gas transmission is provided by the Columbia Gas Transmission Corporation ("Columbia") pursuant to a service agreement that was executed by Columbia and ORU in 1991. Under the terms of this agreement, Columbia is to provide gas transmission services to ORU through December 31, 2003. Columbia's maximum obligation is to deliver 25,000 decatherms of natural gas per day. Columbia must provide such services in accordance with the provisions of the effective OPT Rate Schedule and applicable General Terms and Conditions of Columbia's gas tariff as filed with the FERC. ORU serves as the local distribution company which receives the natural gas from Columbia and delivers the gas to the Bowline Facility. ORU's distribution charges are paid by MAEM and included in the cost of the natural gas.

            Electrical Interconnection

            The Bowline Facility's switchyard has a 138 kV bay for incoming power and a 345 kV bay for outgoing power. The interconnection of Bowline Units 1 and 2 into the ORU transmission system is at the Ladentown 345 kV transmission bus. The Ladentown bus arrangement is a ring bus with four transmission lines. Two lines connect to the Bowline Facility and two lines connect to the 345 kV system. The 345 kV transmission lines connect the Ladentown bus into the bulk power system.

            The interconnection of the Bowline Facility's start-up yard into the ORU transmission system is via the 138 kV Minisceonogo switching station, which taps to the overhead transmission lines. The fuel oil circuit breakers located in the Bowline Facility's start-up yard are contiguous to the ORU transmission system.

            A Continuing Site/Interconnection Agreement between ORU and Mirant Bowline provides for the continued interconnection of the Bowline Facility to ORU's transmission system and allows ORU to continue to operate its transmission and distribution facilities from their present location. In addition, this agreement defines the continuing responsibilities and obligations of Mirant Bowline and ORU with respect to the use of each party's property in connection with their ongoing business operations so as to minimize the impact of such operations on the other party's property or operations. This agreement is effective from November 24, 1998 through the date the generating units are retired and not replaced.

Description of the Lovett Facility

      Mechanical Equipment and Systems

            Steam Generators

            The Lovett Unit 3 steam generator consists of a CE natural circulation reheat unit, tangentially fired, with a balanced draft furnace. The steam generator has a maximum continuous capacity of 500,000 lb/hr of steam when operating at 1,850 psig and 1,050(degree)F superheater outlet temperature and a final reheat temperature of 1,000(degree)F. The steam generator was originally designed to fire either coal or No. 6 fuel oil, with the capability of adding natural gas firing at a later date. Although the coal firing equipment such as pulverizers, fuel-air piping and coal burner nozzles are still in place, the unit currently fires either No. 6 fuel oil or natural gas, or both fuels in combination. Major equipment associated with the steam generator includes four elevations of burners at each corner of the furnace for a total of sixteen burners, two forced draft and two induced draft fans, primary and secondary tubular air preheaters and a sootblowing system.

            The Lovett Unit 4 steam generator consists of a Foster Wheeler natural circulation reheat unit, front wall fired, that has been converted from a positive draft to a balanced draft furnace. The steam generator has a maximum continuous capacity of 1,200,000 lb/hr of steam when operating at 1,890 psig and 1,000(degree)F superheater outlet temperature and a final reheat temperature of 1,000(degree)F. The steam generator was originally designed to fire coal or natural gas, either separately or in combination. In 1970, the capability to fire No. 6 fuel oil was added. Major equipment associated with the steam generator includes two levels of burners, each level with four burners, that are located on the front wall of the furnace and that were replaced with low-NO(X) burners in 1995, two forced draft and two induced draft fans, one regenerative air preheater and a sootblowing system.

            The Lovett Unit 5 steam generator consists of a B&W natural circulation reheat unit, front wall fired, with a positive draft furnace. The steam generator is designed to fire coal, No. 6 fuel oil or natural gas. When firing coal or No. 6 fuel oil, the steam generator has a maximum continuous capacity of 1,400,000 lb/hr of steam when operating at 1,985 psig and 1,000(degree)F superheater outlet temperature and a final reheat temperature of 1,000(degree)F. When firing all natural gas, the unit will deliver a maximum of 1,240,000 lb/hr of steam when operating at 1,890 psig and 975(degree)F superheater outlet temperature and a final reheat temperature of 975(degree)F. Major equipment associated with the steam generator includes four levels of burners, each level with four burners, that are located on the front wall of the furnace and that were replaced with low-NO(X) burners in 1995, two forced draft and two induced draft fans, two regenerative air preheater and a sootblowing system.

            Turbine Generators

            Each of the Lovett Facility's steam generators provides steam to a single GE tandem-compound, two flow, reheat, condensing steam turbine. The Lovett Unit 3 turbine is capable of producing approximately 65 MW at inlet throttle conditions of 1,800 psig and 1,050(degree)F with 1,000(degree)F reheat inlet temperature and 1.0 inches Hg backpressure. The Lovett Unit 4 turbine is capable of producing approximately 173 MW at inlet throttle conditions of 1,800 psig and 1,000(degree)F with 1,000(degree)F reheat inlet temperature and 1.25 inches Hg backpressure. The Lovett Unit 5 turbine is capable of producing approximately 187 MW at inlet throttle conditions of 1,800 psig and 1,000(degree)F with 1,000(degree)F reheat inlet temperature and 1.25 inches Hg backpressure.

            Each of the Lovett Facility's steam turbines drives a GE hydrogen-cooled generator. Each of the generators is a 2 pole, 3 phase, 60 cycle, 3,600 rpm unit. The Lovett Unit 3 generator is rated at 84.7 MVA at 25 psig hydrogen pressure, with an output voltage of 13.8 kV. The Lovett Unit 4 generator is rated at 211.2 MVA at 30 psig hydrogen pressure, with an output voltage of 20 kV. The Lovett Unit 5 generator is rated at 236 MVA at 45 psig hydrogen pressure, with an output voltage of 20 kV.

            Lovett Unit 3 is equipped with two motor-driven exciters, one of which may be used as a spare for either Lovett Unit 3 or Lovett Unit 4. Lovett Units 4 and 5 each has its own shaft-driven exciter.

            Fuel System

            Coal is delivered to the Lovett Facility by train and is stored in a stockpile that contains sufficient coal to operate the Facility for approximately three weeks with the Facility operating at full load. Utilizing bulldozers, coal is reclaimed from the coal stockpile through a series of reclaim hoppers and conveyors.

            Fuel oil is delivered to the Lovett Facility via barge at a deepwater port on the Hudson River that can accommodate both tanker and barge deliveries. Fuel oil storage consists of three tanks that contain sufficient fuel oil to operate the facility for approximately 2 weeks with the Facility operating at full load. The system also includes a common dock-to-tank farm pipeline. No. 2 fuel oil is used for startup of the Lovett Facility units.

            The Lovett Facility is connected to the ORU natural gas distribution system. All three units have full gas-firing capability. A natural gas metering and pressure-reducing station is located on the site. The capacity of the gas regulating station is sufficient to operate all three units at 100-percent capacity.

            Ash Systems

            The ash handling system for Lovett Unit 3 consists of a bottom ash storage hopper and associated sluicewater pumps and piping for bottom ash, and a pneumatic conveying system for fly ash. As coal is not currently being burned in Lovett Unit 3, the bottom ash and fly ash handling systems are not in service.

            The ash handling systems for both Lovett Units 4 and 5 are each divided into two systems. One system utilizes sluicewater to transport bottom ash collected in the ash storage hopper at the bottom of the furnace and from the economizer area, while the second system is a pneumatic conveying system that removes fly ash from the ESPs, duct hoppers and flues.

            An on-site coal ash management facility ("CAMF") is used as a disposal site for coal ash and a minimal amount of wastewater treatment sludge produced at the Lovett Facility. In addition to the CAMF, coal ash is being loaded and transported off site by a third party.

            Water Supply

            Circulating water for Lovett Units 3, 4, and 5 is obtained through two 75 percent capacity circulating water pumps for each unit. The Lovett Facility has surface and subsurface circulating water discharge points into the Hudson River.

            Make-up water for the Lovett Facility from the local potable water supply flows through a portable reverse osmosis system to the demineralizer. Demineralizer effluent is piped to the condensate storage tank.

            The service water systems for the Lovett Facility supply strained Hudson River water for oil cooling, circulating water pump bearing lubrication, bearing water cooling, ash sluicing, and miscellaneous plant utilities.

      Electrical and Control Systems

            Emergency power for each unit is provided via a bank of batteries supplying power to emergency oil pumps, DC control power, and a UPS for Lovett Units 4 and 5 AC control power. A natural gas-fired diesel generator supplies back-up power to the emergency motor control center which powers critical oil pumps, fire pumps, Lovett Unit 3 instrument AC power, and other emergency equipment.

            The Lovett Facility is equipped with two separate central control rooms. One room is assigned to Lovett Units 3 and 4, while the other is assigned to Lovett Unit 5. The original Lovett Unit 5 boiler control system was replaced in 1996 with a Westinghouse digital control system for the boiler burner management system. The operator interface for Lovett Units 4 and 5 is through control room consoles that incorporate graphical operator interfaces on CRTs. Lovett Unit 3 has a hard-wired system with pneumatic controllers on a "bench board" control panel.

      Environmental Controls and Equipment

            Air Emissions

            The control of NO(X) emissions at the Lovett Facility is accomplished by the use of low-NO(X) burners on Lovett Units 4 and 5. Control of particulate emission is accomplished by ESPs on Lovett Units 4 and 5. Control of SO(2) emissions is accomplished by limiting the sulfur content of the fuel burned.

            Wastewater/Solid Waste Disposal

            A wastewater treatment facility treats all of the Lovett Facility's wastewater and discharges the effluent to the Hudson River. Two wastewater storage tanks with a capacity of 400,000 gallons each are on-site, and the Lovett Facility has a separate sanitary waste treatment facility.

            Stormwater is collected and discharged under a SPDES permit, which contains specific monitoring and reporting requirements for various discharge points. The site has a leachate and runoff pump station and treatment pond.

      Off-Site Requirements

            Fuel Supply

            Under the terms of a fuel supply agreement with MAEM, MAEM is responsible for procuring and supplying all coal, fuel oil and natural gas required by the units. Natural gas transmission is provided by Columbia pursuant to the service agreement described in the Bowline Facility's Fuel Supply section of this Supplement.

            Coal is provided by MAEM pursuant to an agreement with the Massey Coal Sales Company Inc. ("Massey") and through spot market purchases. The agreement with Massey, dated April 21, 1999, provides for the supply of coal to the Lovett Facility through July 31, 2007. Under the agreement, Massey must provide the Lovett Facility the lesser of (i) 90 percent of the total tonnage of coal delivered to the Lovett Facility and to off-site storage during the relevant contract year or (ii) 630,000 tons of coal. There is also an option for the purchase of up to an additional 100,000 tons of coal.

            The coal must meet certain quality specifications and is currently obtained from mines in Kentucky and West Virginia, but may be supplied from other sources. The agreement with Massey also provides Mirant Lovett with the option, under certain conditions, to transport coal ash to one of Massey's mines for disposal. Spot market coal is supplied by MAEM at either the same price as the Massey coal if it is procured before the Massey agreement's quantity requirements have been fulfilled, or at MAEM's actual cost for the coal for procurements made after the Massey agreement's quantity requirements have been fulfilled. Coal is currently being delivered to the Lovett Facility in a single-line rail movement pursuant to a transportation contract entered into between ORU and CSX Transportation dated June 1, 1999, and expiring on March 31, 2004 which was assigned to Mirant Lovett by ORU.

            Electrical Interconnection

            Lovett Unit 3 is interconnected with the ORU transmission system at the 69 kV bus in ORU Substation 33. Lovett Units 4 and 5 are connected to the ORU transmission system at the 138 kV bus in ORU Substation 47.

            A Continuing Site/Interconnection Agreement between ORU and Mirant Lovett provides for the continued interconnection of the Lovett Facility to ORU's transmission system and allows ORU to continue to operate its transmission and distribution facilities from their present location. In addition, this agreement defines the continuing responsibilities and obligations of Mirant Lovett and ORU with respect to the use of their own and the other party's property in connection with their ongoing business operations so as to minimize the impact of such operations on the other party's property or operations. This agreement is effective from November 24, 1998 through the date the generating units are retired and not replaced.

Descriptions of the NY CT Facilities

            The CT units at the Hillburn and Shoemaker Facilities are generally operated in peaking service and to satisfy transmission outage requirements. Each unit has black start capability and may be used to provide startup power for other units in the area, such as the Lovett Facility, that do not have black start capability. Each of the CTs is a Worthington Model ER-224 unit nominally rated at 45 MW. Both units are capable of being operated on either natural gas or No. 2 fuel oil. The units were installed in 1971 and are essentially identical except that the Shoemaker Facility is equipped with a natural gas compressor to increase the pressure of the available natural gas.

Descriptions of the Hydroelectric Facilities

            The Mongaup Facility consists of 4 units with a combined capacity of 4 MW. These units were placed in service between 1923 and 1926. The Swinging Bridge Facility consists of 2 units with a combined capacity of 13 MW. These units were placed in service between 1930 and 1939. The Rio Facility occupies approximately 537 acres of land located in the Towns of Deerpark, Forestburgh and Lumberland, New York and consists of the Rio Reservoir with associated dam, 11-foot diameter, 7,000-foot long steel penstock and a powerhouse with two turbine generator units with a combined capacity of 10 MW. The first unit was placed in service in 1927.

            The Grahamsville Facility occupies approximately 70 acres of land located just outside the Village of Grahamsville, New York. The Grahamsville Facility is comprised of a single 17 MW turbine generator unit and auxiliary equipment including a surge tank. Water for generation comes from New York City's Pepacton Reservoir through the 25 mile long East Delaware Tunnel, and is released into the Rondout Reservoir. The Grahamsville Facility was placed in service in 1956.

Operating History

            Operating data for the past several years of operation of the Mirant New York Facilities was provided by Mirant New York and is presented in Table 15.

                                    Table 15
                                Operating History
                           Mirant New York Facilities

                                                                            Hillburn &
                                               Bowline        Lovett        Shoemaker      Hydros
                                               -------        ------        ---------      ------
        Net Capability Rating (MW)(1)
                        1996                     1,213             442          N/A            N/A
                        1997                     1,188             443          N/A            N/A
                        1998                     1,190             447           76             44
                        1999                     1,220             427          N/A            N/A
                        2000                     1,213             434          N/A            N/A
        Net Generation (GWh)
                        1996                     840.4         1,919.4          7.2          191.3
                        1997                   1,542.0         2,172.9         13.0          156.8
                        1998                   3,521.4         2,262.6         24.2          131.8
                        1999                   2,972.9         2,047.9         21.1           78.8
                        2000                   1,411.4         1,986.0         21.5          150.4
        Annual Net Heat Rate (Btu/kWh)(2)
                        1996                    10,415          10,758       22,259             --
                        1997                    10,342          10,806       18,934             --
                        1998                    10,546          10,847          N/A             --
                        1999                    10,699          11,000          N/A             --
                        2000                    11,156          11,109       24,321             --
        Net Capacity Factor (%)(2)
                        1996                      12.3            56.3          1.4           59.8
                        1997                      22.7            63.2          2.9           61.8
                        1998                      37.3            60.6          N/A            N/A
                        1999                      28.1            60.1          N/A            N/A
                        2000                      14.8            61.4          0.7           52.9

                                    Table 15
                                Operating History
                           Mirant New York Facilities

                                                                            Hillburn &
                                               Bowline        Lovett        Shoemaker      Hydros
                                               -------        ------        ---------      ------
        Equivalent Availability Factor (%)(2)
                        1996                      86.6            79.9         93.8            N/A
                        1997                      92.1            81.5         85.3            N/A
                        1998                      92.2            81.5          N/A            N/A
                        1999                      75.6            86.4         85.3           83.8
                        2000                      81.3            81.0         93.9           89.1
        Coal Use (Tons x 1000)
                        1996                        --           721.0           --             --
                        1997                        --           788.5           --             --
                        1998                        --           748.9           --             --
                        1999                        --           667.7           --             --
                        2000                        --           763.2           --             --
        Oil Use (Gallons x 1000)
                        1996                    15,814           590.6         56.6             --
                        1997                    19,064         1,555.3        101.6             --
                        1998                    72,058             6.4         52.0             --
                        1999                    56,590         1,165.4         39.8             --
                        2000                    46,349           387.2        145.6             --
        Gas Use (Mcf x 1000)
                        1996                     6,146           2,254        145.9             --
                        1997                    12,673           3,050        229.0             --
                        1998                    25,374           5,135        427.4             --
                        1999                    22,696           4,744        452.2             --
                        2000                     8,531           2,209        361.9             --

        --------------------

        (1)   Summer ratings.
        (2) Represents weighted average for annual net heat rate, net capacity and equivalent availability factor.

            The equivalent availability and net generation of Bowline Unit 1 were adversely affected by a boiler implosion incident in December of 1999 that resulted in the unit being out of service for nearly two months. The implosion occurred following a unit trip after which the control system allowed the pressure inside the furnace to go highly negative, putting higher than normal stresses on the furnace wall supporting structures. In particular, a number of stirrups which hold the boiler tubes to the buckstays were broken. Improvements have been made to the boiler's control system in an effort to prevent future negative furnace pressure excursions. As Bowline Unit 2 is of a different manufacture and design, a similar occurrence is not expected on this unit.

            In addition to adjusting the boiler control systems to prevent furnace pressure excursions, Mirant New York has modified the control systems to allow the Bowline units to operate in automatic, rather than in manual mode, which allows the units to respond to load change requests more quickly. With these changes in the boiler control system and with revised oil firing burner tips, the operators have been able to better control combustion so as to reduce the level of opacity when firing No. 6 fuel oil.

Environmental Assessment

      Environmental Site Assessments

            Mirant New York has purchased liability insurance for preexisting, unknown environmental contamination at the Mirant New York Facilities, with a 10-year term and a $15 million in coverage for the Mirant New York Facilities other than the Hydroelectric Facilities.

            We have reviewed Phase I and II ESA reports dated June 1999 and August and October 1998 prepared by an environmental consultant for the Mirant New York Facilities regarding investigations of known or potential site contamination issues and environmental liability issues for the Bowline and Lovett Facilities, the Hydroelectric Facilities and the NY CT Facilities.

            The Bowline Facility is listed on the New York State Department of Environmental Conservation ("NYSDEC") spills database report. During its site visit, the environmental consultant observed soil stains apparently due to spills/releases of fuel oil near on-site ASTs. The environmental consultant to Mirant New York conducted soil, sediment, and groundwater sampling within areas of concern in two phases in September and November 1998. Laboratory analyses revealed exceedances of NYSDEC soil cleanup objectives for PAHs and exceedances of NYSDEC water quality standards for certain heavy metals at the certain site locations. The environmental consultant recommended no remedial actions at the site for contaminated soils, stating that "the PAH results found in the soils at the site are typical of those expected for generating plants and industrial (brownfield) sites in the state. Based on past experience with these types of sites, NYSDEC typically does not require further action." In addition, according to Mirant New York, the environmental consultant believes that an environmental risk assessment, if ever required for the Bowline Facility, would likely support no cleanup action.

            The Lovett Facility is listed on USEPA and NYSDEC spills database reports. During its site visit, the environmental consultant observed soil stains apparently due to spills/releases of oil, fuel, and transformer fluids. The environmental consultant conducted soil and groundwater sampling within areas of concern in two phases in September and November 1998. Laboratory analyses revealed exceedances of NYSDEC soil cleanup objectives and NYSDEC water quality standards for heavy metals or PAH's at the certain site locations. The environmental consultant recommended excavation of stained soils identified by the Phase I ESA. The environmental consultant recommended no additional remedial actions, stating that "the PAH and metals results found in the soils at the site are typical of those expected for generating plants and industrial (brownfield) sites in the state. Based on past experience with these types of sites, NYSDEC typically does not require further action." In addition, according to Mirant New York, the environmental consultant believes that an environmental risk assessment, if ever required for the Lovett Facility, would likely support no cleanup action.

            The environmental consultant did not identify any potentially significant site contamination issues at any of the NY CT or Hydroelectric Facilities. However, the environmental consultant's site investigations revealed that a former diesel engine repair company was located on the Rio Facility site at which a cleanup of contaminated soil and free (hydrocarbon) product in one monitoring well is ongoing under NYSDEC oversight. According to NYSDEC personnel, the most likely mitigation for the site will consist of long-term groundwater monitoring. For the purposes of the Projected Operating Results, Mirant New York has allocated $1,000,000 for the contingency environmental response work at the Mirant New York Facilities.

      Status of Permits and Approvals

            The status of key permits and approvals for the Mirant New York Facilities are shown in Tables 16 and 17.

                                    Table 16
           Status of Key Permits and Approvals Required for Operation
                                Bowline Facility

====================================================================================================================================
         Permit Or Approval           Agency                    Status                                   Comments
====================================================================================================================================
1. Certificate to Operate             NYSDEC       Extension issued on 5/9/1996.      The Permit Extension is valid until 5/15/2001
                                                                                      or until a new Title V permit has been issued,
                                                                                      whichever occurs first.
------------------------------------------------------------------------------------------------------------------------------------
2. Title V Operating Permit           NYSDEC       A Title V Application was          Plant operating under Permit Shield due to
                                                   submitted to the NYSDEC in         completeness determination.
                                                   June of 1997. Application
                                                   deemed administratively
                                                   complete. Draft permit is in
                                                   the process of being issued
------------------------------------------------------------------------------------------------------------------------------------
3. Title IV Acid Rain Permit          NYSDEC       Permit was issued 2/01/1999 and    Permit requires compliance with SO(2)
                                                   will expire on 12/31/2004          allowance allocations in the year 2000.
------------------------------------------------------------------------------------------------------------------------------------
4. SPDES Permit #NY-0008010           NYSDEC       SPDES Permit expired on            Final permit issuance is being delayed pending
                                                   10/1/1992. A renewal               NYSDEC review of discharges to the Hudson
                                                   application was submitted on       River. It is typical for plants to operate
                                                   3/20/1992.                         under the conditions of expired permits while
                                                                                      renewal applications are under review.
------------------------------------------------------------------------------------------------------------------------------------
5. NPDES Permit                       NYSDEC
------------------------------------------------------------------------------------------------------------------------------------
6. Certificate to Operate              RCDH        The certificate was issued on      These certificates will be incorporated into
   Unit 1 Boiler (00001)                           8/15/1996 and will expire on       the Title V Permit once issued
   Unit 2 Boiler (00002)                           8/15/2001.
------------------------------------------------------------------------------------------------------------------------------------
7. Major Onshore Facility License     NYSDEC       License was issued on 11/13/1997
                                                   and will expire on 3/31/2002
------------------------------------------------------------------------------------------------------------------------------------
8. Chemical Bulk Storage Permit       NYSDEC       Renewed periodically.
------------------------------------------------------------------------------------------------------------------------------------
9. Joint Regional Sewer Discharge      JRSB        Permit was issued on 3/13/97
   Permit                                          and will expire on 3/13/2002
====================================================================================================================================

                                    Table 17
           Status of Key Permits and Approvals Required for Operation
                                 Lovett Facility

====================================================================================================================================
          Permit Or Approval               Agency                    Status                                     Comments
====================================================================================================================================
State
------------------------------------------------------------------------------------------------------------------------------------
1.  Certificate to Operate                 NYSDEC     Extension issued on 5/9/1996.          The Permit Extension is valid until
                                                                                             5/15/2001 or until a new Title V permit
                                                                                             has been issued, whichever occurs
                                                                                             first.
------------------------------------------------------------------------------------------------------------------------------------
2.  Title V Operating Permit               NYSDEC     A Title V Application was submitted    Plant operating under Permit Shield due
                                                      to the NYSDEC in June of 1997.         to completeness determination.
                                                      Application deemed administratively
                                                      complete. Draft permit is in the
                                                      process of being issued
------------------------------------------------------------------------------------------------------------------------------------
3.  Title IV Acid Rain Permit              NYSDEC     Permit was issued 2/01/99 and will     Permit requires compliance with SO(2)
                                                      expire on 12/31/2004                   allowance allocations beginning in the
                                                                                             year 2000. Also, NO(X) limits apply to
                                                                                             Lovett Units 4 and 5 in the year 2000.
------------------------------------------------------------------------------------------------------------------------------------
4.  SPDES Permit #NY0005711                NYSDEC     SPDES Permit expired 10/1/1996.        Covers discharges to Hudson River.
                                                      A renewal application was              Final permit issuance is being delayed
                                                      submitted on 3/19/1996.                pending NYSDEC review of discharges to
                                                                                             the Hudson River. It is typical for
                                                                                             plants to operate under the conditions
                                                                                             of expired permits while renewal
                                                                                             applications are under review.
------------------------------------------------------------------------------------------------------------------------------------
5.  SPDES Permit #NY-0166456               NYSDEC     A new permit was received              Covers discharges from CAMF.
                                                      6/30/1999.  Expires 7/01/2004.
------------------------------------------------------------------------------------------------------------------------------------
6.  Solid Waste - Part 360 Permit          NYSDEC     A renewal application was submitted
                                                      in December 1998 and is undergoing
                                                      review at the NYSDEC.
------------------------------------------------------------------------------------------------------------------------------------
7.  Certificate to Operate                  RCHD                                             These certificates will be incorporated
    Unit 3 Boiler (00003)                             Issued: 1/24/96, Expires: 1/24/2001    into the Title V Permit once issued
    Unit 4 Boiler (00004)                             Issued: 6/1/96, Expires: 6/1/2001
    Unit 5 Boiler (00005)                             Issued: 6/1/96, Expires: 6/1/2001
    Various Other Emission Points                     Issued: 1996, Expires: 2001
------------------------------------------------------------------------------------------------------------------------------------
8.  Major Onshore Facility License         NYSDEC     License was issued 8/12/1996 and
                                                      expired on 3/31/1999
------------------------------------------------------------------------------------------------------------------------------------
9.  Chemical Bulk Storage Permit           NYSDEC     Renewed periodically.
------------------------------------------------------------------------------------------------------------------------------------
10. Petroleum Bulk Storage Permit          NYSDEC     Expires 3/31/2002
====================================================================================================================================

      Regulatory Compliance

            The Mirant New York Facilities are currently subject to various state and federal permits and regulations with respect to NO(X) and SO(2) emissions including RACT requirements, Title IV of the Clean Air Act requirements, and Title I Ozone Transport Commission requirements.

            Title I NO(X) RACT Regulations

            The location of the Mirant New York Facilities in designated ozone non-attainment areas triggered RACT requirements. A NO(X) averaging plan is used to comply with the requirements. This entails over-controlling at certain units to cover the other generating unit requirements. The NO(X) RACT emission rates for the Mirant New York Facilities are 0.25 lb/MMBtu while burning gas/oil and
0.45 lb/MMBtu while burning coal. A weighted average (coal/oil) emission rate is calculated for compliance with RACT.

            Title IV NO(X) Regulations

            Title IV does not put in place a NO(X) allowance system comparable to that established for SO(2). Reduction of NO(X) emissions is accomplished by imposing emission limits on individual units or a group of units, primarily the coal-fired units. The existing NYDEC NO(X) limits for the coal-fired Lovett Units 4 and 5 are more stringent than the Title IV Acid Rain NO(X) Regulations.

            Title I NO(X) Limitations - NO(X) Allowances

            The Title I ozone transport requirements targets NO(X) emissions during the ozone season (May through September). New York initially promulgated regulations pursuant to the September 27, 1994 MOU among Northeast Transport States and subsequently pursuant to USEPA's SIP Call to further control NO(X) emissions from power plants beginning in May 1, 1999. Under this rule, particular generation units have been allocated specific ozone season NO(X) allowance "caps". Affected units are required to maintain an adequate amount of NO(X) allowances for their emissions during the ozone season.

            Presented in Table 18 is the allocation of allowances to the Mirant New York Facilities through 2020.

                                    Table 18
                                NO(X) Allowances
                           Mirant New York Facilities
                                   (Tons/Year)

                     Facility                1999-2002         2003-2020(1)
                     --------                ---------         ------------
                  Bowline Facility               885               800
                  Lovett Facility              2,585               459

                  --------------
                  (1) Represents assumed allowances through the term of the Projected Operating Results. Allowances beyond 2003 may be adjusted with changes in regulations.

            Mirant New York will be required to obtain NO(X) allowances for actual NO(X) emissions in excess of allocations for the year 2000 and beyond. For NO(X) allowances, the current spot market is approximately $1,000 per ton with prices fluctuating from approximately $500 to $7,500 per ton during 1999 and 2000. The cost of NO(X) allowances will be impacted in 2003 by the ratcheting of allowances associated with the USEPA's ozone reduction program and the associated installations of SCR by many plants. For the purpose of the Projected Operating Results, we have assumed a NO(X) allowance price of $1,000 per ton through 2002, $2,300 in 2003, $2,000 in 2004 and $1,700 in 2005. After
2005, the NO(X) allowance price has been assumed to increase at the rate of inflation.

            Title IV SO(2) Limitations - SO(2) Allowances

            The Mirant New York Facilities are subject to Phase II of the federal Acid Rain Program of the Clean Air Act and, beginning in 2000, Mirant New York must possess SO(2) allowances equal to the actual emissions. Each of the Mirant New York Facilities was allocated a set of SO(2) allowances for the years 2000 to 2009 and a second set beginning 2010. The SO(2) allowances assumed through 2020 are presented in Table 19.

                                    Table 19
                                SO(2) Allowances
                           Mirant New York Facilities
                                   (Tons/Year)

                       Facility              2000-2009         2010-2020(1)
                       --------              ---------         ------------
                  Bowline Facility             8,479              8,495
                  Lovett Facility              9,779              9,801

                  ----------
                  (1) Represents assumed allowances through the term of the Projected Operating Results. Allowances may be adjusted with changes in regulations.

            Mirant New York will be required to obtain SO(2) allowances for actual SO(2) emissions in excess of allocations for the year 2000 and beyond. Future cost of allowances will be market dependent and could be higher or lower than the current values for such allowances. For the purpose of the Projected Operating Results, we have assumed the present spot market price of SO(2) allowances of approximately $150 per ton and have assumed that it would increase annually at the rate of inflation.

            Air Emissions

            The air emissions presented in Table 20 have been used in the Projected Operating Results to evaluate the need and associated costs of the NO(X) and SO(2) allowances.

                                    Table 20
                              Emissions and Limits
                           Mirant New York Facilities
                                   (lb/MMBtu)

         Facility                   Current               Projected             Emission Limit
                               SO(2)     NO(X)(1)     SO(2)      NO(X)(1)     SO(2)      NO(X)(1)
                               -----     --------     -----      --------     -----      --------
      Bowline Units 1          0.11        0.16       0.11        0.16        0.4          0.25
      Bowline Unit 2           0.15        0.2        0.15        0.2         0.4          0.25
      Lovett Unit 3            0.05        0.14       0.05        0.14        0.4          0.25
      Lovett Unit 4            0.84        0.35       0.84        0.35        1.0(2)       0.45
      Lovett Unit 5            0.84        0.36       0.84        0.36        1.0(2)       0.45

      --------------
      (1)   Emissions during ozone season.
      (2) SO(2) limit increases to 1.5 lb/MMBtu when only one unit (Lovett Unit 4 or 5) is operating

            Wastewater Compliance

            The Bowline Facility is one of a number of power plants that discharge once-through cooling water to the Hudson River and have been operating under the requirements of the HRSA signed on December 19, 1980 by the NYSDEC, the USEPA, the Hudson River utilities, and various environmental groups. Under the terms of the HRSA (as well as subsequent modifications), the NYSDEC agreed to authorize the continued use of once-through cooling water systems provided, among other conditions, that: (i) the utilities maintain reduced cooling water flow schedules regulating the quantity and timing of water intake at the plants, and (ii) schedule plant outages during fish spawning cycles.

            The HRSA requires that the Bowline Facility have flow reductions and/or outages at either one or both of the Bowline units for 30 unit days between May 15 and June 30. Also, another 31 unit days of reductions/outages are required during the month of July. Mirant is evaluating various options to avoid the 30-day shutdown period. Such options could require additional capital expenditures. Such expenditures cannot be defined at the present time.

            Unit outage credits under the HRSA can be traded between Roseton, Bowline and Indian Point Facilities for the May 15 through June 30 time period as long as the credits were accrued during the same year. Such credits allow the Bowline Facility to continue operating both units as long as Roseton or Indian Point Facilities had experienced outages that exceeded their respective requirements. The Bowline Facility can meet the July outage requirement by drawing outage credits from Indian Point regardless of the year accrued. Mirant New York has reported that sufficient credits have been available in the past to operate the Bowline Facility at desired levels without curtailment.

            The wastewater compliance history of the Mirant New York Facilities does not indicate any future non-compliance trends.

            Future Environmental Requirements

            Certain future requirements relative to the revised PM(2.5) standard, regulation of mercury emissions, regional haze, regional visibility, water intake structure regulations, potential ratcheting of SO(2) and NO(X) emissions by New York, and potential ratcheting of the SO(2) allowance program beyond the year 2009 may affect the Mirant New York Facilities in the future by imposing more stringent requirements than those in effect at the present time.

                          MIRANT NEW ENGLAND FACILITIES

Description of the Canal Facility

      Mechanical Equipment and Systems

            Steam Cycle and Heat Rejection Systems and Components

            Canal Unit 1 has a Westinghouse, tandem-compound, four-flow, double reheat condensing steam turbine with a B&W, once-through, supercritical, pressurized furnace, producing 3,720,000 pounds per hour ("lb/hr") of steam at 3,825 pounds per square inch ("psig") and 1,005(degree)F. Canal Unit 1 was placed in service in 1968. Canal Unit 1 is a double reheat furnace with a reheat steam temperature of 1,000(degree)F. In 1995, Canal Unit 1 was modified to reduce NO(X) emissions by installing overfire air injection ports, new low-NO(X) burners and two gas recirculation fans. In 2000, a new SCR unit and an on-demand ammonia production unit have been installed to reduce Canal Unit 1 NO(X) emissions. Canal Unit 1 condenser system is a once through cooling system utilizing seawater from the Cape Cod Canal. Cooling water is returned to the canal through diffusers.

            The Canal Unit 2 has a Westinghouse, tandem compound, four-flow, reheat condensing steam turbine with a B&W, natural circulation boiler with a balanced draft furnace. Canal Unit 2 was placed in service in 1976. The boiler produces 4,002,000 lb/hr of steam at 2,500 psig and 1,005(degree)F superheat. The reheat steam temperature is 1,005(degree)F. The Canal Unit 2 condenser cooling water system is a once-through-cooling system utilizing seawater from the Cape Cod Canal. Cooling water is returned to the canal through diffusers.

            Fuel Systems

            A ship's berthing basin and tanker terminal, adjacent to the Canal Facility along the canal, can accommodate 450,000-barrel tankers. No. 6 fuel oil is stored in a tank farm with a total capacity of approximately 1.2 million barrels, which is sufficient for 26 days operation of the Canal Facility at full load.

            In 1996, when Canal Unit 2 was modified to allow co-firing of natural gas, an 18-inch diameter natural gas pipeline designed for 700 psig service was constructed under the canal from the north shore to the plant.

            Make-Up Water System

            Makeup and service water for the Canal Facility is obtained from two wells located in the switchyard. Well water is stored in a 200,000-gallon service water tank which, in an emergency, can also be supplied from the Town of Sandwich water mains.

            Both units at the Canal Facility have makeup water demineralizers and full flow condensate polishing demineralizers. Demineralized water is stored in a 150,000-gallon condensate storage tank.

      Electrical and Control Systems

            Plant Control Systems

            Canal Units 1 and 2 are controlled from a single enclosed control room. A Bailey Infi 90 state-of-the-art DCS with data acquisition features has been installed to replace the older original analog control systems. The operator control panels and bench boards were modified as part of the control system replacement.

            Electrical Distribution

            The Canal Facility electrical arrangement includes two generators which are unit-connected to a 345-115 kV substation. Plant auxiliary power is derived from the generator leads and reserve auxiliary power is derived from a tertiary winding in the 345-115 kV autotransformer.

            Emergency Power Systems

            Critical DC loads are served by one 125-volt battery system for Canal Unit 1 and two 125 volt battery systems for Canal Unit 2. Switching is provided to allow operation of all plant DC loads from one battery system when necessary.

            Static inverters are provided for critical AC loads. In addition, for each of Canal Units 1 and 2, there is a Cummins 350 kW 480 V diesel generator to supply critical motor loads and maintain power to battery chargers in case of loss of both main generators and all off-site power.

      Environmental Controls and Equipment

            Air Pollution Control Systems

            The basic strategies and air pollution control technologies employed at the Canal Facility include: (1) purchasing fuels of the required sulfur content in order to control emissions of SO(2); (2) utilizing ESPs on Canal Units 1 and 2 for particulate and opacity control; and (3) utilizing low-NO(X) burners on Canal Unit 2 to reduce NO(X) emissions.

            All of the steam units are equipped with a CEMS as required by state and federal regulations. These monitors measure and record emission levels for opacity, SO(2), NO(X), CO, O(2), and CO(2), as well as volumetric flow.

      Off-Site Requirements

            Electrical Interconnection

            The electrical output of the Canal Facility is delivered to a single 576 MVA main power transformer for Canal Unit 1 and to two, 300 MVA main power transformers for Canal Unit 2. Overhead transmission lines carry the power over the top of the Canal Unit 1 and down to a six breaker, ring bus in the switchyard. The ring bus supplies two 345 kV transmission lines and two autotransformers that step down the voltage to supply the local 115 kV system.

            The Canal Facility substation includes terminations for two 345 kV transmission lines and two 400 MVA, 345/115 kV autotransformers, which provide power to the area 115 kV transmission network.

Description of the Kendall Facility

      Mechanical Equipment and Systems

            Steam Generators

            The Kendall Facility delivers 300,000 lb/hr of 200 psig steam to a subsidiary of NSTAR for distribution to industrial users and a major health care facility located on the Boston side of the Charles River. The Kendall Facility has three steam generators that burn No. 6 oil and natural gas to produce a total of 700,000 lb/hr steam at 1,320 psig and 910(degree)F. The first two boilers were placed in service in 1949. These boilers are B&W, natural circulation, balanced draft units producing 200,000 lb/hr each. In 1954, the third boiler was installed and placed in operation. This boiler is a larger B&W, natural circulation, balanced draft unit producing 300,000 lb/hr.

            COM/Energy Steam's industrial and commercial steam users represent a thermal load which is nearly three times as high in winter than in summer because the steam is largely used for space heating. In the past, the two auxiliary boilers have only run in an emergency or in the winter when it is necessary to make peak electrical and steam output simultaneously.

            Steam is supplied from the three boilers to a common header that supplies the three condensing steam turbine generators.

            Turbine Generators

            The Kendall Facility includes three steam turbine generators. The steam turbines were installed in 1949, 1951 and 1958. Kendall Units 1 and 2 are Westinghouse, single cylinder, single automatic extraction, condensing type steam turbines. Kendall Unit 1 is rated at 15 MW electric and Kendall Unit 2 is rated at 20 MW electric. These units have a 200 psig controlled extraction. The extraction steam is supplied to NSTAR distribution system for local steam customers in Cambridge and Boston. The Kendall Unit 3 steam turbine generator is a Westinghouse, 25 MW, single cylinder, and straight condensing turbine. Kendall Unit 3 is not capable of supplying export steam. Depending on operational requirements, Kendall Unit 2 or 3 extraction provides steam for feedwater heating in the common closed feedwater heater serving all three boilers.

            Combustion Turbines

            The Kendall Facility has two Pratt Whitney, Turbo Power and Marine, 20 MW, "Twin-Pack", FT-4, aeroderivative single-shaft CTs, operated in a simple cycle mode. These CTs fire Jet A fuel.

            Fuel System

            No. 6 fuel oil for the Kendall Facility steam units is stored in two fuel oil ASTs that hold a total of approximately 2,250,000 gallons. There are two fuel oil pumps and heater houses. Jet A fuel for the Kendall CTs is stored in three 30,000-gallon underground single wall tanks located adjacent to the CTs. All fuel oil is delivered to the Kendall Facility by truck. Natural gas is delivered at 90 psig through a buried 8-inch pipeline to the rear of the Kendall Facility.

            Kendall Units 1 and 2 share a common fuel oil line and are equipped with two pairs of redundant fuel oil pumps and heaters plus a backup pump. Kendall Unit 3 has its own dedicated fuel oil line and is also equipped with one pair of redundant fuel oil pumps and heaters. The Kendall Unit 3 fuel oil line also supplies the package boilers, which have their own oil pumps, heaters and strainers.

            Water/Wastewater Systems

            Makeup water for the Kendall Facility is taken from the City of Cambridge water supply. There are four demineralizer trains, which treat water in Kendall Units 1, 2 and 3. There are also three zeolites and two dealkalizers to treat water for Kendall Facility auxiliary boilers. The Kendall Facility has a waste neutralization system for storage and treatment of wastes from the demineralizer system and boiler blowdown. There are five connections to the municipal sewers. Stormwater is collected through a number of stormwater drains, directed to the oil-water separator and then discharged into the Charles River.

            Circulating/Cooling Water

            The Kendall Facility has a once-through cooling system. Two circulating water pumps take suction from the Broad Canal through traveling water screens and supply cooling water to each condenser. Water in the Broad Canal is supplied by the Charles River.

            Fire Protection Systems

            The firewater supply system water for the Kendall Facility is supplied from the City of Cambridge. A motor-driven fire protection pump takes suction from the city water line and supplies a wet pipe system covering the boiler fronts, turbine lube oil sumps, hose stations in the plant and hydrants in the yard. A Halon, CO(2), and FM2000 deluge system is used to protect the CTs and CEMS enclosure. Portable carbon dioxide and dry chemical extinguishers are located throughout the plant.

      Electrical and Control Systems

            Main Control System

            Individual analog control systems are provided for each boiler and turbine-generator at the Kendall Facility. There is one common control room for all three boilers. The combustion and feedwater controls have been updated and are by Fisher Provox. The burner management systems are a relay type by Allen Bradley.

      Environmental Controls and Equipment

            Air Pollution Control Systems

            Operational practices include control of excess air levels, as well as the need to restrict output (i.e., thermal fuel input) to the Kendall Facility. Mirant Kendall staff indicates that regulatory emissions limits generally restrict plant output to approximately 67 MW, whereas, without emissions limits, the Kendall Facility could generate up to approximately 74 MW. Also, the boiler burners have been modified to low-NO(X) burners.

            The Kendall Facility has a CEMS installed on Stack Nos. 1 and 2, which monitors NO(X), CO, SO(2) and opacity. Stack No. 1 services Boiler Nos. 1 and 2, while Stack No. 2 services Boiler No. 3. Kendall CTs 1 and 2 are both equipped with dedicated stub stacks and no CEMS. Stack No. 3, which services Boiler Nos. 4 and 5, is equipped for annual stack testing.

      Off-Site Requirements

            Transmission Interconnection

            Each of the five generators at the Kendall Facility is connected to the 13.8 kV bus system through a generator breaker, a generator bus and two generator bus ties. Each of the steam turbine generators is connected to a separate generator bus, which includes one circuit breaker for connection to the generator buses and two generator bus ties for connection to the Cambridge Electric Light Company and Commonwealth Energy Systems (collectively referred to herein as "ComElec") distribution bus system. The two CTs each connect directly to the ComElec distribution buses.

            Off-Site Steam Distribution

            The Kendall Facility is required to deliver up to 300,000 lb/hr of 200 psig steam to NSTAR. Steam produced is ultimately delivered to local industrial users and to the Massachusetts General Hospital located across the Charles River from the Kendall Facility in Boston. During periods of maximum electrical delivery, 100,000 lb/hr of this steam can be supplied by each of the two extraction turbines, Kendall Units 1 and 2. Two auxiliary package boilers are available to provide additional amounts of 200 psig steam. The package boilers and the associated auxiliary equipment are owned by NSTAR and operated by Mirant Kendall plant operators. Approximately 65 percent of the steam distributed off-site is returned in the form of usable condensate.

Operation and Maintenance

            Canal Facility staffing presently consists of 115 operating and maintenance personnel. The two units at the Canal Facility are operated utilizing five eight-hour operating shifts. Each shift consists of 10 operations personnel. One full shift is on "days" and is available for shift relief due to sickness or vacation, to perform maintenance activities and to participate in the facility training programs.

            Kendall Facility staffing presently consists of 42 personnel. The two units are operated utilizing five eight-hour operating shifts consisting of five operation and technical personnel per shift. The maintenance department provides maintenance personnel as required to perform preventive and corrective maintenance. Mirant Kendall's objective is to maintain the highest reliability of the export steam supply.

Operating History

            The annual historical performance of the Mirant New England Facilities, as reported by Mirant New England, is set forth in Table 21.

                                    Table 21
                                Operating History
                          Mirant New England Facilities

                                                 Canal         Kendall
                                                 -----         -------
           Net Capability Rating (MW)(1)(2)
                          1996                    1,112             92
                          1997                    1,112             92
                          1998                    1,112             92
                          1999                    1,110             94
                          2000                    1,114             95
           Net Generation (GWh)(2)
                          1996                  3,021.7           95.1
                          1997                  5,416.4          107.7
                          1998                  6,107.7           97.6
                          1999                  5,472.3          122.7
                          2000                  3,919.8          112.9
           Annual Net Heat Rate
           (Btu/kWh)(2)(3)
                          1996                   10,118         11,051
                          1997                    9,733         11,300
                          1998                    9,732         12,310
                          1999                    9,958         11,728
                          2000                    9,877         11,537
           Net Capacity Factor (%)(2)(3)(4)
                          1996                     35.5           37.6
                          1997                     56.8           40.8
                          1998                     61.4           33.2
                          1999                     58.8           38.4
                          2000                     46.1           37.9
           Equivalent Availability Factor (%)(3)
                          1996                     69.9           94.1
                          1997                     77.8           97.2
                          1998                     80.0           94.8
                          1999                     79.6           93.3
                          2000                     77.9           96.8

                                    Table 21
                                Operating History
                          Mirant New England Facilities

                                                 Canal         Kendall
                                                 -----         -------
           Oil Use (Gallons x 1000)
                          1996                      N/A            N/A
                          1997                      N/A            N/A
                          1998                      N/A            N/A
                          1999                  351,246            N/A
                          2000                  288,624            N/A
           Gas Use (Mcf x 1000)
                          1996                      N/A           14.8
                          1997                      N/A           17.0
                          1998                      N/A           15.3
                          1999                     18.4           14.1
                          2000                    211.2           16.4

            --------------------
            (1)   Summer rating.
            (2) Only data available for 1996 through 1998 was the six-year average for 1993 through 1998.
            (3) Represents weighted average for annual net heat rate, net capacity and equivalent availability factor.
            (4) Does not include Kendall CTs, which have a capacity factor of less than 1 percent.

      The Canal Facility

            The Canal Unit 1 boiler was chemically cleaned in 2000. The Canal Unit 2 boiler was chemically cleaned in 1996. Oxygenation of boiler feedwater has been initiated. This process causes a thin layer of a tightly adhering corrosion film to form on the walls of the feedwater and therefore reduces the active corrosion and the transport of corrosion products in to the boiler. This feed water oxygenation process is expected to reduce boiler-cleaning requirements to once in a ten-year period. The Canal Unit 2 boiler is scheduled to be cleaned in 2004.

            Canal Facility boilers are inspected annually in accordance with state licensing requirements. During 1999 and 2000, new soot blower controls have been installed and the boiler economizer was replaced.

            Due to boiler water-wall tube leaks, Canal Unit 1 is in the process of completing a full furnace wall boiler tube replacement. Half of the furnace water wall tubes were replaced in 2000 and the remainder of the project will be completed in the spring of 2001.

            In 1982, the Canal Unit 1 generator stator was rewound. The LP turbine rotors were replaced in 1990 with a new, more rugged and efficient design. The generator rotor and exciter were replaced during the same extended unit outage.

            In December 1995, the Canal Unit 1 IP turbine sustained major damage when first row blading broke free and damaged downstream rows. The cause of failure was diagnosed as blade creep. A number of rotating and stationary blades had to be replaced. Repairs extended well into 1995. A major steam turbine overhaul is scheduled for Canal Unit 1 in the spring of 2001. During the outage, nozzle blocks, control stages and four rows of blading will be replaced.

            In 2000, the Canal Unit 1 generator static exciter failed. Canal Unit 1 is operating with a spare static exciter obtained from Westinghouse/Siemens. The replacement exciter will be available and installed during the fall of 2001.

            In 1996, the Canal Unit 2 boiler was fitted with low-NO(X) burners and increased capacity overfire-air ports. Gas firing capability was added at that time.

            A Canal Unit 2 gas recirculation fan was damaged in August 1998. It was repaired and returned to service in November 1998. Control logic was changed to prevent reoccurrence of the problem.

            The Canal Unit 1 condenser was retubed in 1978 with Cu-Ni tubes. The Canal Unit 2 steam turbine was overhauled in the fall of 1993. The generator stator was rewound in 1994 and re-inspected in 1997.

            A complete Canal Unit 2 turbine overhaul was accomplished in 1999 as scheduled. The first two rows of IP turbine blades were replaced, new cold end baskets, new control stage blades, new upgraded design nozzle blocks were replaced. During the turbine a new economizer header was also installed in the Canal Unit 2 boiler. The next Canal Unit 2 turbine overhaul is scheduled for 2006.

            In 2000, the Canal Unit 1 4,160 V switchgear was upgraded.

      The Kendall Facility

            Low-NO(X) burners were installed in the Kendall Unit 3 boiler in 1999. The Kendall Unit 3 boiler was alkaline cleaned in 1973, 1979 and 1999. The early generation boilers at the Kendall Facility were originally designed to burn both coal and oil. Presently they are burning a relatively clean fuel oil. Recently, the Kendall Facility installed feed-water demineralizers that produce a high quality feed water. These improvements minimize the challenges and degradation of the boilers and result in minimal boiler cleaning and maintenance.

            In 2000, the Kendall Unit 3 main condenser was retubed with aluminum-brass tubes. Aluminum-brass is the material that was installed in the original installation in the late 1950s. This is the first time the Kendall Unit 3 condenser has been retubed. Both Kendall Unit 1 and 2 condensers have been retubed in the last five years.

            The Kendall Unit 2 turbine is scheduled for a major overhaul in 2001. New nozzle blocks and several rows of blading and associated hardware will be replaced. The Kendall Unit 2 steam turbine has the highest capacity factor of the three installed turbines. This major turbine overhaul will improve the efficiency and prepare the turbine for extended operation following the installation of the new combined cycle plant that will be connected to the 1,300 psig common steam header.

            The Kendall Facility boilers are inspected annually as required by The Commonwealth of Massachusetts. Inspections of the Kendall Facility boilers in 2000 by the plant's insurer reported overall conditions to be satisfactory and that no additional work outside of the regularly scheduled maintenance was required.

            The Kendall Unit 1 superheater and economizer tubes were replaced in 1988. Kendall Unit 2 received new economizer and superheater tubes as well as a superheater outlet header in 1998. Kendall Units 1 and 2 boilers reportedly have not had a waterwall tube leak in the past 29 years. The Kendall Unit 3 boiler has its original pressure parts including economizer and superheater.

            No other major Kendall Facility modifications or major capital improvements are planned scheduled at this time.

Environmental Assessments

      Environmental Site Assessments

            Canal Electric Company and Cambridge Electric Light Company retained responsibility for environmental response work under the Massachusetts Contingency Plan for certain environmental conditions at the Canal and Kendall Facilities, which have been identified in the relevant Asset Sale Agreements. The environmental conditions at the Canal and Kendall Facilities that are being addressed under the Massachusetts Contingency Plan are identified in the Canal Electric Asset Sale Agreement and were reported in the Phase I and Phase II environmental studies undertaken in connection with the divestiture process by an environmental consultant engaged by the Commonwealth subsidiaries.

            In connection with the sale of the Mirant New England Facilities, Commonwealth and EUA provided a $15 million pollution liability insurance policy to Mirant Canal and Mirant Kendall which is intended to mitigate the risk of any unknown contamination at the Canal Facility or the Kendall Facility that could trigger a legal requirement to perform an environmental cleanup or could give rise to third party claims within ten years after the closing.

            In 1999, we reviewed the various Phase I and II ESA reports regarding environmental investigations prepared by an environmental consultant for the Canal and Kendall Facilities, as well as a risk characterization report for the Kendall Facility during 1997 and 1998, which was prepared by a different environmental consultant. The Phase I and II environmental consultant encountered observable and historical evidence of potential site contamination that resulted in the environmental consultant conducting subsurface environmental investigations that consisted of soil and groundwater sampling during various phases at the Canal and Kendall Facilities. We have not been provided for our review any ESA reports updating the previous environmental investigations regarding the potential for site contamination issues at the Canal and Kendall Facility sites.

            For the Canal Facility, the Phase I and II environmental consultant identified several areas at the project site at which historical releases of oil and hazardous materials had occurred resulting in organic and/or inorganic contamination to soil and/or groundwater that exceeded reportable concentrations, as defined by the Massachusetts Contingency Plan. The Phase I and II environmental consultant concluded that: (i) additional data is required to determine the response actions in one of the release areas (metals contaminated groundwater at RTN 4-13525); and (ii) Permanent Solutions (per the Massachusetts Contingency Plan) have been achieved by Commonwealth Electric at five of the release areas because a condition of No Significant Risk to human health, safety, public welfare, or the environment exists.

            We understand that Commonwealth Electric's obligation to achieve a Permanent Solution for the metals contaminated groundwater at RTN 4-13525 expires after the occurrence of the earlier of its expending the aggregate amount of $500,000 on remediation efforts or the fifth year anniversary of its sale of the Canal Facility. Costs beyond these thresholds are the responsibility of Mirant Canal. These potential future costs (monitoring and a likely groundwater pump and treat system) are estimated to be less than $100,000 per year and are not included in the Projected Operating Results.

            For the Kendall Facility, the Phase I and II environmental consultant identified three areas at the site at which historical releases of oil and hazardous materials have occurred resulting in organic and/or inorganic contamination to soil and/or groundwater that exceeded reportable concentrations. Mirant Kendall reports that one of the RTNs, a subsurface release of Jet A fuel (kerosene) that was discovered adjacent to three on-site underground storage tanks ("USTs") in 1985, has been remediated by Commonwealth. The Phase I and II environmental consultant concluded that the other two release areas were suitable for closure under a Class A or B RAOs, with implementation of Activity and Use Limitations ("AULs") at each area. The AULs are necessary to eliminate potential pathways of exposure from certain carcinogens to on-site workers. Implementation of these will require that the contaminated areas be fenced and paved. The pavement, which must be maintained, is intended to eliminate exposure pathways by restricting access to subsurface soils. If any soil intrusive activities, such as utility or construction work, are conducted within the AUL area, then a Soil Management Plan and a Health and Safety Plan would have to be prepared and implemented.

      Status of Permits and Approvals

            The status of key permits and approvals for the Mirant New England Facilities are shown in Tables 22 and 23.

                                    Table 22
           Status of Key Permits and Approvals Required for Operation
                                 Canal Facility

====================================================================================================================================
Permit or Approval             Responsible Agency    Status                              Comments
------------------------------------------------------------------------------------------------------------------------------------
Federal
------------------------------------------------------------------------------------------------------------------------------------
1.  Hazardous Waste            USEPA                 USEPA ID No. MAD071708929           Classified as small quantity generator of
    Generator ID Number                                                                  hazardous waste, large quantity generator
                                                                                         of waste oil.
------------------------------------------------------------------------------------------------------------------------------------
2.  NPDES Stormwater Permit    USEPA and MADEP       Re-authorized 12/31/00              Submitted timely renewal application; MADEP
    (for multiple discharges)                                                            issued "Notice of Administrative
                                                                                         Completeness."
------------------------------------------------------------------------------------------------------------------------------------
3.  NPDES Permit for           USEPA and MADEP       Reapplication deemed                Submitted timely renewal application;
    discharge to Cape                                administratively complete           currently under USEPA review. Operating
    Cod Canal                                        5/19/94                             under existing Permit. It is typical for
                                                                                         plants to operate under conditions of
                                                                                         expired permits while renewal applications
                                                                                         are under review.
------------------------------------------------------------------------------------------------------------------------------------
State
------------------------------------------------------------------------------------------------------------------------------------
4.  Title V Operating Permit   MADEP                 Timely application filed 5/1/95.    Currently operating under a "Permit Shield"
                                                     Notice of "Administrative           due to completeness determination.
                                                     Completeness" received on
                                                     9/20/95.

                                                     Revised 11/3/99
------------------------------------------------------------------------------------------------------------------------------------
5.  Water Withdrawal           MADEP                 Reissued 9/24/97                    For two on-site wells, average 0.45 mgd and
    Registration                                     Expires 1/1/08                      164.5 mgd
------------------------------------------------------------------------------------------------------------------------------------
6.  Title IV Acid Rain Permit  MADEP                 Issued 12/30/97
------------------------------------------------------------------------------------------------------------------------------------
7.  NO(X) RACT ECP (for        MADEP                 Conditional approval granted
    Boiler Nos. 1 and 2)                             2/9/95.  ECP has been modified
                                                     1/23/98.
------------------------------------------------------------------------------------------------------------------------------------
8.  Final Plan Approval        MADEP                 Issued 11/14/96                     For auxiliary boilers
------------------------------------------------------------------------------------------------------------------------------------
9.  Class A Recycling Permit   MADEP                 Presumptive approval submitted      Allows burning 50,000 gallons per year of
                                                     12/3/98; valid for 5 years          used oil in Boiler 1.
====================================================================================================================================

                                    Table 23
           Status of Key Permits and Approvals Required for Operation
                                Kendall Facility

================================================================================================================================
Permit or Approval                 Responsible Agency     Status                            Comments
--------------------------------------------------------------------------------------------------------------------------------
Federal
--------------------------------------------------------------------------------------------------------------------------------
1.  Hazardous Waste                USEPA                  USEPA-ID No. D000846238           Classified as small quantity
    Generator ID Number                                                                     generator of hazardous waste, large
    (hazardous waste                                                                        quantity generator of waste oil.
    disposal tracking)

--------------------------------------------------------------------------------------------------------------------------------
2.  NPDES Stormwater Permit        USEPA and              Issued 1/20/98                    Submitted timely renewal
    (general multi-sector          MADEP                                                    application; the MADEP issued
    stormwater permit)                                                                      "Notice of Administrative
                                                                                            Completeness."
--------------------------------------------------------------------------------------------------------------------------------
3.  NPDES Permit (wastewater       USEPA and              Issued 8/18/88.  Renewal          Submitted timely renewal
    discharge)                     MADEP                  application made and deemed       application; currently in USEPA
                                                          administratively complete         review. Operating under existing
                                                          6/17/93.                          Permit. It is typical for plants to
                                                                                            operate under conditions of expired
                                                                                            permits while renewal applications
                                                                                            are under review.
--------------------------------------------------------------------------------------------------------------------------------
State
--------------------------------------------------------------------------------------------------------------------------------
4.  Determination of               MADEP                  Issued 10/6/92                    Limited to 52.82 mgd.
    Non-Consumptive Water Use
    (for non-contact cooling
    water from the plant)
--------------------------------------------------------------------------------------------------------------------------------
5.  Title V Operating Permit       MADEP                  Timely application filed          Currently operating under a "Permit
                                                          9/25/95. Notice of                Shield" due to completeness
                                                          "Administrative                   determination.
                                                          Completeness" issued.

                                                          Modified 11/99
--------------------------------------------------------------------------------------------------------------------------------
6.  Title IV Acid Rain Permit      MADEP                  Issued 12/22/97
--------------------------------------------------------------------------------------------------------------------------------
7.  NO(X) RACT ECP                 MADEP                  Issued 3/30/98
--------------------------------------------------------------------------------------------------------------------------------
8.  Sewer Use Discharge Permit     MWRA                   Issued 5/22/98                    Allows discharge of industrial
                                                          Expires 4/15/02                   wastewaters to the municipal sewer
                                                                                            system
================================================================================================================================

      Regulatory Compliance

            The Mirant New England Facilities are currently subject to various state and federal regulations with respect to NO(X) and SO(2) emissions including RACT requirements, Title IV of the Clean Air Act limits, and Title I Ozone Transport Commission requirements as well as state regulations.

            RACT Regulations

            The location of the Mirant New England Facilities in designated ozone non-attainment areas triggered RACT requirements. The Emissions Compliance Plans issued for the Canal and Kendall Facilities have different NO(X) and CO emissions restrictions based on heat input capacity of the combustion units. Both Mirant New England plants have been operating within their respective limits.

            Title I NO(X) Limitations - NO(X) Allowances

            The Title I ozone transport requirements targets NO(X) emissions during the ozone season (May through September). Massachusetts initially promulgated regulations pursuant to the September 27, 1994 MOU among Northeast Transport States and subsequently pursuant to USEPA's SIP Call to further control NO(X) emissions from power plants beginning in May 1, 1999 ("NO(X) Budget Rule") with further reductions in 2003. Under this rule, particular generation units have been allocated specific ozone season NO(X) allowance "caps". Affected units are required to maintain an adequate amount of NO(X) allowances for their emissions during the ozone season (May 1 through September 30 of each year). Under this same MOU, NO(X) emissions are to be further reduced beginning with the 2003 ozone season. Massachusetts revised its NO(X) budget rule to implement a formula-based system for allocating allowances in 2003 and beyond. This system is based upon the actual utilization of the facility measured by its actual heat input in a rolling three-year period preceding the allocation year. In this way, the effects of deregulation and the competitive market on plant capacity factors will be reflected in the NO(X) allocations.

            The draft allocation of allowances to the Mirant New England Facilities are presented in Table 24.

                                    Table 24

                                NO(X) Allowances
                          Mirant New England Facilities
                                   (Tons/Year)

                   Facility           2001-2002       2003-2020(1)
                   --------           ---------       ------------
                  Canal                2,168(2)           1,561
                  Kendall                106                116

                  --------------

                  (1) Represents assumed allowances through the term of the Projected Operating Results. Allowances beyond 2003 may be adjusted as with changes in regulations.
                  (2) 14.91% of state allowance cap; may be adjusted in subsequent years. 2,168 allowances in 2000 (included 48 reserve allowances).

            In 2000, the Canal Unit 1 SCR was commissioned during the ozone season, lowering its NO(X) generation, although a small number of allowances were purchased to balance the plant's account. In 2000, Mirant Kendall did not need to purchase additional allowances.

            Mirant New England is required to obtain NO(X) allowances for actual NO(X) emissions in excess of allocations for each ozone season in a given year. For NO(X) allowances, the current spot market is approximately $1,000 per ton with prices fluctuating from approximately $500 to $7,500 per ton during 1999 and 2000. The cost of NO(X) allowances will be impacted in 2003 by the ratcheting of allowances associated with the implementation of Phase III of the MOU. For the purpose of the Projected Operating Results, we have assumed a NO(X) allowance price of $1,000 per ton through 2002, $2,300 in 2003, $2,000 in 2004 and $1,700 in 2005. After 2005, the NO(X) allowance price has been assumed to increase at the rate of inflation.

            Title IV SO(2) Limitations - SO(2) Allowances

            The Mirant New England Facilities are subject to Phase II of the federal Acid Rain Program of the Clean Air Act and, beginning in 2000, Mirant New England must possess SO(2) allowances equal to the actual emissions. Each of the Mirant New England Facilities was allocated a set of SO(2) allowances for the years 2000 to 2009 and a second set for the years after 2010. The SO(2) allowances assumed through 2020 are presented in Table 25.

                                    Table 25
                            Phase II SO(2) Allowances
                          Mirant New England Facilities
                                   (Tons/Year)

                   Facility                 2000-2009           2009-2020(1)
                   --------                 ---------           ---------
                   Canal                      31,234              30,358
                   Kendall                       828                 828

                   --------------
                  (1) Represents assumed allowances through the term of the Projected Operating Results. Allowances may be adjusted with changes in regulations.

            Mirant New England is required to obtain SO(2) allowances for actual SO(2) emissions in excess of allocations for the year 2000 and beyond. Future cost of allowances will be market dependent and could be higher or lower than the current values for such allowances. For the purpose of the Projected Operating Results, we have assumed the present spot market price of SO(2) allowances of approximately $150 per ton and have assumed that it would increase annually at the rate of inflation. In 2000, the Mirant New England Facilities did not purchase any additional allowances above those allocated to their accounts.

            Air Emissions

            In April 2001, the MADEP promulgated regulations 310 CMR 7.29 to control emissions of NO(X), SO(2), and CO(2). The regulations also allow for the future regulation of mercury and particulate matter. The regulations establish output-based emission rates for these pollutants. The effect of these new regulations for NO(X), SO(2), and CO(2) has been considered to the extent possible in the Projected Operating Results. The likely effects of the regulations for the Canal Facility include: (1) operating the SCR installed on Canal Unit 1 the entire year rather than only for the ozone season to achieve an average emission rate for the Canal Facility less than the regulatory limit beginning October 1, 2004; and (2) lowering the sulfur content of the fuel burned from approximately 1 percent to 0.6 percent by October 1, 2004 and to 0.3 percent by October 1, 2006.

            The air emissions presented in Table 26 have been used in the Projected Operating Results to evaluate the need and associated costs of the NO(X) and SO(2) allowances.

                                    Table 26
                              Emissions and Limits
                          Mirant New England Facilities
                                   (lb/MMBtu)

           Facility                  Current              Projected             Emission Limit
                                SO(2)     NO(X)(1)     SO(2)     NO(X)(1)     SO(2)     NO(X)(1)
                                -----     --------     -----     --------     -----     --------
       Canal
            Unit 1               1.0        0.05        0.3(2)     0.05        0.3(2)     0.15(2)(3)
            Unit 2               1.0        0.23        0.3(2)     0.23        0.3(2)     0.15(2)
       Kendall
            Units 1-3            0.13       0.21        0.13       0.21        0.56       0.28
            CTs                  0.14       0.22        0.14       0.22        0.34       0.40

      --------------------
      (1)   Emissions during ozone season.
      (2) 310 CMR establishes: (1) an annual average NO(X) limit of 1.5 lb/MWh to be met by October 1, 2004; (2) an annual average SO(2) limit of 6.0 lb/MWh to be met by October 1, 2004 and 3.0 lb/MWh to be met by October 1, 2006; and (3) an annual average limit of 1,800 lb/MWh of CO(2) to be met by October 1, 2006.
      (3)   Facility-wide limit.

            The Kendall Facility must comply with the terms of an Administrative Compliance Order for SO(2) emissions, which was issued by the MADEP on March 15, 1995. This order requires the Kendall Facility to limit SO(2) emissions to a rate of 379.6 lb/hr for any single 10-hour period commencing either at 6:00 a.m., 7:00 a.m., or 8:00 a.m. and further limit SO(2) emission for the next 14 hours (i.e., the balance of a 24-hour day) to a rate of 225.4 lb/hr. These restrictions limit the ability of the Kendall Facility to operate at full load. Historically, the Kendall Facility was not required to operate at load factors that would exceed the above limitations.

            Wastewater Compliance

            In accordance with the conditions of their NPDES permits, the Mirant New England Facilities file monthly discharge monitoring reports with the USEPA and MADEP. Based on a review monthly reports for 4Q98 through 3Q00 and discussions with plant personnel, the wastewater compliance history of the Mirant New England Facilities does not indicate any future non-compliance trends.

            Mirant Kendall also submits reports to MWRA regarding its discharge to the sewer system. Based on a review of these reports for 2000 and discussions with plant personnel, we did not identify any non-compliance trends.

            Future Environmental Requirements

            Certain future federal requirements relative to the revised PM(2.5) standard, regulation of mercury emissions, regional haze, regional visibility, water intake structure regulations, and potential ratcheting of the SO(2) allowance program beyond the year 2009 may affect the Mirant New England Facilities in the future by imposing more stringent requirements than those in effect at the present time.

                              MIRANT TEXAS FACILITY

Description of the Bosque Facility

      Mechanical Equipment and Systems

            Turbine Generator Systems and Components

            Bosque Units 1 and 2 are identical base mounted GE Frame 7FA (PG 7241 FA) combustion turbine generators operating in a simple cycle mode. Bosque Unit 1 was placed in service on May 31, 2000. Bosque Unit 2 was placed in service on June 1, 2000. The units are equipped with inlet filtration, evaporative cooling, GE's DLN 2.6 multi-nozzle combustion system, and hydrogen cooled generators rated at 171.7 MW. An excitation transformer and LCI are included for each generator. Lubrication is provided by dedicated oil reservoir/cooling systems for each Unit. Dedicated on-line or off-line water washing systems are also included.

            The Bosque Unit 3 generating equipment consists of one GE Frame 7FA that is identical to those us incorporated in Bosque Units 1 and 2, one CE heat recovery steam generator, and one 85 MW ABB-STAL steam turbine generator operating together as a combined-cycle system. Bosque Unit 3 is scheduled to begin commercial operation in June 2001.

            Fuel Systems

            An existing 33-mile natural gas pipeline connects the Bosque Facility with a PG&E Texas L.P. pipeline. The 750 psig pipeline is owned by Pinnacle Pipeline Company, which receives an annual capacity payment for its use. Metering, regulation, filtering and heating of the gas is common for both Bosque Units 1 and 2. There is no back-up fuel supply.

            Cooling System

            A four-cell mechanical draft evaporative cooling tower will provide cooling water to the Bosque Unit 3 steam condenser. Circulating water pumps take suction from the cooling tower basin, pump cooling water through the condenser, and back to the tower.

            Water/Wastewater System

            Service water for the Bosque Facility is obtained from two wells located on-site and a Brazos River intake system. Well water is stored in a 300,000-gallon service water tank with appropriate retention for fire protection. Both units have service water demineralizers which treat water for use in the equipment wash systems and the evaporative cooler. Demineralized water is stored in a 150,000-gallon tank. The Bosque Facility is constructing a river water intake. A new water treatment building is under construction to treat this additional water for use by the facility currently routed through an API separator then held in a detention pond, while a discharge clarifier and outfall to the Brazos River are being considered.

            Fire Protection Systems

            The firewater supply system water for the Bosque Facility is supplied from the service water tank. The system consists of an electric motor-driven jockey pump, and electric motor-driven main pump and a diesel engine-driven emergency pump which takes suction from the service water tank and supplies hose stations in the plant and hydrants in the yard. A liquid carbon-dioxide deluge system is used to protect the CT enclosures generators, auxiliary enclosures and the bearing tunnel. Portable extinguishers are located throughout the facility.

      Electrical and Control Systems

            Plant Control Systems

            The Bosque Facility is controlled from an enclosed control room, located within the administration/maintenance building. GE Speedtronic Mark V DCS control systems control and monitor the CTs. The steam generator is controlled by its own ABB DCS control system.

            Electrical Distribution

            The Bosque Facility electrical arrangement includes four 18 kV generators. Bosque Units 1 and 2 are unit-connected to the 345 kV substation. The two generators for Bosque Unit 3 are connected to the 138 kV substation. Plant auxiliary power be derived from either the 345 kV or the 138 kV to 4.16 kV auxiliary transformer to a conventional distribution system. A battery backup system provides emergency power loss control power and safe system shutdown capability. The substation owner, Brazos Electric is currently installing a 138 kV backfeed into the facility.

            Emergency Power Systems

            No on-site emergency generation or black-start capability is provided at the Bosque Facility.

      Off-Site Requirements

            Electrical Interconnection

            The electrical output of the Bosque Facility is delivered to separate main power transformers for connection with the 138/345 kV substation.

Operation and Maintenance

            Bosque Facility staffing presently consists of eleven management, operating and maintenance personnel. The two existing units at the Bosque Facility are operated utilizing two operating shifts. Each shift consists of two operations personnel. One Supervisor is on-duty during days with one foreman and a maintenance employee through the daily, on-peak production cycle. When Bosque Unit 3 begins commercial operation, two additional operators will be added to each shift.

Operating History

            No additional historical performance data has been provided for the Bosque Facility beyond that included in the Report.

            The Bosque Units 1 and 2 simple cycle combustion turbine generators were newly constructed, achieving commercial operation in June of 2000. During the next five months the facilities were operated in intermediate-peaking mode, on an approximately daily schedule and often at less than full load. Between June and November of 2000 there have been no major maintenance activities.

            No major Bosque Unit 1 or 2 modifications or major capital improvements are planned or scheduled at this time.

Environmental Assessment

      Environmental Site Assessment

            We have reviewed the "Hazardous Materials Environmental Assessment Summary Report" dated April 1999 and the Phase I ESA report dated July 1999, prepared for the Bosque Facility by an environmental consultant. The environmental consultant noted several buildings, sheds, and barns at the Bosque Facility site, and observed several on-site dump areas consisting of non-hazardous household type trash/debris, discarded tires, abandoned vehicles/farm equipment, wood and metal demolition waste and asbestos piping. Additionally, the environmental consultant identified a 100-gallon gasoline container, several containers of herbicides/pesticides and other unlabeled solids or liquids. As a result of their investigations, the environmental consultant determined that no further investigations were warranted.

      Status of Permits and Approvals

            The status of key permits and approvals for the Bosque Facility is shown in Table 27.

                                    Table 27
           Status of Key Permits and Approvals Required for Operation
                                 Bosque Facility

====================================================================================================================================
Permit or Approval                  Responsible Agency      Status                             Comments
------------------------------------------------------------------------------------------------------------------------------------
State
------------------------------------------------------------------------------------------------------------------------------------
1. Air Permit to Construct and      TNRCC                   Permit issued 12/20/99             Includes three gas turbines, two
   Operate                                                                                     HRSGs and a cooling tower.
------------------------------------------------------------------------------------------------------------------------------------
2. Clean Air Act Title V            TNRCC                   Issued 4/17/00 based on            Incorporates acid rain requirements.
   Federal Operating Permit                                 abbreviated application.
                                                            TNRCC started full review in
                                                            8/00
------------------------------------------------------------------------------------------------------------------------------------
3. Texas Pollutant Discharge        TNRCC                   TRNCC issued TPDES permit          Permit for wastewater discharge from
   Elimination System ("TPDES")                             No. 04167 on 9/21/00               simple cycle units. Application for
   Wastewater Discharge                                                                        amendment made September 28, 2000 to
                                                                                               include the conversion of Bosque Unit
                                                                                               3 to combined cycle.
------------------------------------------------------------------------------------------------------------------------------------
4. TPDES Permit for Stormwater      USEPA                   Permit TXR05I598 issued
   Runoff - Operation                                       5/28/00
====================================================================================================================================

      Regulatory Compliance

            The Bosque Facility is currently subject to various state and federal permits and regulations with respect to NO(X) and SO(2) emissions including Best Available Control Technology requirements, and Title IV of the Clean Air Act. Of these, Title IV SO(2) allowance requirements are the primary requirements that will have an impact on future operations.

            Title IV SO(2) Allowances

            The Bosque Facility is subject to Phase II of the federal Acid Rain Program of the Clean Air Act, and beginning in 2000, Mirant Texas must possess SO(2) allowances equal to the actual emissions. Since the Bosque Facility is operating on gas, the need for SO(2) allowances is minimized.

            Air Emissions

            The air emissions presented in Table 28 have been used in the Projected Operating Results to evaluate the need for and associated costs of SO(2) allowances.

                                    Table 28
                              Emissions and Limits
                                 Bosque Facility
                                   (lb/MMBtu)

           Facility                       Current              Projected             Emission Limit
                                    SO(2)      NO(X)(1)    SO(2)      NO(X)(1)     SO(2)       NO(X)(1)
                                    -----      --------    -----      --------     -----       --------
      Bosque Units 1, 2 and 3       0.001       0.027      0.001       0.032       0.006        0.032

      --------------------
      (1)   Emissions during ozone season (May through November).

            Wastewater Compliance

            The Bosque Facility requires water for drinking, sanitary purposes, plant wash downs and make-up water to the inlet air evaporative cooling systems. Water is provided to the plant from new water wells. A 300,000-gallon storage tank is provided with appropriate retention for fire protection

            The wastewater is routed through the oil/water separator system and then to an on-site run-off detention pond. Sanitary wastes are disposed of in a septic tank/leaching system.

            Stormwater runoff from areas of the site south and east of the developed area are intercepted by a berm and swales to divert it away from the developed area and return it to the natural drainage pattern. The developed area is sloped slightly for drainage. Swales and open ditches are provided to convey the runoff to the detention pond.

            Through September 2000 wastewater was disposed of off site by a contractor. A TPDES permit was issued September 21, 2000 for simple cycle operation. An amendment application was made September 28, 2000 for the conversion to combined cycle operation.

            Future Environmental Requirements

            Certain future requirements relative to the revised PM(2.5) standard, regulation of mercury emissions, regional haze, regional visibility, water intake structure regulations, and potential ratcheting of the SO(2) allowance program beyond the year 2009 may affect the Bosque Facility in the future by imposing more stringent requirements than those in effect at the present time. Since the Mirant Texas Generating Facility is fired primarily on natural gas, the impact of these potential future requirements is not expected to be significant.

                               STATE LINE FACILITY

Description of the State Line Facility

      Mechanical Equipment and Systems

            Steam Cycle and Heat Rejection Systems and Components

            The State Line Unit 3 commenced commercial operation in 1955. The boiler is a CE, controlled circulation, balanced draft furnace, producing 1,350,000 lb/hr of steam at 2,000 psig and 1,025(degree)F. State Line Unit 3 is a reheat furnace with a reheat steam temperature of 1,000(degree)F. In 1998, State Line Unit 3 was modified to reduce opacity emissions by installing a new baghouse. The State Line Unit 3 condenser system is a once through cooling system utilizing water from Lake Michigan. Cooling water is collected and returned to Lake Michigan through a common pump facility.

            The State Line Unit 4 was placed in commercial operation in 1962. The boiler is a B&W, natural circulation, balanced draft furnace with cyclone burners. The boiler produces 2,200,000 lb/hr of steam at 2,000 psig and 1,025(degree)F superheat. The reheat steam temperature is 1,000(degree)F. The State Line Unit 4 condenser cooling water system is a once-through-cooling system utilizing common facilities with State Line Unit 3.

            Turbine Generators

            The State Line Unit 3 steam turbine generator is a GE, cross compound, two flow, reheat, condensing type steam turbine. State Line Unit 3 is nameplate rated at 207 MW. The State Line Unit 4 steam turbine generator is a Westinghouse, cross compound, two flow, reheat, condensing type steam turbine. State Line Unit 4 is nameplate rated at 325 MW.

            Fuel Systems

            Coal for the State Line Facility is received by rail and unloaded via a common railcar unloader. From the unloader, the coal travels to a fixed stacker that places it onto the fuel storage pile, which provides a minimum of 40 days of fuel reserve on-site.

            The State Line Facility is supplied natural gas, which is used as a start-up fuel from a 24-inch pipeline interconnected to the Northern Indiana Public Service Company pipeline system, located approximately 1.5 miles from the State Line Facility boundary.

            Make-Up Water System

            Make-up water for the State Line Facility is pumped from Lake Michigan to a common pre-treatment system. Water pre-treatment includes gravel, sand and pressure filters plus chemical introduction for removal of suspended solids. Following pre-treatment, water is demineralized to remove all impurities. Both units at the State Line Facility have a dedicated demineralizer. Demineralized water is stored in four 60,000-gallon tanks for State Line Unit 3 and a single 360,000-gallon tank for State Line Unit 4.

            Plant wastewater is treated with polymer and alum prior to flowing into one of two clarifiers. Clarified water is treated with sulfuric acid and/or caustic soda prior to being pumped to the discharge flume. Sludge from the clarifiers is placed on-site, dewatered, and set off-site for disposal.

      Electrical and Control Systems

            Plant Control Systems

            The main plant control system for the State Line Facility is a Westinghouse Type WDPF digital distributed control system ("DCS"), typical of those commonly used in large power plants. Major systems have been converted to the DCS, although some subsystems are still controlled and monitored by hardwired control systems. The

State Line Unit 4 turbine control room, State Line Unit 3 boiler control room and State Line Unit 3 turbine control room are consolidated into the plant electrical control room.

            Electrical Distribution

            The State Line Facility electrical arrangement includes two generators which are unit-connected to a 345-138 kV substation. Plant auxiliary power is derived from either unit auxiliary power transformers connected to the generator leads or from station auxiliary power transformers (one per unit) which are 138 kV-4 kV.

            Emergency Power Systems

            The on-line emergency power systems for the State Line Facility consist of three 250-volt DC station battery systems for critical DC-powered systems. Each bank of batteries is provided with one battery charger and a fourth charger, which is arranged to be connected to any of the three DC systems, providing backup in the event of a failure.

            A 400-kW diesel generator set is provided on the 480-volt system to supply critical AC loads in the event of a total AC failure, but is not large enough to black start the plant. Because of the large number of transmission lines, the bus arrangement and the number of auxiliary transformers, total failure of the plant AC auxiliary system would not occur except in the case of a major regional power system failure.

      Environmental Controls and Equipment

            Air Emissions

            State Line Unit 4 is equipped with a 98 percent efficient ESP to collect fly ash. There is also a fugitive dust control system that is typical for solid-fuel projects similar to the State Line Facility.

            As part of the State Line Unit 3 deferred maintenance program, the ESP was replaced with a baghouse. The baghouse is currently providing significantly improved performance in controlling opacity and reducing opacity-related deratings. NO(X) emissions are mitigated by the use of the PRB coal which burns at a lower temperature than Midwestern coals. Emissions of SO(2) are controlled by limiting the amount of sulfur in the fuel.

            Wastewater/Solid Waste Disposal

            Plant wastewater is treated with polymer and alum prior to flowing into one of two clarifiers. Clarified water is treated with sulfuric acid and/or caustic soda prior to being pumped to the discharge flume. Sludge from the clarifiers is placed on-site, dewatered, and sent off-site for disposal.

            Ash from State Line Unit 3 is generated primarily in the form of fly ash. State Line Unit 3 fly ash is collected in a baghouse, which was installed as part of the Unit 3 deferred maintenance program. Ash from State Line Unit 4 is generated primarily in the form of boiler slag with some fly ash. State Line Unit 4 boiler slag is collected in water filled slag tanks and then pulverized. State Line Unit 4 fly ash is also collected in an ESP. Boiler slag and fly ash are conveyed to an unloading plant where they are stored in separate silos for loading into haulage vehicles. Fly ash and bottom ash are disposed of by the third party contractor.

            Electrical Interconnection

            The interconnection facilities at the State Line Facility include the plant switchyard, a sectionalized single-breaker single-bus configuration, ten 138 kV transmission lines which are part of the existing ComEd 138 kV grid, two 138 kV lines owned by Northern Indiana Public Service Company, two 345/138 kV autotransformers and two 345 kV transmission lines owned by ComEd.

Operation and Maintenance

            Prior to the acquisition of the State Line Facility by State Line Energy, ComEd undertook certain maintenance activities at the facility, a portion of which was not completed prior to the acquisition. After acquiring the State Line Facility, State Line Energy completed the remaining portions of the deferred maintenance.

            On February 16, 1998, State Line Unit 3 was taken off-line due to a failure of the LP steam turbine. On July 28, 1998, during the outage to repair this LP turbine, but while State Line Unit 4 was operating, the State Line Facility suffered a fire in the tripper conveyor gallery. The fire propagated through the conveyor gallery from the State Line Unit 4 fuel bunker to the State Line Unit 1 fuel bunker causing damage to electrical wiring and equipment, fuel handling facilities and the State Line Unit 4 auxiliary transformer. State Line Energy utilized the down time resulting from the fire to replace the State Line Unit 4 boiler floor, install the State Line Unit 3 baghouse and make improvements to the fuel conveying system. State Line Energy also implemented revised cleanliness procedures and made modifications to the conveying system to reduce coal dust generation. State Line Unit 4 was brought back on line on January 31, 1999. State Line Unit 3 was returned to service February 8, 1999.

            On behalf of ComEd, engineering consultants performed a Project Condition Assessment (the "Assessment"). These engineering consultants were the original design engineers for the State Line Facility and have had certain on-going involvement at the State Line Facility as consulting engineers for ComEd. Based on the original Assessment and an update to the Assessment by BVCI, State Line Energy revised its deferred maintenance program. The major focus of this program is to perform maintenance on, repair and/or replace existing equipment at the State Line Facility to ensure that the State Line Facility can meet required heat rates, reliability and availability.

Operating History

            The annual historical performance of the State Line Facility, as reported by State Line Energy, is set forth in Table 29.

                                    Table 29
                                Operating History
                               State Line Facility

                 Net Capability Rating (MW)(1)
                                1996                            490
                                1997                            490
                                1998                            490
                                1999                            490
                                2000                            515
                 Net Generation (GWh)
                                1996                          1,851
                                1997                          2,385
                                1998                            314
                                1999                          2,330
                                2000                          2,498
                 Annual Net Heat Rate (Btu/kWh)(2)
                                1996                         10,463
                                1997                         10,444
                                1998                         10,430
                                1999                          9,901
                                2000                          9,977
                 Net Capacity Factor (%)(2)
                                1996                           45.3
                                1997                           56.0
                                1998                           10.7
                                1999                           60.6
                                2000                           70.3
                 Equivalent Availability Factor (%)(2)
                                1996                           58.6
                                1997                           67.3
                                1998                           16.8
                                1999                           89.1
                                2000                           82.3
                 Coal Use (tons x 1000)
                                1996                        1,008.4
                                1997                        1,306.5
                                1998                          187.5
                                1999                        1,212.1
                                2000                        1,663.0

                 --------------------
                 (1)   Summer rating.
                 (2) Represents weighted average for annual net heat rate, net capacity and equivalent availability factor.
                 (3)   Does not include December 2000

Environmental Assessment

      Environmental Site Assessments

            Elevated levels of total petroleum hydrocarbons were encountered during initial Phase II ESA investigations performed by an environmental consultant for the State Line Facility. In a subsequent Phase II investigation conducted by the environmental consultant in 1999, additional sampling was conducted to address this concern. The environmental consultant collected soil samples for analysis of polynuclear aromatic hydrocarbons ("PAHs"), a typical constituent of fuels that have been spilled at the State Line Facility site. Laboratory analytical results of the soil samples confirmed the presence of PAHs, but at concentrations lower than Indiana Department of Environmental Management ("IDEM") soil cleanup objectives. The environmental consultant also collected several groundwater samples for analyses of PAHs and VOCs. Laboratory analytical results indicate that PAHs and VOCs were not detected. The environmental consultant concluded that soil and groundwater remediation were not required at the project site.

            Our review of information regarding the fire at the plant on July 28, 1998 indicates that environmental damage and concerns were related to dispersal of asbestos containing material debris; release of transformer oil in the substation yard; and releases of oil into the floor, roof and yard basin inlet sump. We have reviewed various data regarding the above environmental concerns and/or have discussed these issues with knowledgeable project site personnel. Our review indicates that extensive cleanup of asbestos containing material debris was performed, with subsequent airborne sampling showing no indications of concern. Separate data indicates that oil contamination occurring as a result of the transformer fire was remediated. Soil sampling in the transformer release area indicated that PCBs were encountered at non-regulated levels. Further, information we have received indicates that releases of oil to the floor, roof and yard basin inlet sump were recovered, and the sump was subsequently cleaned up. According to State Line Energy personnel, no significant environmental concerns remain with regard to the July 28, 1998 incident.

      Status of Permits and Approvals

            The status of key permits and approvals for the State Line Facility is shown in Table 30.

                                    Table 30
           Status of Key Permits and Approvals Required for Operation
                               State Line Facility

===================================================================================================================================
Permit or Approval                 Responsible Agency         Status                           Comments
-----------------------------------------------------------------------------------------------------------------------------------
Federal
-----------------------------------------------------------------------------------------------------------------------------------
1.  SPCC Plan                      USEPA/IDEM                 Prepared                        Required for prevention of oil spills
                                                                                              from equipment.
-----------------------------------------------------------------------------------------------------------------------------------
State
-----------------------------------------------------------------------------------------------------------------------------------
2.  Phase II Acid Rain Title IV    IDEM Office of Air         Issued ID No AR                 SO(2) allowances specified in permit
    Permit                         Management                 089-5164-00210 on 12/31/97.     were subsequently increased by USEPA
                                                              Effective 1/1/00 through        - did not necessitate a revision to
                                                              12/31/04                        the permit. Stack CEMs data used to
                                                                                              demonstrate compliance with allowance
                                                                                              allocations.
-----------------------------------------------------------------------------------------------------------------------------------
3.  Title V Operating Permit       Hammond Department of      Applied for 10/23/96; Issued    Incorporates all emission sources at
                                   Environmental Management   ID #T089-7062-00210             plant. Operating under permit shield
                                   ("HDEM")/IDEM Office of    Deemed complete                 since application deemed complete,
                                   Air Management                                             which is typical of other facilities.
                                                                                              Draft permits have been provided to
                                                                                              Mirant for review.
-----------------------------------------------------------------------------------------------------------------------------------
4.  Operation Permits              HDEM                       Issued ID #01469 Unit 3 and ID  These permits will be replaced by
         Unit 3 Boiler                                             #01470 Unit 4 on 2/29/00   Title V Operating Permit upon
         Unit 4 Boiler                                                                        finalization. Continued renewal will
                                                                                              be made by HDEM until Title V Permit
                                                                                              is final issued.
-----------------------------------------------------------------------------------------------------------------------------------
5.  NPDES Permit                   IDEM Office of Water       Issued 8/1/96 Expires           For discharges to Lake Michigan.
                                   Management                 5/31/01.  Application for
                                                              renewal was submitted on
                                                              11/29/00.
===================================================================================================================================

      Regulatory Compliance

            The State Line Facility is currently subject to various state and federal permits and regulations with respect to NO(X) and SO(2) emissions including Title I of the Clean Air Act and subsequent regulations including the USEPA NO(X) SIP Call and Title IV of the Clean Air Act requirements.

            Title I NO(X) RACT Regulations

            The State Line Facility is located in an ozone non-attainment area; therefore, NO(X) RACT would generally apply. However, the Chicago area received a waiver to the RACT requirements from the USEPA. This waiver was granted because it was demonstrated that NO(X) reductions in the Chicago area do not necessarily reduce ozone. This waiver is considered to be potentially contingent or temporary and subject to subsequent modeling or monitoring data, which may show attainment benefits from NO(X) reductions.

            Title IV NO(X) Regulations

            State Line Units 3 and 4 are subject to Title IV requirements of the Clean Air Act to meet the presumptive NO(X) emission limitations starting in the year 2000 in accordance with the acid rain regulations. The final regulations specified a NO(X) limitation of 0.86 lb/MMBtu of heat input on an average annual basis for cyclone boilers (State Line Unit 4) and 0.40 lb/MMBtu on an average annual basis for tangential fired boilers (State Line Unit 3). However, IDEM approved a NO(X) early election compliance plan for the State Line Unit 3 tangential-fired boiler. Under this compliance plan, the State Line Unit 3 average annual NO(X) emission rate cannot exceed 0.45 lb/MMBtu effective for calendar year 1997 through 2007. State Line Energy applied for a NO(X)-averaging plan for the year 2000. Under this plan, State Line Unit 3 was required to meet its Phase IV limit of 0.40 lb/MMBtu, which it will have to meet in the future. The State Line Facility was in compliance in 2000 with both the NO(X)-averaging plan and unit-specific requirements of the Title IV program.

            Title I NO(X) Limitations- NO(X) Allowances

            The USEPA NO(X) SIP Call requirements target NO(X) emissions during the ozone season (May through September). The Clean Air Act called for Indiana to develop a SIP by October 28, 2000. The IDEM did not submit a SIP acceptable to the USEPA and the deadline was missed. IDEM is proceeding with the development of an acceptable NO(X) cap and trade program rule which is expected to be approved by July 2001. The State Line Facility is subject to the NO(X) SIP Call rule being developed by the IDEM. In response to the SIP Call, IDEM has proposed regulations to control NO(X) emissions during the normal Ozone Season of each year beginning May 31, 2004 and beyond. The proposed draft rule provides an emission trading program that will allocate allowances based on an emission rate of 0.15 lb/MMBtu and the average of the two highest years of actual reported historical heat input rates for the years 1995 through 2000. Currently, reported heat input data available to IDEM is through the end of 1999 only. Additionally, the proposed rule provides an initial five percent set-aside for new source allocations which reduces to two percent for subsequent allocations. Allowances are calculated for the period of 2004 through 2006 and will be issued on a three-year basis with a reallocation provided every three years considering new unit generation installed and permitted, and the reduced New Source Set-Aside. The new unit set-aside program will provide allocations for new generators for their first three years of operation after which they become part of the compliance pool. Upon issuance of allocations for the period of 2007 through 2009, the generating units installed during the prior three-year period will be included in the allowance compliance pool. USEPA has allowed a 17 percent growth in the Indiana Annual NO(X) budget. Depending on the number of new unit additions, in the three-year period from 2004 through 2006, i.e., greater or less than 17 percent NO(X) emissions increases, the reallocation of allowances can result in an increase or decrease of allocable allowances for existing units, which includes the currently operating State Line Facility. The Draft IDEM Rule indicates that the initial three-year allocation in advance of the 2004, 2005, and 2006 ozone seasons will be submitted to USEPA by September 30, 2001. Therefore, the currently published allowance allocations for the State Line Facility are forecasts only.

            Should additional NO(X) reductions be required to meet the NO(X) SIP Call, under the State Line PPA, State Line Energy will make the necessary capital improvements and will be entitled to a monthly NO(X) Compliance Cost payment, which is intended to allow State Line Energy to recover the annualized capital costs and incremental O&M costs of the compliance project. Such reimbursement provisions continue in effect for the term of the State Line PPA, and the annualized capital costs are based on an amortization of the capital costs from the in-service date of the capital addition until December 30, 2022. After the expiration of the State Line PPA, State Line Energy will incur NO(X) operating and maintenance compliance costs as annual expenses to the State Line Facility. State Line Energy has assumed that it will install an SCR on State Line Unit 4 by the end of the State Line PPA. For the purposes of the Projected Operating Results, we have assumed that an SCR will be in service by January 1, 2013. We have included State Line Energy's estimates of the capital and operating costs of the SCR, as well as the impact on the NO(X) emissions rate.

            The draft allocation of allowances to the State Line Facility are presented in Table 31.

                                    Table 31
                              NO(X) Allowances (1)
                               State Line Facility
                                   (Tons/Year)

                         Facility
                         --------
                         Unit 3                   359
                         Unit 4                   470

                        ------------
                        (1) Allowances are for period of 2004-2006. These may be adjusted for the period after 2006 as per the final state SIP.

            For NO(X) allowances, the current spot market is approximately $1,000 per ton with prices fluctuating from approximately $500 to $7,500 per ton during 1999 and 2000. The cost of NO(X) allowances may be impacted in 2004 by the ratcheting of allowances associated with the USEPA's ozone reduction program and the associated installations of SCR by many plants. During the term of the State Line PPA, ComEd will supply State Line Energy with the required SO(2) allowances. For the purpose of the Projected Operating Results, we have assumed that, beginning in 2013, State Line Energy will purchase the required NO(X) allowances at a price of $1,700 in 2005 dollars increasing at the rate of inflation.

            Title IV SO(2) Limitations - SO(2) Allowances

            The State Line Facility is subject to Phase II of the Federal Acid Rain Program of the Clean Air Act, and State Line Energy must possess SO(2) allowances equal to the actual emissions. The State Line Facility was allocated a set of SO(2) allowances for the years 2000 to 2009 and a second set for the years after 2010, although these allowances were retained by ComEd. The SO(2) allowances assumed through 2020 are presented in Table 32.

                                    Table 32
                            Phase II SO(2) Allowances
                               State Line Facility
                                   (Tons/Year)

                 Facility              2000-2009         2010-2020(1)
                 --------              ---------         ---------
                  Unit 3                  4,725             3,452
                  Unit 4                  6,922             6,033

                  --------------
                  (1) Represents assumed allowances through the term of the Projected Operating Results. Allowances may be adjusted with changes in regulations.

            During the term of the State Line PPA, ComEd will supply State Line Energy with the required SO(2) allowances. For the purpose of the Projected Operating Results, we have assumed that, beginning in 2013, State Line Energy will purchase the required SO(2) allowances at a spot market price of $150 per ton increasing annually at the rate of inflation. Future cost of allowances will be market dependent and could be higher or lower than the current values for such allowances.

            Air Emissions

            The air emissions presented in Table 33 have been used in the Projected Operating Results to evaluate the need and associated costs of the NO(X) and SO(2) allowances.

                                    Table 33
                              Emissions and Limits
                               State Line Facility
                                   (lb/MMBtu)

             Facility                 Current               Projected             Emission Limit
                                 SO(2)     NO(X)(1)     SO(2)      NO(X)(1)     SO(2)       NO(X)(1)
                                 -----     --------     -----      --------     -----       --------
            Unit 3               0.61        0.21        0.6        0.21         1.2           0.45
            Unit 4               0.52        0.84        0.6        0.17(2)      1.2           0.86

            --------------------
            (1)   Emissions during ozone season.
            (2)   Based on SCR retrofit in 2013.

            Wastewater Compliance

            State Line Units 3 and 4 are permitted to withdraw an average of 554 mgd of water from Lake Michigan for once-through condenser cooling. Process wastewater originates from boiler blowdown, neutralized demineralizer regenerant, coal pile runoff, bottom ash sluice, metal cleaning wastes, and plant floor, roof drains and yard runoff effluent. These wastewater streams are directed to a variety of settling basins and separators before discharge to the cooling water canal. The NPDES permit for the State Line Facility includes limitations on temperature and total residual oxidants for cooling water and limitations on total suspended solids, oil and grease and pH for discharges. The wastewater discharge compliance history of the State Line Facility does not indicate any future non-compliance trends.

            Future Environmental Requirements

            Certain future requirements relative to the revised PM(2.5) standard, regulation of mercury emissions, regional haze, regional visibility, water intake structure regulations, and potential ratcheting of the SO(2) allowance program beyond the year 2009 may affect the State Line Facility in the future by imposing more stringent requirements than those in effect at the present time.

                            MIRANT WISCONSIN FACILITY

Description of the Neenah Facility

      Mechanical Equipment and Systems

            Turbine Generator Systems and Components

            Neenah Unit 1 was placed in service on May 1, 2000. Neenah Unit 2 was placed in service on May 8, 2000. Neenah Units 1 and 2 are identical base mounted GE Frame 7FA (PG 7241 FA) combustion turbine generators operating in a simple-cycle mode. The units are equipped with inlet filtration, evaporative cooling, GE's DLN 2.6 multi-nozzle combustion system, water injection, and hydrogen cooled generators rated at 171,700 kW. Lubrication is provided by dedicated oil reservoir/cooling systems for each Unit. Dedicated on-line or off-line water washing systems are also included.

            Fuel Systems

            A new natural gas pipeline was constructed by ANR Pipeline Company, connecting the Neenah Facility with the Green Bay Line pipeline located east of the site. The pipeline is owned by ANR, which receives an annual capacity payment for its use. Metering, regulation, filtering and heating of the gas is common for both Units 1 and 2. The Neenah Facility can also use No 2 fuel oil which is stored on-site in a 650,000-gallon tank. Using No. 2 fuel oil, the plant can operate at full load for nearly 24 hours. Oil is delivered by truck to the on-site unloading and storage facilities.

            Water/Wastewater System

            Service water for the Neenah Facility is obtained from two wells located on-site. Well water is stored in a 300,000-gallon service water tank with appropriate retention for fire protection. The compressor wash systems and sanitary water is supplied by the service water system. Demineralized water is provided by a leased, portable, trailer-mounted demineralizer brought to the Neenah Facility site when needed. Demineralizer regeneration is conducted off-site so there is no backwash or wastewater from the system. Demineralized water is stored on-site in a 750,000 tank and is used in the nozzle injectors when burning fuel oil, and the evaporative cooler. Wastewater resulting from equipment washdowns is currently routed through an API separator then discharged with sanitary wastewater to the municipal sanitary sewer system.

            Fire Protection Systems

            The firewater supply system water for the Neenah Facility is supplied from the service water tank. The system consists of an electric motor-driven jockey pump, and electric motor-driven main pump and a diesel engine-driven emergency pump which takes suction from the service water tank and supplies hose stations in the plant and hydrants in the yard. A liquid carbon-dioxide deluge system is used to protect the CT enclosures generators, auxiliary enclosures and the bearing tunnel. Portable extinguishers are located throughout the facility.

      Electrical and Control Systems

            Plant Control Systems

            Neenah Units 1 and 2 are controlled from an enclosed control room, located within the Administration/Maintenance portion of the Neenah Facility. GE Speedtronic Mark V DCS control systems control and monitor the turbine generators. A Maximo system is currently being adapted for use in work order, inventory and preventative maintenance management.

            Electrical Distribution

            The Neenah Facility electrical arrangement includes two 18 kV generators which are unit-connected to a conventional 138 kV single-bus, single-breaker arrangement with two 138 kV line positions, two step-up transformer positions and one auxiliary transformer. Plant auxiliary power is derived from the 138 kV to 4.16 kV auxiliary transformer and conventional distribution system. A battery backup system provides emergency power loss control power and safe system shutdown capability. The switchyard and transmission line was constructed and owned by Wisconsin Electric Power Company.

            Emergency Power Systems

            No on-site emergency generation or black-start capability is provided at the Neenah Facility.

      Off-Site Requirements

            Electrical Interconnection

            The electrical output of Neenah Units 1 and 2 is delivered to separate main power transformer for connection with the 138 kV transmission line.

Operating History

            No additional historical performance data has been provided for the Neenah Facility beyond that included in the Report.

            The Neenah Units 1 and 2 simple cycle combustion turbine generators were newly constructed, achieving commercial operation in May of 2000. During the following five months the facilities were operated in peaking mode, on an approximately daily schedule and often at less than full load. Between June and November of 2000, there have been no major maintenance activities.

            No major Neenah Unit 1 or 2 modifications or major capital improvements are planned or scheduled at this time. Mirant Neenah has indicated the potential to convert one or both Units to combined cycle operation.

Environmental Assessment

      Environmental Site Assessment

            An environmental consultant for the Neenah Facility completed a hydrogeologic investigation of the Neenah Facility in February 1999 during which five on-site groundwater monitoring wells were installed. Several VOCs were detected in the shallow wells in a December 1998 sampling event. VOCs were not detected in the deeper wells. Two VOCs, (tetrachloroethene and 1,1,1 trichloroethane) were detected above certain State of Wisconsin threshold levels. Subsequent groundwater sampling conducted in March 1999 encountered only one VOC (1,1,1, trichloroethane), but at a concentration less than State of Wisconsin threshold levels. The environmental consultant concluded that the on-site groundwater contamination was originating from an off-site source of solvent contamination located west or northwest of the site. Mirant Neenah and the environmental consultant have discussed this issue with both the Wisconsin DNR Bureau for Remediation & Development and the Private Water Systems Section ("PWSS") of the Bureau of Drinking Water and Groundwater. Further, Mirant Neenah provided documentation that both bureaus have reviewed the data regarding the VOCs encountered within groundwater at the site, and that PWSS has considered the data relative to their approval of the plant's high capacity well permit. According to Mirant Neenah, PWSS issued clarification to Mirant Neenah on July 20, 1999 indicating that the permitting agency was taking no further action regarding this issue.

      Status of Permits and Approvals

            The status of key permits and approvals for the Neenah Facility are shown in Table 34.

                                    Table 34
           Status of Key Permits and Approvals Required for Operation
                                 Neenah Facility

====================================================================================================================================
           Permit or Approval                    Responsible Agency             Status                        Comments
------------------------------------------------------------------------------------------------------------------------------------
State
------------------------------------------------------------------------------------------------------------------------------------
1.   High Capacity Well                         Department of Natural    Issued 6/9/99                  Maximum 433 gallons per
                                                                                                        Resources minute ("gpm") for
                                                                                                        non-contact cooling water
                                                                                                        and potable water
------------------------------------------------------------------------------------------------------------------------------------
2.   Air Permit to Construct (Prevention of     Department of Natural    Issued 2/25/99                 Permit to construct 360 MW
     Significant Deterioration)                 Resources                Expires 4/25/01                peaking plant. Includes
                                                                                                        emission limits
------------------------------------------------------------------------------------------------------------------------------------
3.   Title V Air Permit to Operate              Department of Natural    To be obtained                 Permit to operate facility
                                                Resources
------------------------------------------------------------------------------------------------------------------------------------
4.   Sanitary Permit                            Department of Natural    Issued 6/4/99 and 6/14/99      Wastewater discharge to the
                                                Resources                                               sewer
====================================================================================================================================

      Regulatory Compliance

            The Neenah Facility is currently subject to various state and federal permits and regulations with respect to NO(X) and SO(2) emissions including Best Available Control Technology requirements, Title IV of the Clean Air Act requirements, and requirements that the State of Wisconsin may adopt to meet National Ambient Air Quality Standards for Ozone under the Clean Air Act. Of these, Title IV SO(2) allowance requirements are the primary requirements that will have an impact on future operations.

            Title IV SO(2) Allowances

            The Neenah Facility is subject to Phase II of the federal Acid Rain Program of the Clean Air Act and, beginning in 2000, Mirant Neenah must possess SO(2) allowances equal to the actual emissions. Since the Neenah Facility is operating on gas, the need for SO(2) allowances is minimized.

            Mirant Neenah will be required to obtain SO(2) allowances for actual SO(2) emissions. Since the Neenah Facility is a new source, no allowance allocations were made to it. Future cost of allowances will be market dependent and could be higher or lower than the current values for such allowances. For the purpose of the Projected Operating Results, we have assumed the present spot market price of SO(2) allowances of approximately $150 per ton and have assumed that it would increase annually at the rate of inflation.

            Air Emissions

            The air emissions presented in Table 35 have been used in the Projected Operating Results to evaluate the need and associated costs of the NO(X) and SO(2) allowances.

                                    Table 35

                             Emissions and Limits(1)
                                 Neenah Facility
                                   (lb/MMBtu)

                Facility                   Current             Projected              Emission Limit
                                     SO(2)     NO(X)(2)    SO(2)      NO(X)(2)     SO(2)        NO(X)(2)
                                     -----     --------    -----      --------     -----        --------
            Unit 1 (gas)             0.001       0.040     0.001       0.040       0.003          0.054
            Unit 1 (No. 2 oil)       0.027       0.128     0.027       0.128       0.059          0.150
            Unit 2 (gas)             0.001       0.040     0.001       0.040       0.003          0.054
            Unit 2 (No. 2 oil)       0.027       0.128     0.027       0.128       0.059          0.150

            --------------------
            (1)   Based on stack test emission results.
            (2)   During ozone season, May through September.

            Wastewater Compliance

            The maximum water usage for the Neenah Facility while firing natural gas is 266 gpm for both units. While firing No. 2 fuel oil with water injection for NO(X) control, water consumption increases to 550 gpm. A well permit was issued on June 9, 1999, for withdrawal of up to 433 gpm on a monthly average.

            Raw water is stored in a 50,000-gallon tank, which feeds a truck-mounted demineralizer. Demineralized water is stored in a 762,500-gallon tank.

            Demineralized water is provided by a rented or leased portable trailer-mounted demineralizer system which is transported to the Neenah Facility site when needed. Demineralizer regeneration is performed off-site and no backwash or regeneration wastes are produced. Demineralized water is stored in a 762,500-gallon tank.

            Wastewater discharges are minimal and include evaporative cooler blowdown, turbine wash water, and sanitary sewer discharges. According to Mirant Neenah, the Neenah Facility has zero wastewater discharges from any process except to contained vessels at the site and an NPDES permit is not required. These effluents will be discharged into the municipal sanitary sewer.

            Future Environmental Requirements

            Certain future requirements relative to the revised PM(2.5) standard, regulation of mercury emissions, regional haze, regional visibility, water intake structure regulations, and potential ratcheting of the SO(2) allowance program beyond the year 2009 may affect the Neenah Facility in the future by imposing more stringent requirements than those in effect at the present time. Since the Neenah Facility is fired primarily on natural gas, the impact of these potential future requirements is not expected to be significant.